             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 4, 2003

                                  $790,364,305
                                 (APPROXIMATE)
                       CIT EQUIPMENT COLLATERAL 2003-EF1
                                  OWNER TRUST
                            RECEIVABLE-BACKED NOTES
                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR
                    THE CIT GROUP/EQUIPMENT FINANCING, INC.
                                    SERVICER

         THE DEPOSITOR AND SERVICER ARE SUBSIDIARIES OF CIT GROUP INC.

                                  [CIT LOGO]

          THE OWNER TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES --

  CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON
  PAGE S-15 IN THIS PROSPECTUS
  SUPPLEMENT AND ON PAGE 12 IN
  THE ACCOMPANYING PROSPECTUS.
  The notes represent
  obligations of the owner
  trust only.
  This prospectus supplement
  must be accompanied by the
  prospectus.

                                  ------------------------------------------------------------------------------------------
                                            Approximate
                                              Initial
                                             Aggregate                         First             Stated            Price to
                                  Class of   Principal     Interest Rate      Payment           Maturity            Public
                                   Notes       Amount       (per annum)         Date              Date             Per Note
                                  ------------------------------------------------------------------------------------------
                                    A-1     $275,000,000     1.13875%     October 20, 2003  October 15, 2004        100.00%
                                    A-2     $157,000,000     1.49000%     October 20, 2003  December 20, 2005      99.99963%
                                    A-3     $287,253,376     Floating     October 20, 2003  January 20, 2008        100.00%
                                     B      $ 21,750,000     2.29000%     October 20, 2003    July 20, 2008        99.99410%
                                     C      $ 23,710,929     3.98000%     October 20, 2003  February 20, 2009      99.98942%
                                    D(1)    $ 25,650,000     4.96000%     October 20, 2003  January 20, 2010          (1)
                                  -----------------------
                                             Underwriting
                                  Class of     Discount
                                   Notes       Per Note
                                  -----------------------
                                    A-1         0.100%
                                    A-2         0.165%
                                    A-3         0.200%
                                     B          0.350%
                                     C          0.450%
                                    D(1)          (1)

                       (1) Not offered to the public

                       The Class A-3 note interest rate is one-month LIBOR plus 0.16%.

                       The total price to the public is $764,709,942.

                       The total underwriting discount is $1,291,381.

                       The total proceeds to the owner trust are $763,418,561.

                       THE CLASS D NOTES ARE NOT BEING OFFERED TO YOU.

                              -------------------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
        COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
          DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
            PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

                       Underwriters of the Class A Notes
WACHOVIA SECURITIES                                                     JPMORGAN
              BANC OF AMERICA SECURITIES LLC
                                         BARCLAYS CAPITAL
                                                        DEUTSCHE BANK SECURITIES

            Underwriters of the Class B Notes and the Class C Notes
WACHOVIA SECURITIES                                                     JPMORGAN

                 Prospectus Supplement dated September 17, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.....   S-3
PROSPECTUS SUPPLEMENT SUMMARY...............................   S-4
BACKGROUND INFORMATION......................................  S-15
RISK FACTORS................................................  S-15
THE OWNER TRUST.............................................  S-24
  The Owner Trust...........................................  S-24
  The Indenture.............................................  S-24
  Capitalization of the Owner Trust.........................  S-24
  The Owner Trustee.........................................  S-25
THE CONTRACTS...............................................  S-25
  Description of the Contracts..............................  S-25
  Statistics Relating to the Contract Pool..................  S-25
  Statistics Relating to Delinquencies, Non-Performing
    Assets and Losses.......................................  S-30
SCHEDULED CASHFLOWS FROM THE CONTRACTS......................  S-34
WEIGHTED AVERAGE LIFE OF THE NOTES..........................  S-35
CIT GROUP INC...............................................  S-42
THE CIT GROUP/EQUIPMENT FINANCING, INC.,
  THE ORIGINATOR AND SERVICER...............................  S-42
UNDERWRITING AND SERVICING..................................  S-43
SOME IMPORTANT LEGAL ISSUES RELATING TO THE CONTRACTS.......  S-48
DESCRIPTION OF THE NOTES AND INDENTURE......................  S-55
  General...................................................  S-56
  Deposits..................................................  S-56
  Distributions.............................................  S-57
  Interest..................................................  S-59
  Principal.................................................  S-60
  Class A-3 Swap Agreement..................................  S-66
  The Swap Counterparty.....................................  S-68
  Reserve Account...........................................  S-69
  Cumulative Loss Ratio.....................................  S-70
  Cumulative Reported Net Losses............................  S-70
  Cumulative Loss Trigger...................................  S-71
  Optional Purchase of Contracts and Redemption of Notes....  S-71
  Reports to Noteholders....................................  S-71
  Servicing.................................................  S-72
  The Indenture Trustee.....................................  S-72
  Representations and Warranties............................  S-73
  Amendments................................................  S-73
RATINGS OF THE NOTES........................................  S-73
USE OF PROCEEDS.............................................  S-74
LEGAL PROCEEDINGS...........................................  S-74
PLAN OF DISTRIBUTION........................................  S-75
TAX MATTERS.................................................  S-76
ERISA CONSIDERATIONS........................................  S-76
LEGAL MATTERS...............................................  S-77
EXPERTS.....................................................  S-77
CIT EQUIPMENT COLLATERAL 2003-EF1 BALANCE SHEET
  AS OF SEPTEMBER 9, 2003...................................  S-78
NOTES TO THE BALANCE SHEET..................................  S-78
REPORT OF INDEPENDENT AUDITORS..............................  S-79
INDEX OF DEFINED TERMS......................................  S-80

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    The depositor tells you about the notes in two separate documents:

        the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

        this prospectus supplement, which describes the particular terms of your series of notes.

    The prospectus supplement and the prospectus, together, provide a description of the material terms of your notes. You should rely only on the information contained in this prospectus supplement to the extent it provides a more specific description of your notes. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes.

    If you have received a copy of this prospectus supplement and accompanying prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and the accompanying prospectus from NCT Funding Company, L.L.C., at 1 CIT Drive, Livingston, New Jersey 07039, telephone number (973) 740-5000, or from an underwriter by asking any of them for it.

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

                         PROSPECTUS SUPPLEMENT SUMMARY

    The following summary is a short description of the main terms of the notes and the offering of the notes. For that reason, this summary does not contain all information that may be important to you. To fully understand the terms of the notes and the offering of the notes, you will need to read both this prospectus supplement and the accompanying prospectus, each in its entirety. In addition, you may wish to read the documents governing the transfers of the contracts, the formation of the owner trust and the issuance of notes. Those documents have been filed as exhibits to the registration statement of which this prospectus supplement is a part.

    There are material risks associated with an investment in the notes. See 'Risk Factors' on page S-15 of this prospectus supplement and on page 12 in the accompanying prospectus for a discussion of factors you should consider before investing in the notes.

Owner Trustee...............  The owner trustee is M&T Trust Company of Delaware, acting not in its individual capacity but solely as owner trustee under the amended and restated trust agreement with the depositor, and its telephone number is (410) 244-4626. See 'The Owner Trust' in this prospectus supplement.

Originator and Servicer.....  The CIT Group/Equipment Financing, Inc. ('CITEF').

                              CITEF provides financing for the purchase or lease of equipment by obligors in several industries including, among others, construction, manufacturing and transportation. See 'The CIT Group/Equipment
                              Financing, Inc., The Originator and Servicer' in this prospectus supplement.

                              CITEF's address is 1540 West Fountainhead Parkway, Tempe, Arizona
                              85282.

Indenture and Indenture
  Trustee...................  The notes will be issued under an indenture. The Bank of New York will serve as indenture trustee and its telephone number is (212) 328-7538.
                              See 'Description of the Notes and Indenture -- The Indenture Trustee'
                              in this prospectus supplement.

The Notes...................  On the closing date, the owner trust will issue the offered notes in the classes set forth on the cover page.

                              Offered Notes
                              The Class A-1, Class A-2, Class A-3, Class B and Class C Notes.

                              Senior Notes
                              The Class A-1, Class A-2, and Class A-3 Notes.

                              Subordinated Notes
                              The Class B, Class C and Class D Notes.

                              Non-Offered Notes
                              The Class D Notes are not being offered to the public. We have included information with respect to the Class D Notes in this prospectus supplement to provide you a better understanding of the offered notes.

                              Fixed Rate Offered Notes
                              The Class A-1, Class A-2, Class B and Class C Notes.

                              Variable Rate Offered Notes
                              The Class A-3 Notes.

Terms of the Notes:
   Payment Dates............  The 20th day of each month, or if that day is not a business day, the next business day, beginning on October 20, 2003.

   Interest.................  See the cover page for the interest rates as to all classes.

                              Interest Periods: Interest on the notes will accrue in the manner set forth in the following table. On the first payment date, interest distributions will represent interest accrued from and including the closing date to but excluding October 20, 2003.

                                                          FROM                        TO                 DAY COUNT
                                       CLASS           (INCLUDING)                (EXCLUDING)            CONVENTION
                                     ---------  -------------------------  -------------------------  ----------------
                                        A-1        Prior Payment Date        Current payment date        Actual/360
                                        A-2        20th of prior month       20th of current month         30/360
                                        A-3        Prior Payment Date        Current payment date        Actual/360
                                         B         20th of prior month       20th of current month         30/360
                                         C         20th of prior month       20th of current month         30/360
                                         D         20th of prior month       20th of current month         30/360

                                    On each payment date and after the owner trust repays
                                    any outstanding servicer advances and pays the
                                    servicer's monthly servicing fee, the owner trust will
                                    pay interest on the notes in the following order:

                                                      CLASS OF                         RECEIVES
                                                        NOTES                        BEFORE CLASS
                                       ---------------------------------------  ----------------------
                                                  A-1, A-2 and A-3                        B
                                                          B                               C
                                                          C                               D
                                                          D                              None

                                    If the available funds are insufficient to pay
                                    interest on all Class A Notes, the owner trust will
                                    apply the available funds pro rata to the classes of
                                    Class A Notes based on their respective principal
                                    balances.

                                    See 'Description of the Notes and Indenture --
                                    Distributions' in this prospectus supplement.

   Principal......................  After paying interest on the notes, the owner trust will pay principal on the notes on each payment date.
                                    In general, principal payments will be equal to the
                                    amount needed to decrease the aggregate note principal
                                    amount to the contract pool principal balance and,
                                    until the Class A and Class B Notes have been paid in
                                    full, will be allocated pro rata to the Class A Notes
                                    and the Class B Notes based on the respective
                                    principal balances of the Class A Notes and the
                                    Class B Notes, and, thereafter to the Class C Notes
                                    until the Class C Notes have been paid in full and,
                                    finally, to the Class D Notes until the Class D Notes
                                    have been paid in full.

                                    However, exceptions to this general rule include:

                                     Until the Class A-1 Notes are paid in full, the Class
                                     A-1 Notes will receive at least enough principal to
                                     reduce the principal amount of the Class A-1 Notes to
                                     the Class A-1 Scheduled Principal Balance (see table
                                     in 'Description of the Notes and Indenture -- Principal
                                     -- Definitions Concerning Principal Payments' in this
                                     prospectus supplement). If there are insufficient
                                     prepayments or payments on the contracts, this
                                     requirement may limit principal payments on the
                                     Class B Notes.

                                     Principal payments will generally be made to the
                                     various Class A Notes sequentially, so that no
                                     principal will be paid on any class of Class A Notes
                                     until each class with a lower numerical designation
                                     has been paid in full. For instance, the Class A-3
                                     Notes will not receive any principal until the Class
                                     A-1 and Class A-2 Notes are paid in full.

                                     The Class C Notes will not be entitled to receive
                                     payments of principal until the principal of the
                                     Class A Notes and the principal of the Class B Notes
                                     has been paid in full.

                                     The Class D Notes will not be entitled to receive
                                     payments of principal until the principal of the
                                     Class A Notes, the principal of the Class B Notes and
                                     the principal of the Class C Notes has been paid in
                                     full.

                                    This general description of distributions on the notes
                                    is subject to certain targets, floors, events of
                                    default and other qualifications. See 'Description of
                                    the Notes and Indenture -- Distributions' in this
                                    prospectus supplement.

Class A-3 Swap Agreement..........  The owner trust will enter into a swap agreement with a swap counterparty solely for the benefit of the
                                    Class A-3 noteholders. Under the swap agreement, the
                                    swap counterparty's payments will be calculated at the
                                    Class A-3 Note interest rate and the owner trust's
                                    payments will be calculated at the assumed fixed rate
                                    of 2.21750%.

                                    To the extent that interest on any payment date at the
                                    Class A-3 Note interest rate exceeds interest
                                    calculated at the assumed fixed rate:

                                     the swap counterparty will be obligated to pay an
                                     amount equal to the excess to the owner trust;

                                     that payment will constitute a portion of the amount
                                     available but only in respect of the Class A-3 Notes;
                                     and

                                     the Class A-3 Notes will be dependent upon that
                                     payment for receipt of interest to the extent of the
                                     excess.

                                    Likewise under the swap agreement, to the extent that
                                    interest calculated at the assumed fixed rate exceeds
                                    interest calculated at the Class A-3 Note interest
                                    rate:

                                     the owner trust will be obligated to pay an amount
                                     equal to the excess to the swap counterparty; and

                                     the payment will have the same priority, in terms of
                                     application of the amount available, as payment of
                                     interest on the Class A-3 Notes.

                                    Any shortfall in the payment of interest on the Class
                                    A-3 Notes due entirely to the failure of the swap
                                    counterparty to make a required payment under the swap
                                    agreement will not constitute an event of default
                                    under the indenture. Except to the extent the amount
                                    available on any payment date exceeds the amount
                                    needed to pay:

                                     the servicing fee and unreimbursed servicer advances;

                                     all interest and principal payable on the notes, with
                                     Class A-3 note interest being calculated at the
                                     assumed fixed rate for this purpose; and

                                     all amounts payable in connection with the reserve
                                     account,

                                    no amounts in addition to those available under the
                                    swap agreement will be available under the indenture
                                    to make up the shortfall. The only remedies in these
                                    circumstances will be those available to the owner
                                    trust under the swap agreement. See 'Description of
                                    the Notes and Indenture -- The Class A-3 Swap
                                    Agreement' in this prospectus supplement.

Swap Counterparty.................  Wachovia Bank, National Association, will be the counterparty to the owner trust under the swap
                                    agreement. The swap counterparty currently has a 'A+'
                                    long-term senior unsecured debt rating from Standard &
                                    Poor's, a 'Aa2' long-term senior unsecured debt rating
                                    from Moody's, and a 'A+' long-term bank rating from
                                    Fitch. The swap counterparty currently has a 'A-1'
                                    short-term rating from Standard & Poor's, a 'P-1'
                                    short-term rating from Moody's and a 'F-1' short-term
                                    rating from Fitch. See 'Description of the Notes and
                                    Indenture -- The Swap Counterparty' in this prospectus
                                    supplement.

Stated Maturity Dates.............  The notes will mature on the respective dates shown on the cover of this prospectus supplement. However, if
                                    the stated maturity date is not a business day, then
                                    the stated maturity date will be the next business
                                    day.

Optional Redemption When the
Aggregate Note Principal Amount
is Less Than 10% of Initial
Contract Pool Principal Balance...  Once the aggregate outstanding principal balance of the Offered Notes and the Class D Notes is less than
                                    10% of the initial contract pool principal balance,
                                    the servicer of the contracts will have the option to
                                    purchase all the contracts held by the owner trust. If
                                    the servicer exercises this option, the indenture
                                    trustee will redeem all notes on the next payment
                                    date. The redemption price for each note will be the
                                    note's principal amount plus unpaid accrued interest
                                    (in the case of Class A-3 Notes, at the assumed fixed
                                    rate) to but excluding the redemption date.

                                    The initial contract pool principal balance is $790,364,305.

                                    The 'contract principal balance' of any contract
                                    (other than a defaulted contract or a liquidated
                                    contract) is the present value of the unpaid scheduled
                                    payments due on that contract after the related
                                    cut-off date, discounted at the annual percentage rate
                                    of such contract. The 'contract pool principal
                                    balance' is the aggregate of the individual discounted
                                    contract principal balances. See 'Description of the
                                    Notes and Indenture -- Optional Purchase of Contracts
                                    and Redemption of Notes' in this prospectus
                                    supplement.

                                    See 'Description of the Notes and Indenture -- Definitions
                                    Concerning Principal Payments' in this prospectus supplement for further details regarding how the contract principal balance of a contract, including any defaulted contract or
                                    liquidated contract, is determined.

Initial Cut-Off Date..............  August 1, 2003

Closing Date......................  On or about September 25, 2003

Servicing; Servicing Fee..........  The servicer is CITEF. The servicer will be responsible for servicing, managing and administering
                                    the contracts and related interests, and enforcing and
                                    making collections on the contracts. The servicer is
                                    required to make advances for delinquent scheduled
                                    payments to the extent it determines in its sole
                                    discretion that advances will be recoverable in future
                                    periods. In the event that an entity other than an
                                    affiliate of CIT Group Inc. becomes a successor
                                    servicer, that entity shall have no obligation to make
                                    such servicer advances.

                                    Servicer advances are reimbursable from contract
                                    payments.

                                    See 'Description of the Pooling and Servicing
                                    Agreement -- Servicing' in the accompanying prospectus.

                                    The servicer's monthly fee will equal the product of

                                      one twelfth of 0.75 percent per annum; and

                                      the aggregate contract pool principal balance as of
                                      the first day of the related collection period,

                                    except that for the first collection period the
                                    servicing fee will be the sum of (1) the product of
                                    one twelfth of 0.75 percent per annum and the contract
                                    pool principal balance as of August 1, 2003, plus (2)
                                    the product of one twelfth of 0.75 percent per annum
                                    and the contract pool principal balance as of
                                    September 1, 2003.

                                    The servicer's fee is payable out of contract payments.

                                    The servicer will pay any sub-servicer servicing fees
                                    from its monthly servicing fee.

                                    See 'Description of the Notes and Indenture -- Servicing'
                                    in this prospectus supplement.

Ratings...........................  The owner trust will not issue any class of notes unless Standard & Poor's Ratings Services, a division
                                    of The McGraw-Hill Companies, Inc. ('Standard &
                                    Poor's' or 'S&P'), Moody's Investors Service, Inc.
                                    ('Moody's') and Fitch Ratings ('Fitch') assign at
                                    least the following ratings to each class of Offered
                                    Notes.

                                        CLASS         S&P           MOODY'S          FITCH
                                     -----------  -----------  -----------------  -----------
                                         A-1         A-1+             P-1            F-1+
                                         A-2          AAA             Aaa             AAA
                                         A-3          AAA             Aaa             AAA
                                          B           AA              Aa3             AA
                                          C           A+              A3               A

                                    See 'Ratings of the Notes' in this prospectus
                                    supplement and the accompanying prospectus.
Owner Trust Assets
   The Contracts..................  The contracts will consist of:

                                      equipment lease contracts, and

                                     loan and security agreements and other financing
                                     arrangements.

                                    As of August 1, 2003, the pool of contracts for the
                                    owner trust had the following characteristics.
                                    Percentages are based on the sum of the contract
                                    principal balance of each contract discounted by its
                                    annual percentage rate as of the initial cut-off date.

                                      Contract pool principal balance ......... $790,364,305

                                      Number of contracts ............................ 9,883

                                      Average contract principal balance ........... $79,972

                                      Leases as a percentage of the contract
                                      pool principal balance ........................ 27.42%

                                      Loans and other financing arrangements
                                      as a percentage of the contract pool
                                      principal balance ............................. 72.58%

                                      Underlying equipment type concentration:

                                                                             PRINCIPAL BALANCE
                                                EQUIPMENT TYPE                 CONCENTRATION
                                    ---------------------------------------  -----------------
                                    Construction...........................        46.85%
                                    Transportation.........................        18.45%
                                    Manufacturing..........................        12.54%
                                    Printing...............................         5.76%

                                    No other single type of equipment accounted for more
                                    than 5% of the initial contract pool principal
                                    balance.

                                      Geographic concentration (based on obligor billing
                                      address):

                                                                             PRINCIPAL BALANCE
                                                     STATE                     CONCENTRATION
                                    ---------------------------------------  -----------------
                                    California.............................        13.35%
                                    Texas..................................         6.89%
                                    Florida................................         6.19%
                                     No other state represented more than 5% of the initial
                                     contract pool principal balance.

                                      Remaining terms of the
                                      contracts .................... 12 months to 94 months

                                      Weighted average remaining
                                      term of the contracts .................. 39.85 months

                                      Weighted average original term
                                      of the contracts ....................... 52.83 months

                                      Range of annual percentage rates .... 5.00% to 13.90%

                                      Weighted average annual
                                      percentage rate ............................... 7.87%

                                    See 'The Contracts -- Statistics Relating to the
                                    Contract Pool' in this prospectus supplement.

   Reserve Account................  The indenture trustee will establish a reserve account having an initial balance of $23,710,929 for the
                                    benefit of the noteholders, which will initially be
                                    funded from the proceeds from the sale of the notes.
                                    The indenture trustee will use reserve account funds
                                    to pay the following amounts to the extent collections
                                    on the contracts are insufficient to pay such amounts
                                    on a given payment date:

                                      interest due on the Offered Notes; with interest on
                                      the Class A-3 Notes being calculated for this purpose
                                      at the assumed fixed rate of 2.21750%;

                                      the excess of

                                         the aggregate note principal amount; over

                                         the contract pool principal balance as of the last day
                                         of the related collection period; and

                                      principal on the notes on the applicable stated
                                      maturity date.

                                    To the extent that the amount on deposit in the
                                    reserve account as of any payment date is less than
                                    the required amount, any remaining amount available in
                                    the collection account, after payment of any
                                    reimbursement of servicer advances, the servicing fee
                                    and interest and principal then due and payable on the
                                    notes, will be transferred to the reserve account to
                                    restore this deficiency.

                                    The required amount of the reserve account will be,
                                    for any payment date, the greater of:

                                    (a) (x) if, as of the end of the related collection
                                        period, the cumulative loss ratio does not exceed
                                        the cumulative loss trigger (and has not exceeded
                                        the cumulative loss trigger for the preceding two
                                        collection periods), 4.0% of the current contract
                                        pool principal balance, or (y) if, as of the end
                                        of the related collection period, the cumulative
                                        loss ratio exceeds the cumulative loss trigger (or
                                        has exceeded the cumulative loss trigger in any of
                                        the preceding two collection periods), 6.0% of the
                                        current contract pool principal balance, and

                                    (b) 1.5% of the initial contract pool principal
                                        balance.

                                    However, in no event will the required amount exceed
                                    the aggregate principal amount of the notes. See
                                    'Description of the Notes and Indenture -- Reserve
                                    Account' in this prospectus supplement.

 Cumulative Loss Ratio............  The cumulative loss ratio is the ratio of (a) the cumulative reported net losses recognized with respect
                                    to the contracts in the contract pool over (b) the
                                    initial contract pool principal balance.

 Cumulative Reported Net Losses...  The cumulative reported net losses with respect to a collection period equal the aggregate of the defaulted
                                    contract valuation amounts minus the sum of any
                                    subsequent cash collections on defaulted contracts,
                                    including liquidation proceeds.

                                                                                CUMULATIVE LOSS
                                    COLLECTION PERIODS                               RATIO
                                    ---------------------------------------  ---------------------
 Cumulative Loss Trigger..........  August 2003 to January 2004                      0.75%
                                    February 2004 to April 2004                      1.00%
                                    May 2004 to July 2004                            1.50%
                                    August 2004 to October 2004                      2.00%
                                    November 2004 to January 2005                    2.50%
                                    February 2005 to April 2005                      3.00%
                                    May 2005 to July 2005                            3.50%
                                    August 2005 to October 2005                      4.00%
                                    November 2005 to January 2006                    4.50%
                                    February 2006 and thereafter                     5.00%

Use of Proceeds...................  After the deposit of funds from the note sale proceeds into the reserve account and payment of expenses, the
                                    indenture trustee will pay the remaining proceeds of
                                    the sale of notes to the depositor. The depositor will
                                    pay the proceeds to a warehousing trust in payment of
                                    the purchase price of the contracts. Any remaining
                                    amounts will be retained by the depositor. CIT
                                    Financial USA, Inc. ('CIT Financial USA'), which
                                    purchased the contracts from CITEF, is the seller of
                                    the contracts to the depositor. See 'Use of Proceeds'
                                    in this prospectus supplement.

Legal Investment..................  The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under
                                    the Investment Company Act of 1940.

                             BACKGROUND INFORMATION

    The information in this section will help you understand the information in this prospectus supplement and the accompanying prospectus.

    The principal balance of any contract (other than a defaulted contract or liquidated contract) is the present value of the unpaid scheduled payments due on the contract after the related cut-off date. The principal balance of a contract excludes all scheduled payments due on or prior to, but not received as of, that date, as well as any scheduled payments due after but received before that date. The principal balance also excludes any prepayments received on or prior to that date. The scheduled payments of each contract are discounted monthly at a rate equal to the annual percentage rate of such contract.

    The aggregate principal balance of the contracts expected to be held by the owner trust as of any particular date is referred to as the contract pool principal balance. The contract pool principal balance as of the initial cut-off date is referred to as the initial contract pool principal balance. The initial contract pool principal balance is $790,364,305. This amount is based upon the contract pool principal balance determined as of the initial cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the initial cut-off date, discounted for one month at the annual percentage rate for such contract. We refer to the contracts transferred to the owner trust on the closing date for the sale of the notes as the initial contract pool. The cut-off date for the initial contract pool is August 1, 2003. The cut-off date for each substitute contract will be the first day of the month of transfer of the substitute contract to the owner trust.

    Contract balance percentages and amounts discussed below are based on the sum of the principal balances of the contracts in the initial contract pool as of the initial cut-off date calculated based on the annual percentage rate of each contract as of the initial cut-off date. Changes in the characteristics of the contract pool between the initial cut-off date and the closing date will not affect more than 5% of the initial contract pool principal balance.

                                  RISK FACTORS

    You should carefully consider the following risk factors before you invest in the notes. You should also carefully consider the risk factors beginning on page 12 of the accompanying prospectus.

FUTURE CONTRACT DELINQUENCY AND LOSS EXPERIENCE OF THE CONTRACT POOL MAY VARY SUBSTANTIALLY FROM THE ORIGINATOR'S HISTORICAL EXPERIENCE

    The depositor presents the historical contract delinquency and loss experience of the originator's portfolio of contracts similar to those being transferred to the owner trust under 'The Contracts -- Statistics Relating to Delinquencies, Non-Performing Assets and Losses.' However, the actual results for the owner trust's contracts could be substantially worse. If so, you may not receive note interest and principal payments in the amounts and at the times you expect.

SOME NOTE CLASSES WILL BE ENTITLED TO INTEREST OR PRINCIPAL PAYMENTS BEFORE OTHER NOTE CLASSES AND THE SWAP COUNTERPARTY WILL BE ENTITLED TO PAYMENT BEFORE SOME NOTE CLASSES

    The owner trust will pay interest, principal or both on some classes of notes prior to paying interest, principal or both on other classes of notes. The subordination of the Class B Notes to the Class A Notes means that the Class B Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the Class A Notes. The Class B Notes are subject to a floor and, as long as any Class A Notes are outstanding, will not receive principal payments that would reduce their principal balance below the floor. A principal payment that would reduce the principal balance of the Class B Notes below the floor is reallocated to the Class A Notes while any Class A Notes remain outstanding. The Class B Floor is variable and will increase if cumulative contract pool losses cannot be funded from current available pledged revenues and the reserve account. The owner trust will pay interest, principal or both on some classes of notes prior to paying interest, principal or both on other classes of notes. The subordination of the Class C Notes to the Class B Notes means that the Class C Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the Class B Notes. See 'Description of the Notes and Indenture -- Distributions' and ' -- Reserve Account' in this prospectus supplement.

    Similarly, if the owner trust has to pay any amounts to the swap counterparty under the Class A-3 Swap Agreement, that amount will have the same priority of payment as interest owed to the Class A-3 noteholders. This means that the amount owed to the swap counterparty must be paid before the payment of interest to the Class B noteholders and before the payment of principal to any noteholders. See 'Description of the Notes and Indenture -- Class A-3 Swap Agreement' in the prospectus supplement.

    Moreover, the more senior classes of notes could lose the credit enhancement provided by the more subordinate classes of notes and the reserve account if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the reserve account are insufficient to pay even the more senior classes of notes. A higher default rate may cause accelerated prepayments on the more senior classes of notes while delaying payments on the more subordinate classes of notes. Classes of notes that receive principal payments earlier than expected are exposed to greater reinvestment risk and classes of notes that receive principal payments later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

    Principal payments will generally be made to the various Class A Notes sequentially; so that no principal will be paid on any class of Class A Notes until each class with a lower numerical class designation has been paid in full. For instance, the Class A-3 Notes will not receive any principal until the Class A-1 and Class A-2 Notes are paid in full. As a result, with respect to payments of principal, the Class A Notes with higher numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the contracts during periods when Class A Notes with lower numerical class designations have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

ANY FAILURE BY THE SWAP COUNTERPARTY TO PAY AMOUNTS OWED UNDER THE CLASS A-3 SWAP AGREEMENT WOULD REDUCE THE FUNDS AVAILABLE TO PAY INTEREST ON THE
CLASS A-3 NOTES

    The Class A-3 Notes will be dependent upon payments to be made by the swap counterparty under the Class A-3 Swap Agreement for receipt of the full amount of interest on the Class A-3 Notes. This will be the case if the interest due on the Class A-3 Notes at its floating rate exceeds the amount available to the owner trust to pay the Class A-3 Note interest at the assumed fixed rate of 2.21750%. Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the Class A-3 Swap Agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay the servicing fee and unreimbursed servicer advances;

        all interest and principal payable on the notes, with Class A-3 Note interest being calculated at the assumed fixed rate of 2.21750% for this purpose; and

        all amounts payable in connection with the reserve account,

no amounts in addition to those available under the Class A-3 Swap Agreement will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the Class A-3 Swap Agreement.

    As a general matter, the obligations of the swap counterparty under the Class A-3 Swap Agreement are unsecured. However, if the swap counterparty's long-term senior unsecured debt is withdrawn or reduced below 'A' by Standard & Poor's as long as the Class A-3 Notes are rated by Standard & Poor's (or its short term rating below 'A-1'), reduced below 'A1' by Moody's as long as the Class A-3 Notes are rated by Moody's (or its short term senior unsecured debt rating below 'P-1') or withdrawn or reduced below 'A' by Fitch as long as the Class A-3 Notes are rated by Fitch, the swap counterparty will be obligated within 30 days of the rating withdrawal (by Standard & Poor's or Fitch) or downgrade (unless the rating agency to which the rating applies confirms the ratings on the Class A-3 Notes) to (a) post collateral (while, in the event of a withdrawal or reduction below the required rating by Standard & Poor's arranging for a substitute swap counterparty with the required rating to assume its obligations under the Class A-3 Swap Agreement), (b) arrange for a substitute swap counterparty with the required ratings to assume the rights and obligations of the swap counterparty under the Class A-3 Swap Agreement, (c) obtain a guaranty from an entity with the required ratings or (d) establish other arrangements, in all cases assuring that the ratings of the Class A-3 Notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. As long as the

Class A-3 Notes are rated by Moody's, in the event that the swap counterparty's long-term senior unsecured debt is withdrawn or reduced to 'A3' or lower by Moody's (or its short term rating is withdrawn or reduced to 'P-3' or lower), then the swap counterparty will be obligated within 30 days of such rating withdrawal or downgrade (i) to arrange for a substitute swap counterparty with the required rating to assume the rights and obligations of the swap counterparty under the Class A-3 Swap Agreement or (ii) only in the case where such rating has been withdrawn by Moody's, to establish any other arrangements satisfactory to Moody's in order to maintain the immediately prior rating by Moody's of the Class A-3 Notes. If the swap counterparty fails to take any of these actions, the owner trust will be entitled to terminate the Class A-3 Swap Agreement and to claim from the swap counterparty the cost of obtaining a replacement Class A-3 Swap Agreement from a swap counterparty satisfactory to the rating agencies rating the Class A-3 Notes. The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take actions required of it and the risk of any inability of the owner trust to obtain replacement Class A-3 Swap Agreement.

THE NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

    The Notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The Notes are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze these risk factors should consider purchasing the Notes.

ADVERSE EVENTS IN HIGH CONCENTRATION STATES MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES

    If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the owner trust may differ from what you expect, and you may experience delays or reductions in payments.

    The following are the approximate percentages of the initial contract pool principal balance of the owner trust's contracts whose obligors are located in the following states:

        13.35% in California,

        6.89% in Texas, and

        6.19% in Florida.

    The remaining states accounted for 73.57% of the initial contract pool principal balance, and none of these remaining states accounted for more than 5% of the initial contract pool principal balance.

    The depositor does not know of any matters likely to increase the rate of delinquencies or defaults in these states. An example of an adverse event specific to a geographic region is the possibility of a substantial downturn in the construction, manufacturing or services industries in any of these states or the printing industry in the state of California. The occurrence of these events could reduce revenues for obligors in those states and ultimately reduce the associated obligors' ability to make timely payments on their related contracts.

ADVERSE ECONOMIC CONDITIONS IN HIGH CONCENTRATION INDUSTRIES MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES

    If the industries in which there is a substantial concentration of contracts experience adverse events or economic conditions, the timing and amount of collections on the contracts held by the owner trust may differ from what you expect. This could result in delayed or reduced payments to you. As of the initial cut-off date, based on type of obligor, of the initial contract pool principal balance approximately

        39.02% related to obligors in the construction industry,

        15.24% related to obligors in the manufacturing industry,

        14.39% related to obligors in the services industry,

        9.15% related to obligors in the retail and wholesale trade industry,

        5.90% related to obligors in the printing industry, and

        5.69% related to obligors in the transportation industry.

Delinquencies or defaults on contracts with end-users in these industries may be adversely affected by various economic conditions including, for example, changes in interest rates, consumer confidence levels, prevailing levels of construction, levels of total industry capacity and equipment inventory, and general levels of activity in the manufacturing, construction, printing and other industries. See 'The Contracts -- Statistics Relating to Delinquencies, Non-Performing Assets and Losses' in this prospectus supplement. Adverse developments concerning these or other conditions will tend to increase the rate of delinquencies and defaults by contract obligors in those industries. This, in turn, could result in reductions of or delays in the collection of funds for payment of the notes.

    The depositor does not believe that any industry, other than those listed above, accounts for more than 5% of the initial contract pool principal balance. But, as shown in the table under the heading 'Types of Obligor' in the section titled 'The Contracts,' the depositor's records list 1.33% of the initial contract pool principal balance in the category of 'Other' obligor. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of obligor category. Any contracts in this 'Other' category that relate to any particular industry would be subject to all economic and other risks associated with that industry. Any adverse developments in that industry will tend to increase the rate of delinquencies and defaults by contract obligors in that industry. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

THE SERVICER MAY NOT BE ABLE TO ENFORCE SECURITY INTERESTS AGAINST LEASED OR FINANCED EQUIPMENT

    Approximately 18.45% of the initial contract pool principal balance will be secured by a security interest in a truck, trailer, bus or other type of vehicle used in the transportation industry. For purposes of this prospectus supplement we refer to these vehicles collectively as 'Financed Vehicles.' Perfection of security interests in the Financed Vehicles and enforcement of rights to realize upon the value of the Financed Vehicles as collateral for the contracts are subject to a number of state laws, including the Uniform Commercial Code (the 'UCC') as adopted in each state and, in most states with respect to motor vehicles, certificate of title statutes. The steps necessary to perfect the security interest in Financed Vehicles vary from state to state. All contracts in the contract pool were originated by CITEF or were purchased by CITEF from affiliates of CITEF, manufacturers, dealers of equipment, other lenders, or other intermediaries (each, a 'Third Party Source') and either (i) name CITEF as the secured party, lessor or obligee, or (ii) name the Third Party Source as secured party, lessor or obligee. With respect to motor vehicles, CITEF or a Third Party Source from which CITEF purchased the contract is named as the secured party or owner on the certificate of title for the related Financed Vehicle. Due to the expense and administrative inconvenience involved, CITEF will not amend any certificate of title to name the depositor, the owner trust or either trustee as the lienholder and none of CITEF, CIT Financial USA or the depositor will deliver any certificate of title to either trustee or note thereon either trustee's interest. Consequently, in some states, in the absence of such an amendment to the certificate of title to reflect the successive assignments to CIT Financial USA, the depositor, the owner trustee and the indenture trustee, the security interest in the Financed Vehicles may not be effective, or such security interest may not be perfected, and the assignment of the security interest in the Financed Vehicle to the owner trustee and the indenture trustee may not be effective against other creditors of the related obligor or a trustee in bankruptcy. Further, if a Third Party Source were to release the security interest in the equipment securing a contract, the owner trust would not have a security interest in that equipment. See 'Risk Factors -- Failure to Take all Steps Necessary to Perfect Security Interests in Equipment, to Record Assignment of Security Interests to the Owner Trust or to Record Security Interests in Titled Equipment May Hinder the Owner Trust's Ability to Realize the Value of Equipment Securing the Contracts' in the accompanying prospectus for a further discussion of the originator's practices with respect to security interests in equipment.

    Moreover, each contract is assigned an identification number by CITEF. This number may be changed by CITEF's accounting system if data regarding the contract is modified. The sale agreements and various UCC financing statements providing for and perfecting the sale of the contracts from CITEF to CIT Financial USA, from CIT Financial USA to the depositor and from the depositor to the owner trust will list the contracts by the identification number assigned by CITEF's accounting system. The sale agreements and UCC financing statements will further state that the transfer of the contracts includes the contracts as identified on lists as such contracts may be amended and renumbered from time to time. There is a risk that the identification of the contracts by identification number, or changes in the identification number of any contract, do not sufficiently identify the asset sold, and as such would not perfect the sales of these assets under the UCC.

    In addition, numerous federal and state laws impose requirements on sellers under installment sale contracts and lessors under leases, some of which are applicable to certain of the contracts in the initial contract pool, and the failure by the seller or lessor of goods to comply with such requirements could give rise to liabilities to assignees for amounts due under such agreements and the right to set-off against claims by such assignees. These laws would apply to the owner trust as assignee of the contracts. CIT Financial USA will represent and warrant to the depositor, as of the initial cut-off date for each contract in the initial contract pool, and as of the related cut-off date for any substitute contract added to the contract pool, that each such contract complies with all requirements of law. CIT Financial USA will also provide certain warranties relating to the validity, perfection and priority of the security interest in all equipment securing such contract. A breach by CIT Financial USA of any such warranty that materially and adversely affects the owner trust's interest in any contract would require CIT Financial USA to repurchase such contract, or provide a substitute contract, unless such breach is cured before the second payment date following the date the breach was discovered. If CIT Financial USA does not honor its purchase obligation in respect of a contract and the contract were to become defaulted, recovery of amounts due on that contract would be dependent on repossession and resale of the equipment securing that contract.

SEASONALITY OF CASH FLOWS MAY AFFECT THE TIMING OF PAYMENT ON THE CONTRACTS AND NOTES

    Payments on the contracts generally will be made on a monthly basis, however, a number of the contracts (especially those for obligors in the construction, manufacturing, agriculture and logging industries) have customized payment schedules and payment dates that correspond to periods in which the obligor has stronger cash flows. The seasonality is weather related and therefore can vary on a regional basis. The amounts of cash available for distribution to you will tend to correspond to this seasonality. Accordingly, you may not receive note interest and principal payments in the amounts and at the times that you expect.

CONTRACT PREPAYMENT, INELIGIBILITY OR DEFAULT MAY CAUSE EARLIER REPAYMENTS OF THE NOTES THAN YOU EXPECT AND YOU MAY NOT BE ABLE TO FIND INVESTMENTS WITH THE SAME YIELD AS THE NOTES AT THE TIME OF THE REPAYMENT

    If your notes are prepaid, you may not be able to reinvest the principal repaid to you earlier than expected at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.

    A higher than anticipated level of prepayments or liquidation of contracts that become defaulted may cause the owner trust to pay principal on the notes sooner than you expected. Also, the owner trust may pay principal sooner than you expected if CIT Financial USA, Inc. repurchases ineligible contracts. Similarly, upon the occurrence of an event of default under the indenture, you may receive principal of the notes sooner than you expected. For more information about the implications of an event of default under the indenture, see 'Description of the Notes and Indenture -- Events of Default; Rights Upon Event of Default' in the accompanying prospectus.

    The rate of early terminations or repurchases of contracts due to prepayments, ineligibility, or defaults is influenced by a variety of economic, social and other factors including:

        changes in customer requirements;

        the level of casualty losses; and

        the overall economic environment.

    A material percentage of contracts in the contract pool, the loans in particular, permit prepayment or early termination. In addition, we have historically permitted lessees to terminate leases early either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium or both. Under the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract at any time if the payment, alone, or together with the contract's remaining contract principal balance and any scheduled payment owed and not yet received, is equal to the entire contract principal balance of the contract.

    We cannot assure you that prepayments on the contracts held by the trust will conform to any historical experience. We cannot predict the actual rate of prepayments which will be experienced on the contracts. However, we present information as to the principal balances of the notes remaining at various times under several hypothetical prepayment rates under the heading 'Weighted Average Life of the Notes' in this prospectus supplement.

OTHER RELATIONSHIPS BETWEEN THE OBLIGORS AND EQUIPMENT FINANCING MAY AFFECT THE TIMING AND AMOUNT OF RECOVERIES ON THE CONTRACTS AND PAYMENTS ON THE NOTES

    In many cases Equipment Financing has other extensions of credit or leases to an obligor in addition to the contract or contracts with such obligor which are included in the contract pool securing the notes. In addition, after the Closing Date, Equipment Financing and its affiliates may originate additional extensions of credit or leases to any obligor. Equipment Financing may also assign or sell participations to other lenders in extensions of credit or leases for which it may act as the servicer. Equipment Financing may also sell contracts which it has retained to another trust for which Equipment Financing may act as the servicer in the future. For purposes of this prospectus supplement we refer to such existing or future extensions of credit or leases by Equipment Financing or its affiliates or by such lenders or trusts for which Equipment Financing acts as servicer, which are not transferred to the owner trust and included in the contract pool, as 'Cross-Collateralized Contracts'. In many cases, contracts sold to the owner trust and the Cross-Collateralized Contracts contain cross-default and cross-collateralization provisions. The sellers and their affiliates have subordinated all rights to such cross-collateralization and have agreed to obtain a similar waiver from any third party securitization vehicle to which they may sell receivables that are not included in the trust. Certain receivables that were previously transferred by the sellers and their affiliates in securitization transactions and third party loan sales also contain such cross-collateralization provisions, which remain in place and have not been subordinated. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a contract in the contract pool and a Cross-Collateralized Contract.

    Equipment Financing, in its capacity as servicer through CITEF, will be required to make decisions regarding the contracts in the contract pool which also affect the Cross-Collateralized Contracts. The pooling and servicing agreement obligates Equipment Financing, when acting in its capacity as the servicer, to act in accordance with its customary servicing procedures with respect to loan agreements, leases and other financing arrangements similar to the contracts in the contract pool. However, when acting in its capacity as the servicer for another trust or lender which has purchased Cross-Collateralized Contracts, Equipment Financing may make decisions and take actions to protect the creditor's interest without regard to any effect which these decisions and actions may have on the interests of the owner trust. Such decisions or actions by Equipment Financing may affect the timing and amount of the recovery by the owner trust on contracts with the same obligor. If the obligor defaults on a contract in the contract pool or a Cross-Collateralized Contract, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), Equipment Financing, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the owner trust, and in the same proceeding Equipment Financing, in its capacity as the servicer for another trust or lender which has purchased the Cross-Collateralized Contracts, may also take actions to protect its interest in the Cross-Collateralized Contract. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), Equipment Financing will allocate the payment between amounts due on contracts in the contract pool and amounts due on Cross-Collateralized Contracts in accordance with applicable law, the provisions of the contracts (and the Cross-Collateralized Contracts) and Equipment Financing's customary practices for similar contracts. It is also Equipment Financing's practice to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a contract in appropriate circumstances. Accordingly, as servicer, Equipment Financing is authorized to release the equipment or other collateral which secures a contract and to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar contracts; in such circumstances, Equipment Financing shall, in accordance with such practices, determine whether (and in what order) to release an obligor's collateral securing a contract and/or collateral securing a Cross-Collateralized Contract. When Equipment Financing sells equipment or other collateral for a contract which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. Equipment Financing is not required (in a remedial proceeding, in bankruptcy, in allocation of payments or in the sale of repossessed equipment) to give priority to payments due to the owner trust under a contract over payments due to Equipment Financing or another trust or lender under a Cross-Collateralized Contract.

                                THE OWNER TRUST

THE OWNER TRUST

    The depositor created the owner trust on September 9, 2003 under a trust agreement, which the parties will amend and restate on the closing date for the sale of the notes, between the depositor and the owner trustee.

    Under a pooling and servicing agreement, dated as of August 1, 2003, among the depositor,

        the owner trust,

        CIT Financial USA, the seller of contracts to the depositor, and

        CITEF, the servicer of the contracts,

the depositor will transfer all of the contracts and the related security interests to the owner trust. As noted in 'Underwriting and Servicing -- Documentation' in this prospectus supplement, some transferred contracts will not have associated security interests and, as noted in 'Risk Factors -- The Servicer May Not Be Able To Enforce Security Interests Against Leased or Financed Equipment' in this prospectus supplement, the owner trust will not have a perfected security interest in Financed Vehicles securing the contracts.

    The owner trust will issue an equity certificate, representing the beneficial ownership interest in the owner trust, to the depositor. The equity certificate will be entitled to any excess amount available on any payment date after reimbursement of servicer advances and payment of servicing fees, principal and interest then due and payable on the notes and amounts then due and payable in connection with the reserve account. See 'Description of the Notes and Indenture -- Distributions' in this prospectus supplement. The depositor is not offering and selling the equity certificate under this prospectus supplement and the accompanying prospectus.

THE INDENTURE

    Under an indenture dated as of August 1, 2003 between the owner trust and The Bank of New York, as indenture trustee, the indenture trustee will authenticate and deliver the notes.

CAPITALIZATION OF THE OWNER TRUST

    If the issuance and sale of the notes had taken place on the initial cut-off date, the capitalization of the owner trust on that date would have consisted of notes with an aggregate principal amount of $790,364,305 and an equity certificate.

THE OWNER TRUSTEE

    M&T Trust Company of Delaware will be the owner trustee under the trust agreement. The owner trustee is a Delaware limited purpose trust company and its principal offices in the State of Delaware are located at 499 Mitchell Road, Millsboro, DE 19966.

                                 THE CONTRACTS

    This section supplements the information under the caption 'The Contracts' on pages 35-56 of the accompanying prospectus.

DESCRIPTION OF THE CONTRACTS

    All of the contracts are commercial, rather than consumer, leases, loans or agreements. See 'The Contracts' in the accompanying prospectus.

STATISTICS RELATING TO THE CONTRACT POOL

    The following tables set forth the characteristics of the contracts as of the initial cut-off date and are computed using the annual percentage rate of the contracts as of the initial cut-off date. The percentages and balances set forth in each of the following tables may not total due to rounding.

                    COMPOSITION OF THE INITIAL CONTRACT POOL

                       INITIAL CONTRACT   WEIGHTED AVERAGE   WEIGHTED AVERAGE   AVERAGE CONTRACT
      NUMBER OF         POOL PRINCIPAL      ORIGINAL TERM     REMAINING TERM    PRINCIPAL BALANCE
      CONTRACTS             BALANCE            (RANGE)            (RANGE)            (RANGE)
---------------------  -----------------  -----------------  -----------------  -----------------
        9,883            $790,364,305       52.83 months       39.85 months          $79,972
                                            (16 months to      (12 months to       ($4,612 to
                                             117 months)        94 months)         $4,490,117)

                               TYPE OF CONTRACTS

                                                                   $ AMOUNT
                                                                  COMPRISING         % OF
                                                       % OF         INITIAL         INITIAL
                                         AGGREGATE     TOTAL     CONTRACT POOL   CONTRACT POOL
                                         NUMBER OF   NUMBER OF     PRINCIPAL       PRINCIPAL
TYPE OF CONTRACT                         CONTRACTS   CONTRACTS      BALANCE         BALANCE
---------------------------------------  ---------   ---------   -------------   -------------
Leases.................................    2,402       24.30%    $216,702,919        27.42%
Loans and other financing
  arrangements.........................    7,481       75.70      573,661,386        72.58
                                           -----      ------     ------------       ------
    Total..............................    9,883      100.00%    $790,364,305       100.00%
                                           -----      ------     ------------       ------
                                           -----      ------     ------------       ------

                             ANNUAL PERCENTAGE RATE

                                                                   $ AMOUNT
                                                                  COMPRISING         % OF
                                                       % OF         INITIAL         INITIAL
                                         AGGREGATE     TOTAL     CONTRACT POOL   CONTRACT POOL
                                         NUMBER OF   NUMBER OF     PRINCIPAL       PRINCIPAL
ANNUAL PERCENTAGE RATE (%)               CONTRACTS   CONTRACTS      BALANCE         BALANCE
---------------------------------------  ---------   ---------   -------------   -------------
 5.00 -  5.99..........................      599        6.06%    $ 56,999,674         7.21%
 6.00 -  6.99..........................    2,039       20.63      181,285,354        22.94
 7.00 -  7.99..........................    2,952       29.87      230,676,492        29.19
 8.00 -  8.99..........................    2,285       23.12      175,986,923        22.27
 9.00 -  9.99..........................    1,151       11.65       80,933,597        10.24
10.00 - 10.99..........................      494        5.00       38,611,820         4.89
11.00 - 11.99..........................      231        2.34       16,728,612         2.12
12.00 - 12.99..........................      110        1.11        8,197,134         1.04
13.00 - 13.99..........................       22        0.22          944,700         0.12
                                           -----      ------     ------------       ------
    Total..............................    9,883      100.00%    $790,364,305       100.00%
                                           -----      ------     ------------       ------
                                           -----      ------     ------------       ------

                             GEOGRAPHICAL DIVERSITY
                       (BASED ON OBLIGOR BILLING ADDRESS)

                                                                    $ AMOUNT
                                                                   COMPRISING          % OF
                                                       % OF         INITIAL          INITIAL
                                         AGGREGATE     TOTAL     CONTRACT POOL    CONTRACT POOL
                                         NUMBER OF   NUMBER OF     PRINCIPAL        PRINCIPAL
STATE                                    CONTRACTS   CONTRACTS      BALANCE          BALANCE
---------------------------------------  ---------   ---------   --------------   --------------
Alabama................................      249        2.52%     $ 20,194,746          2.56%
Alaska.................................       64        0.65         4,914,901          0.62
Arizona................................      240        2.43        23,406,390          2.96
Arkansas...............................      207        2.09        15,080,395          1.91
California.............................    1,038       10.50       105,484,371         13.35
Colorado...............................      175        1.77        18,232,304          2.31
Connecticut............................      132        1.34         8,262,652          1.05
Delaware...............................       34        0.34         1,124,791          0.14
District of Columbia...................        3        0.03           173,603          0.02
Florida................................      616        6.23        48,930,476          6.19
Georgia................................      305        3.09        23,189,460          2.93
Hawaii.................................       22        0.22         2,380,902          0.30
Idaho..................................      167        1.69        12,406,966          1.57
Illinois...............................      362        3.66        24,476,321          3.10
Indiana................................      114        1.15         9,291,349          1.18
Iowa...................................       60        0.61         5,888,305          0.75
Kansas.................................       81        0.82         6,818,051          0.86
Kentucky...............................       91        0.92         4,981,904          0.63
Louisiana..............................      187        1.89        15,121,471          1.91
Maine..................................       39        0.39         2,283,402          0.29
Maryland...............................      228        2.31        11,464,755          1.45
Massachusetts..........................      175        1.77        17,187,164          2.17
Michigan...............................      273        2.76        20,290,859          2.57
Minnesota..............................      118        1.19         9,633,708          1.22
Mississippi............................      100        1.01         9,797,117          1.24
Missouri...............................      140        1.42        11,793,526          1.49
Montana................................       48        0.49         3,322,110          0.42
Nebraska...............................       28        0.28         2,349,691          0.30
Nevada.................................      156        1.58        14,738,519          1.86
New Hampshire..........................       61        0.62         4,477,096          0.57
New Jersey.............................      359        3.63        26,863,690          3.40
New Mexico.............................       84        0.85         4,975,285          0.63
New York...............................      623        6.30        37,305,098          4.72
North Carolina.........................      267        2.70        19,467,403          2.46
North Dakota...........................        4        0.04           380,769          0.05
Ohio...................................      231        2.34        16,752,107          2.12
Oklahoma...............................      100        1.01         7,797,018          0.99
Oregon.................................      174        1.76        15,856,666          2.01
Pennsylvania...........................      430        4.35        31,212,685          3.95
Rhode Island...........................       20        0.20         1,413,808          0.18
South Carolina.........................      152        1.54        15,567,301          1.97
South Dakota...........................       20        0.20           741,694          0.09
Tennessee..............................      203        2.05        17,478,564          2.21
Texas..................................      701        7.09        54,466,099          6.89
Utah...................................      191        1.93        12,556,336          1.59
Vermont................................       15        0.15           789,568          0.10
Virginia...............................      284        2.87        25,602,944          3.24
Washington.............................      312        3.16        25,228,591          3.19
West Virginia..........................       42        0.42         2,948,312          0.37
Wisconsin..............................      121        1.22        12,748,530          1.61
Wyoming................................       37        0.37         2,514,532          0.32
                                           -----      ------      ------------        ------
    Total..............................    9,883      100.00%     $790,364,305        100.00%
                                           -----      ------      ------------        ------
                                           -----      ------      ------------        ------

                                 PAYMENT STATUS

                                                                   $ AMOUNT
                                                                  COMPRISING         % OF
                                                       % OF         INITIAL         INITIAL
                                         AGGREGATE     TOTAL     CONTRACT POOL   CONTRACT POOL
                                         NUMBER OF   NUMBER OF     PRINCIPAL       PRINCIPAL
DAYS DELINQUENT                          CONTRACTS   CONTRACTS      BALANCE         BALANCE
---------------------------------------  ---------   ---------   -------------   -------------
Current, including 1 to 30 day
  delinquent contracts.................    9,883      100.00%    $790,364,305       100.00%
                                           -----      ------     ------------       ------
    Total..............................    9,883      100.00%    $790,364,305       100.00%
                                           -----      ------     ------------       ------
                                           -----      ------     ------------       ------

                               TYPES OF EQUIPMENT

                                                                  $ AMOUNT OF        % OF
                                                       % OF         INITIAL         INITIAL
                                         AGGREGATE     TOTAL     CONTRACT POOL   CONTRACT POOL
                                         NUMBER OF   NUMBER OF     PRINCIPAL       PRINCIPAL
TYPES OF EQUIPMENT                       CONTRACTS   CONTRACTS      BALANCE         BALANCE
---------------------------------------  ---------   ---------   -------------   -------------
Construction...........................    5,755       58.23%    $370,319,933        46.85%
Transportation.........................    1,659       16.79      145,837,850        18.45
Manufacturing..........................    1,112       11.25       99,098,907        12.54
Printing...............................      388        3.93       45,526,591         5.76
Other..................................      299        3.03       26,856,768         3.40
Computers..............................       86        0.87       20,944,813         2.65
Logging................................      210        2.12       20,352,381         2.58
Medical/Healthcare.....................       73        0.74       19,510,196         2.47
Mining.................................       23        0.23        9,307,029         1.18
Broadcasting/Communications............       87        0.88        8,039,386         1.02
Agricultural...........................       43        0.44        7,212,510         0.91
Food Processing........................       55        0.56        6,762,907         0.86
Commercial/Retail Fixtures.............       42        0.42        6,582,636         0.83
Fitness................................       51        0.52        4,012,398         0.51
                                           -----      ------     ------------       ------
    Total..............................    9,883      100.00%    $790,364,305       100.00%
                                           -----      ------     ------------       ------
                                           -----      ------     ------------       ------

    As shown in the table above, the depositor's records list 3.40% of the initial contract pool principal balance in the category of 'Other' equipment. The depositor has not analyzed the contracts included in the category 'Other' in the above table to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category.

                           CONTRACT PRINCIPAL BALANCE

                                                                        $ AMOUNT
                                                                       COMPRISING         % OF
                                                            % OF         INITIAL         INITIAL
                                              AGGREGATE     TOTAL     CONTRACT POOL   CONTRACT POOL
                                              NUMBER OF   NUMBER OF     PRINCIPAL       PRINCIPAL
CONTRACT PRINCIPAL BALANCE ($)                CONTRACTS   CONTRACTS      BALANCE         BALANCE
--------------------------------------------  ---------   ---------   -------------   -------------
        0.01  to       5,000.00.............       29        0.29%    $    140,492         0.02%
    5,000.01  to      10,000.00.............      633        6.40        4,887,855         0.62
   10,000.01  to      15,000.00.............      764        7.73        9,555,839         1.21
   15,000.01  to      25,000.00.............    1,553       15.71       30,871,577         3.91
   25,000.01  to      50,000.00.............    2,650       26.81       95,467,678        12.08
   50,000.01  to     100,000.00.............    2,242       22.69      159,488,628        20.18
  100,000.01  to     150,000.00.............      878        8.88      107,360,916        13.58
  150,000.01  to     250,000.00.............      627        6.34      118,910,072        15.04
  250,000.01  to     500,000.00.............      355        3.59      119,160,143        15.08
  500,000.01  to   1,000,000.00.............      110        1.11       74,320,419         9.40
1,000,000.01  to   1,500,000.00.............       27        0.27       33,596,108         4.25
1,500,000.01  to   2,500,000.00.............       10        0.10       19,600,494         2.48
2,500,000.01  to   5,000,000.00.............        5        0.05       17,004,085         2.15
                                                -----      ------     ------------       ------
    Total...................................    9,883      100.00%    $790,364,305       100.00%
                                                -----      ------     ------------       ------
                                                -----      ------     ------------       ------

                          REMAINING TERMS OF CONTRACTS

                                                                    $ AMOUNT
                                                                   COMPRISING          % OF
                                                       % OF         INITIAL          INITIAL
                                         AGGREGATE     TOTAL     CONTRACT POOL    CONTRACT POOL
                                         NUMBER OF   NUMBER OF     PRINCIPAL        PRINCIPAL
REMAINING TERMS OF CONTRACT              CONTRACTS   CONTRACTS      BALANCE          BALANCE
---------------------------------------  ---------   ---------   --------------   --------------
               (months)
12 - 24................................    2,513       25.43%     $114,833,093         14.53%
25 - 36................................    3,237       32.75       221,650,465         28.04
37 - 48................................    2,806       28.39       251,358,309         31.80
49 - 60................................    1,171       11.85       139,072,486         17.60
61 - 72................................      102        1.03        36,668,901          4.64
73 - 84................................       41        0.41        18,994,261          2.40
85 - 96................................       13        0.13         7,786,790          0.99
                                           -----      ------      ------------        ------
    Total..............................    9,883      100.00%     $790,364,305        100.00%
                                           -----      ------      ------------        ------
                                           -----      ------      ------------        ------

                                TYPES OF OBLIGOR

                                                                   $ AMOUNT
                                                                  COMPRISING         % OF
                                                       % OF         INITIAL         INITIAL
                                         AGGREGATE     TOTAL     CONTRACT POOL   CONTRACT POOL
                                         NUMBER OF   NUMBER OF     PRINCIPAL       PRINCIPAL
TYPE OF OBLIGOR                          CONTRACTS   CONTRACTS      BALANCE         BALANCE
---------------------------------------  ---------   ---------   -------------   -------------
Construction...........................    4,503       45.56%    $308,432,872        39.02%
Manufacturing..........................    1,400       14.17      120,413,013        15.24
Services...............................    1,236       12.51      113,705,071        14.39
Retail & Wholesale Trade...............    1,061       10.74       72,338,240         9.15
Printing...............................      377        3.81       46,615,505         5.90
Transportation.........................      316        3.20       44,939,653         5.69
Mining, Forestry, Fishing..............      208        2.10       31,351,416         3.97
Agriculture............................      564        5.71       26,164,561         3.31
Healthcare.............................       81        0.82       15,904,342         2.01
Other..................................      137        1.39       10,499,632         1.33
                                           -----      ------     ------------       ------
    Total..............................    9,883      100.00%    $790,364,305       100.00%
                                           -----      ------     ------------       ------
                                           -----      ------     ------------       ------

    As shown in the table above, the depositor's records list 1.33% of the contract pool principal balance in the category of 'Other' types of obligor. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of obligor category.

                             OBLIGOR CONCENTRATION

                                                                   $ AMOUNT
                                                                  COMPRISING         % OF
                                                       % OF         INITIAL         INITIAL
                                         AGGREGATE     TOTAL     CONTRACT POOL   CONTRACT POOL
OBLIGORS (INCLUDING CONTRACTS            NUMBER OF   NUMBER OF     PRINCIPAL       PRINCIPAL
SECURING VENDOR LOANS)                   CONTRACTS   CONTRACTS      BALANCE         BALANCE
---------------------------------------  ---------   ---------   -------------   -------------
Top 5..................................     10         0.10%      $18,988,410        2.40%

    The Industries in which the top 5 obligors conduct business are Retail & Wholesale trade, Construction, Transportation, Mining, Forestry & Fishing and Healthcare.

STATISTICS RELATING TO DELINQUENCIES, NON-PERFORMING ASSETS AND LOSSES

    The following table sets forth the delinquency and non-performing assets experience at December 31 for the years 1998 to 2002, and as of June 30, 2002 and June 30, 2003, of the portfolios of receivables similar to and including the contracts originated or acquired and serviced by Equipment Financing. Equipment Financing used the underwriting standards described in this prospectus supplement under the section titled 'Underwriting and Servicing' for all of these receivables. For these purposes, a 'delinquency' generally means that the obligor on the contract has failed to make a required scheduled payment in an amount within $25 of that scheduled payment, within 30 days of the due date. Non-performing assets reflect both net investment for contracts on non-accrual status and assets received in satisfaction of leases or loans. A contract on 'non-accrual' status generally means that the contract is more than 90 days past due, or less in the event of the obligor's bankruptcy or other evidence of impairment, and Equipment Financing has stopped recording accrued interest on the contract. Contracts on non-accrual status will also be included in the delinquency amounts if the contract is more than 30 days past due. For these purposes, any payment made by the obligor on a contract subsequent to the required payment date is applied to the earliest payment which was unpaid. Contracts included in the pool to be securitized are no more than 30 days delinquent as of the cut-off date. These statistics are not necessarily indicative of the future performance of the contracts. The statistics for the following table are based on the contracts' net investment. Net investment is the sum of all payments plus any expected equipment residual value (established in accordance with the originator's policies) under a contract discounted to present value using the contract's implicit interest rate. The delinquency and non-performing assets percentages are calculated by dividing the dollar amount of the delinquent net investment or non-performing assets by the total net investment.

                CONTRACT DELINQUENCIES AND NON-PERFORMING ASSETS

                                                             PERCENTAGE OF               NON-
                                                        AGGREGATE NET INVESTMENT      PERFORMING
                                                          WHICH WAS DELINQUENT       ASSETS AS A
                                        AGGREGATE      --------------------------   PERCENTAGE OF
                                           NET         31 TO 60   OVER 60             AGGREGATE
                                        INVESTMENT       DAYS      DAYS     TOTAL   NET INVESTMENT
                                      --------------   --------   -------   -----   --------------
                                      (IN THOUSANDS)
12/31/1998..........................   $ 8,333,287       1.08%     1.46%    2.54%        1.08%
12/31/1999..........................   $ 9,008,237       1.04%     1.45%    2.49%        1.16%
12/31/2000..........................   $10,126,142       1.75%     2.91%    4.65%        2.46%
12/31/2001..........................   $ 7,501,251       2.73%     4.61%    7.34%        4.63%
12/31/2002..........................   $ 6,383,688       2.06%     5.23%    7.29%        4.49%

 6/30/2002..........................   $ 7,072,643       2.04%     5.14%    7.18%        5.29%
 6/30/2003..........................   $ 5,949,850       1.80%     5.25%    7.05%        4.89%

    The following table shows statistics for losses net of recoveries on defaulted contracts similar to the contracts originated and serviced by Equipment Financing during the twelve-month period ending December 31 in each of the five years from 1998 to 2002, and for the twelve month periods ended June 30, 2002 and June 30, 2003. Please see the discussion under the headings 'Underwriting and Servicing -- Non-Accrual and Write-Off Policy' for a description of how net losses are measured. These statistics are not necessarily indicative of the future performance of the contracts.

                                     LOSSES

                                                                               NET LOSSES AS A
                                                                                PERCENTAGE OF
                                                               AVERAGE NET       AVERAGE NET
TWELVE MONTHS ENDED                                             INVESTMENT       INVESTMENT
------------------------------------------------------------  --------------   ---------------
                                                              (IN THOUSANDS)
12/31/1998..................................................   $ 7,585,387          0.26%
12/31/1999..................................................   $ 8,662,894          0.27%
12/31/2000..................................................   $10,130,011          0.56%
12/31/2001..................................................   $ 8,886,720          1.20%
12/31/2002..................................................   $ 6,908,216          3.22%

                                                  (table continued on next page)

(table continued from previous page)

                                                                               NET LOSSES AS A
                                                                                PERCENTAGE OF
                                                               AVERAGE NET       AVERAGE NET
TWELVE MONTHS ENDED                                             INVESTMENT       INVESTMENT
------------------------------------------------------------  --------------   ---------------
                                                              (IN THOUSANDS)
 6/30/2002..................................................   $ 7,725,304          2.11%
 6/30/2003..................................................   $ 6,487,428          2.83%

    The data presented in the preceding tables are for illustrative purposes only. Such data relate to the performance of the portfolio of receivables similar to the contracts originated and serviced by Equipment Financing, and are not historical data regarding the contracts in the contract pool alone, since the contracts in the contract pool constitute only a portion of Equipment Financing's portfolio. In addition, the percentages in the tables above have not been adjusted to eliminate the effect of the growth of the portfolio. Accordingly, the delinquency and loss percentages would be expected to be higher than those shown if a group of contracts were isolated at a period in time and the delinquency and loss data showed activity only for that isolated group over the period indicated.

TWELVE MONTHS ENDED 6/30/03 VERSUS TWELVE MONTHS ENDED 6/30/02

    Total net investment contractually delinquent 30 days or more decreased from $508.2 million (7.18% of aggregate net investment) at June 30, 2002 to $419.4 million (7.05%) at June 30, 2003. The decrease in both dollar amounts and percentages reflects the stabilization of the economy evidenced by a decrease in customer bankruptcies and a reduction in repossessed assets in all market segments. Net losses increased from $162.7 million (2.11%) to $183.5 million (2.83%); however, the losses continued at a much reduced rate as demonstrated by the drop in quarterly losses from $59.7 million for the June 30, 2002 quarter compared to $28.2 million for the June 30, 2003 quarter. Although equipment sale values have improved modestly, the time to liquidate collateral continues to track prior periods. Aggregate net investment decreased from $7.07 billion to $5.95 billion, or 16% due to continued slightly tighter credit policies and a soft economy.

TWELVE MONTHS ENDED 12/31/02 VERSUS TWELVE MONTHS ENDED 12/31/01

    Total net investment contractually delinquent 30 days or more decreased from $550.3 million (7.34% of aggregate net investment) at December 31, 2001 to $465.2 million (7.29%) at December 31, 2002. Delinquencies remained at increased levels due to continued deterioration in all segments of the economy, principally construction, manufacturing and printing. Net losses increased from $106.7 million (1.20%) to $222.4 million (3.22%) as a result of the deterioration in the economy primarily in the above mentioned industries, softness in the inventory realization rates and increase in time to dispose of repossessed inventory. Aggregate net investment decreased from $7.50 billion to $6.38 billion, or 15% based on reduced originations resulting from slight tightening of credit policies and reduced demand for equipment. Additionally, CITEF exited certain business segments such as Owner-Operator Truck and Common Carrier which caused lower new volume, further shrinking net investment.

TWELVE MONTHS ENDED 12/31/01 VERSUS TWELVE MONTHS ENDED 12/31/00

    Total net investment contractually delinquent 30 days or more increased from $471.3 million (4.65% of aggregate net investment) at December 31, 2000 to $550.3 million (7.34%) at December 31, 2001. The increase in the dollar amount of delinquency reflects the general economic conditions, the disruption resulting from the consolidation of the Atlanta servicing center with the Tempe servicing center during the latter part of 2001 and the impact of the September 2001 terrorist attacks on the World Trade Center and the Pentagon. Collections were eased during this difficult time of national stress in order to avoid additional stress on borrowers, resulting in increased delinquencies. Delinquencies were also influenced by weather issues in construction and agriculture and modest increases in fuel costs. Net losses increased from $57.2 million (0.56%) to $106.7 million (1.20%). The increase is attributable to the items mentioned above and decreases in the values of collateral due to excess inventory. Aggregate net investment decreased from $10.13 billion to $7.50 billion, or 26%, reflecting portfolio runoff resulting from soft volumes due to general economic conditions and the liquidation of non-strategic portfolios such as Owner Operator Truck and Common Carrier.

TWELVE MONTHS ENDED 12/31/00 VERSUS TWELVE MONTHS ENDED 12/31/99

    Total net investment contractually delinquent 30 days or more increased from 2.49% to 4.65%. The primary contributor to the increase was the acquisition of Newcourt Credit Group Inc. ('Newcourt') during late 1999. In addition to significant disruption due to merger activities and system integration issues, Newcourt's portfolio contained high concentrations in distressed assets, particularly in the trucking industry. Certain segments of Equipment Financing's core portfolio also deteriorated. These include assets in the electronics industry, textile industry and logging industry. Net losses as a percentage of average net investment increased from 0.27% to 0.56%. The increase is not attributable to any one factor. However, increased losses in specific industries contributed substantially to the increase. Aggregate net investment increased from $9.01 billion to $10.13 billion, or 12%.

TWELVE MONTHS ENDED 12/31/99 VERSUS TWELVE MONTHS ENDED 12/31/98

    Total net investment contractually delinquent 30 days or more decreased from 2.54% to 2.49%. The decrease in percentage is primarily attributed to an increase in asset levels. Net losses as a percentage of average net investment increased from 0.26% to 0.27%. The increase is not attributable to any one factor, however, slower expansion in several economic segments in core industries resulted in higher defaults and lower realization rates against the collateral supporting those industries. Aggregate net investment increased from $8.33 billion to $9.01 billion, or 8%.

                     SCHEDULED CASHFLOWS FROM THE CONTRACTS

COLLECTION               SCHEDULED        SCHEDULED         COLLECTION        SCHEDULED        SCHEDULED
PERIOD                   PRINCIPAL         INTEREST           PERIOD          PRINCIPAL         INTEREST
---------------------  --------------   --------------   -----------------  --------------   --------------
August 2003/
 September 2003*.....  $43,238,550.52   $10,227,942.24   November 2006....  $ 9,345,692.85   $   706,986.84
October 2003.........   21,183,375.31     4,906,944.49   December 2006....    8,233,765.12       643,843.27
November 2003........   21,081,969.66     4,771,211.06   January 2007.....    7,059,124.25       588,270.57
December 2003........   21,419,525.46     4,635,708.29   February 2007....    6,533,332.30       540,466.00
January 2004.........   20,025,450.63     4,497,098.10   March 2007.......    6,366,745.92       495,905.85
February 2004........   19,692,168.11     4,368,644.29   April 2007.......    6,629,055.83       452,346.81
March 2004...........   20,303,275.27     4,241,762.72   May 2007.........    5,867,426.85       407,368.77
April 2004...........   21,285,172.56     4,110,633.94   June 2007........    4,937,667.11       367,344.22
May 2004.............   21,606,786.62     3,973,823.68   July 2007........    4,288,132.98       333,328.95
June 2004............   22,155,362.05     3,834,739.46   August 2007......    4,244,536.14       303,941.20
July 2004............   22,226,555.14     3,691,852.28   September 2007...    3,748,111.81       275,146.17
August 2004..........   22,261,108.66     3,549,017.68   October 2007.....    3,678,121.20       249,766.98
September 2004.......   22,005,498.89     3,405,174.80   November 2007....    3,130,785.92       225,116.99
October 2004.........   21,748,872.26     3,262,969.37   December 2007....    2,947,317.10       203,980.59
November 2004........   21,161,689.03     3,122,912.56   January 2008.....    2,241,550.39       184,014.38
December 2004........   21,226,724.94     2,985,955.47   February 2008....    2,073,102.48       168,741.98
January 2005.........   19,094,129.80     2,847,145.99   March 2008.......    1,784,789.98       154,771.83
February 2005........   18,409,710.57     2,723,683.07   April 2008.......    1,776,873.12       142,665.81
March 2005...........   18,300,301.15     2,603,477.63   May 2008.........    1,607,137.27       130,679.03
April 2005...........   18,371,867.49     2,483,612.87   June 2008........    1,129,343.94       119,412.11
May 2005.............   18,046,929.24     2,363,744.81   July 2008........    1,221,472.09       111,619.43
June 2005............   18,104,986.16     2,245,486.81   August 2008......    1,276,898.50       103,122.18
July 2005............   17,678,034.51     2,126,629.19   September 2008...    1,284,974.38        94,043.36
August 2005..........   17,421,791.42     2,010,821.96   October 2008.....    1,028,209.73        85,133.28
September 2005.......   16,935,758.31     1,896,073.69   November 2008....      954,144.74        77,983.10
October 2005.........   16,496,309.01     1,784,422.79   December 2008....    1,137,142.03        71,256.53
November 2005........   15,689,709.89     1,676,301.56   January 2009.....      949,228.35        63,282.20
December 2005........   15,506,180.01     1,572,990.69   February 2009....      944,169.12        56,685.36
January 2006.........   13,374,598.59     1,468,738.58   March 2009.......      857,071.67        50,436.31
February 2006........   12,628,632.29     1,380,246.06   April 2009.......      701,720.30        44,732.60
March 2006...........   12,204,662.77     1,296,183.08   May 2009.........      441,004.54        39,751.09
April 2006...........   12,084,382.40     1,214,404.79   June 2009........      495,491.04        36,811.38
May 2006.............   11,553,085.35     1,133,435.82   July 2009........      553,927.26        33,401.59
June 2006............   11,075,108.18     1,055,790.14   August 2009......      391,728.47        29,896.38
July 2006............   10,622,584.75       981,238.51   September 2009...      394,326.42        27,298.43
August 2006..........   10,583,820.62       909,636.98   October 2009.....      391,257.90        24,682.97
September 2006.......   10,346,768.93       838,762.75   November 2009....      518,246.27        22,092.70
October 2006.........    9,301,728.75       769,281.03   December 2009....      411,276.33        18,598.29

     COLLECTION               SCHEDULED        SCHEDULED
       PERIOD                 PRINCIPAL         INTEREST
 ---------------------     --------------   --------------
  January 2010.....      $   479,154.72     $  15,848.98
  February 2010....          297,157.09        12,665.25
  March 2010.......          276,319.81        10,664.81
  April 2010.......          152,223.03         8,827.94
  May 2010.........          146,677.77         7,789.50
  June 2010........          113,364.98         6,786.37
  July 2010........          117,028.48         6,006.03
  August 2010......          110,413.26         5,192.90
  September 2010...          111,161.80         4,444.36
  October 2010.....           87,963.06         3,690.68
  November 2010....           88,564.59         3,089.15
  December 2010....           89,170.29         2,483.45
  January 2011.....           71,926.88         1,873.53
  February 2011....           72,431.02         1,369.39
  March 2011.......           59,134.23           861.65
  April 2011.......           36,348.33           439.30
  May 2011.........           27,198.98           186.85

---------

* Scheduled interest was $5,186,428.15 for August 2003 and $5,041,514.09 for September 2003, respectively, and scheduled principal was $22,333,844.48 for August 2003 and $20,904,706.04 for September 2003, respectively.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    The rate of payments on contracts will directly affect

        the rate of note principal payments,

        the aggregate amount of each note interest payment, and

        the yield to maturity of the notes.

    The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be predicted. CIT Financial USA may purchase contracts from the owner trust if the contracts were ineligible for transfer at the time of transfer to the owner trust. Any payments for these reasons, other than scheduled payments, may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts. Each prepayment, liquidation or repurchase of a contract, if the contract is not replaced by the depositor with a comparable substitute contract as described under 'The Contracts -- Substitution of Contracts' in the accompanying prospectus, will shorten the weighted average remaining term of the contracts and the weighted average life of the notes. See 'Risk Factors -- Contract Prepayment, Ineligibility or Default May Cause Earlier Repayments of the Notes than You Expect and You May Not Be Able to Find Investments with the Same Yield as the Notes at the Time of the Repayment' in this prospectus supplement.

    The following tables set forth the percentage of the initial principal amount of each class of notes which would be outstanding on the payment dates set forth below assuming the conditional prepayment rates ('CPR') indicated in the table. This information is hypothetical. The CPR assumes that a fraction of the outstanding contracts is prepaid on each payment date, which implies that each contract in the pool of contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the contracts. The CPR measures prepayments based on the contract pool principal balance, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period. The CPR further assumes that all contracts are the same size and amortize at the same rate. The CPR also assumes that each contract will be either paid as scheduled or prepaid in full. The amounts set forth in the tables are based upon the timely receipt of scheduled monthly contract payments, and assume that:

     the servicer exercises its option to cause a redemption of the notes on the payment date that the aggregate note principal amount becomes less than 10% of the initial contract pool principal balance, and the closing date for the sale of the contracts to the owner trust is September 25, 2003.

    The CPR tables are based upon the contract pool principal balance determined using the annual percentage rates of the contracts as of the initial cut-off date. In addition, it is assumed for the purposes of these tables only that the owner trust issues the notes in the following initial principal amounts:

                                                      INITIAL
CLASS                                            PRINCIPAL AMOUNT
----------------------------------------------  -------------------
A-1...........................................     $275,000,000
A-2...........................................     $157,000,000
A-3...........................................     $287,253,376
B.............................................     $ 21,750,000
C.............................................     $ 23,710,929
D.............................................     $ 25,650,000

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-1 NOTES

                                                                                CPR
----------------------------------------------  -------------------------------------------------------------------
PAYMENT DATE                                      0.00%        13.00%        15.00%        17.00%        19.00%
----------------------------------------------    -------       -------       -------       -------       -------
Issue Date....................................     100.00        100.00        100.00        100.00        100.00
October 2003..................................      84.28         78.69         77.69         76.67         75.64
November 2003.................................      76.57         68.49         67.06         65.60         64.11
December 2003.................................      68.91         58.54         56.70         54.84         52.94
January 2004..................................      61.12         48.66         46.47         44.24         41.98
February 2004.................................      53.84         39.44         36.92         34.36         31.78
March 2004....................................      46.68         30.51         27.69         24.84         21.96
April 2004....................................      39.29         21.57         18.48         15.37         12.24
May 2004......................................      31.55         12.48          9.17          5.84          2.49
June 2004.....................................      23.70          3.48          0.00          0.00          0.00
July 2004.....................................      15.64          0.00          0.00          0.00          0.00
August 2004...................................       7.56          0.00          0.00          0.00          0.00
September 2004................................       0.00          0.00          0.00          0.00          0.00

---------
Weighted Average Life to Call (in Years)......       0.49          0.37          0.35          0.34          0.32
Weighted Average Life to Maturity (in
 Years).......................................       0.49          0.37          0.35          0.34          0.32

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-2 NOTES

                                                                                CPR
----------------------------------------------  -------------------------------------------------------------------
PAYMENT DATE                                      0.00%        13.00%        15.00%        17.00%        19.00%
----------------------------------------------    -------       -------       -------       -------       -------
Issue Date....................................     100.00        100.00        100.00        100.00        100.00
October 2003..................................     100.00        100.00        100.00        100.00        100.00
November 2003.................................     100.00        100.00        100.00        100.00        100.00
December 2003.................................     100.00        100.00        100.00        100.00        100.00
January 2004..................................     100.00        100.00        100.00        100.00        100.00
February 2004.................................     100.00        100.00        100.00        100.00        100.00
March 2004....................................     100.00        100.00        100.00        100.00        100.00
April 2004....................................     100.00        100.00        100.00        100.00        100.00
May 2004......................................     100.00        100.00        100.00        100.00        100.00
June 2004.....................................     100.00        100.00         99.97         93.81         87.63
July 2004.....................................     100.00         90.36         83.95         77.53         71.09
August 2004...................................     100.00         74.90         68.27         61.64         55.01
September 2004................................      99.69         59.74         52.94         46.15         39.38
October 2004..................................      86.30         45.02         38.10         31.21         24.34
November 2004.................................      73.07         30.74         23.74         16.78          9.87
December 2004.................................      60.19         17.05         10.02          3.03          0.00
January 2005..................................      47.27          3.62          0.00          0.00          0.00
February 2005.................................      35.66          0.00          0.00          0.00          0.00
March 2005....................................      24.45          0.00          0.00          0.00          0.00
April 2005....................................      13.32          0.00          0.00          0.00          0.00
May 2005......................................       2.14          0.00          0.00          0.00          0.00
June 2005.....................................       0.00          0.00          0.00          0.00          0.00

---------
Weighted Average Life to Call (in Years)......       1.35          1.09          1.05          1.01          0.98
Weighted Average Life to Maturity (in
 Years).......................................       1.35          1.09          1.05          1.01          0.98

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-3 NOTES

                                                                                CPR
----------------------------------------------  -------------------------------------------------------------------
PAYMENT DATE                                      0.00%        13.00%        15.00%        17.00%        19.00%
----------------------------------------------    -------       -------       -------       -------       -------
Issue Date....................................     100.00        100.00        100.00        100.00        100.00
October 2003..................................     100.00        100.00        100.00        100.00        100.00
November 2003.................................     100.00        100.00        100.00        100.00        100.00
December 2003.................................     100.00        100.00        100.00        100.00        100.00
January 2004..................................     100.00        100.00        100.00        100.00        100.00
February 2004.................................     100.00        100.00        100.00        100.00        100.00
March 2004....................................     100.00        100.00        100.00        100.00        100.00
April 2004....................................     100.00        100.00        100.00        100.00        100.00
May 2004......................................     100.00        100.00        100.00        100.00        100.00
June 2004.....................................     100.00        100.00        100.00        100.00        100.00
July 2004.....................................     100.00        100.00        100.00        100.00        100.00
August 2004...................................     100.00        100.00        100.00        100.00        100.00
September 2004................................     100.00        100.00        100.00        100.00        100.00
October 2004..................................     100.00        100.00        100.00        100.00        100.00
November 2004.................................     100.00        100.00        100.00        100.00        100.00
December 2004.................................     100.00        100.00        100.00        100.00         97.87
January 2005..................................     100.00        100.00         98.13         94.32         90.55
February 2005.................................     100.00         95.37         91.53         87.74         83.98
March 2005....................................     100.00         89.09         85.27         81.50         77.78
April 2005....................................     100.00         82.97         79.18         75.45         71.78
May 2005......................................     100.00         76.95         73.22         69.55         65.95
June 2005.....................................      95.17         71.15         67.48         63.89         60.36
July 2005.....................................      89.15         65.45         61.87         58.37         54.94
August 2005...................................      83.27         59.98         56.50         53.09         49.77
September 2005................................      77.47         54.69         51.32         48.03         44.82
October 2005..................................      71.84         49.64         46.38         43.21         40.12
November 2005.................................      66.35         44.80         41.66         38.62         35.67
December 2005.................................      61.14         40.26         37.25         34.34         31.51
January 2006..................................      55.98         35.86         32.99         30.21         27.53
February 2006.................................      51.53         32.06         29.31         26.65         24.09
March 2006....................................      47.33         28.52         25.89         23.35         20.90
April 2006....................................      43.27         25.15         22.64         20.22         17.90
May 2006......................................      39.25         21.89         19.50         17.21         15.01
June 2006.....................................      35.41         18.81         16.55         14.38         12.31
July 2006.....................................      31.73         15.91         13.77         11.73          0.00
August 2006...................................      28.20         13.17         11.16          0.00          0.00
September 2006................................      24.68         10.50          0.00          0.00          0.00
October 2006..................................      21.24          0.00          0.00          0.00          0.00
November 2006.................................      18.14          0.00          0.00          0.00          0.00
December 2006.................................      15.03          0.00          0.00          0.00          0.00
January 2007..................................      12.30          0.00          0.00          0.00          0.00
February 2007.................................       9.95          0.00          0.00          0.00          0.00
March 2007....................................       0.00          0.00          0.00          0.00          0.00

---------
Weighted Average Life to Call (in Years)......       2.55          2.18          2.12          2.06          2.01
Weighted Average Life to Maturity (in
 Years).......................................       2.57          2.19          2.14          2.08          2.03

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                              OF THE CLASS B NOTES

                                                                                CPR
----------------------------------------------  -------------------------------------------------------------------
PAYMENT DATE                                      0.00%        13.00%        15.00%        17.00%        19.00%
----------------------------------------------    -------       -------       -------       -------       -------
Issue Date....................................     100.00        100.00        100.00        100.00        100.00
October 2003..................................     100.00         91.85         91.47         91.08         90.69
November 2003.................................     100.00         87.95         87.41         86.85         86.28
December 2003.................................     100.00         84.15         83.45         82.73         82.01
January 2004..................................     100.00         80.37         79.53         78.68         77.82
February 2004.................................     100.00         76.85         75.88         74.90         73.92
March 2004....................................     100.00         73.43         72.35         71.26         70.16
April 2004....................................     100.00         70.01         68.83         67.64         66.44
May 2004......................................     100.00         66.54         65.27         64.00         62.72
June 2004.....................................     100.00         63.10         61.76         60.41         59.07
July 2004.....................................     100.00         59.66         58.26         56.86         55.46
August 2004...................................     100.00         56.29         54.84         53.39         51.95
September 2004................................      95.43         52.98         51.49         50.01         48.53
October 2004..................................      90.91         49.76         48.25         46.75         45.25
November 2004.................................      86.44         46.65         45.12         43.60         42.09
December 2004.................................      82.09         43.66         42.12         40.60         39.09
January 2005..................................      77.73         40.73         39.19         37.67         36.17
February 2005.................................      73.81         38.09         36.56         35.04         33.54
March 2005....................................      70.03         35.58         34.05         32.55         31.06
April 2005....................................      66.27         33.14         31.62         30.13         28.67
May 2005......................................      62.49         30.73         29.24         27.78         26.34
June 2005.....................................      58.79         28.42         26.95         25.52         24.11
July 2005.....................................      55.07         26.14         24.71         23.31         21.94
August 2005...................................      51.43         23.96         22.56         21.20         19.88
September 2005................................      47.86         21.84         20.49         19.18         17.90
October 2005..................................      44.38         19.82         18.52         17.26         16.02
November 2005.................................      40.99         17.89         16.64         15.42         14.24
December 2005.................................      37.76         16.08         14.88         13.71         12.59
January 2006..................................      34.58         14.32         13.17         12.06         10.99
February 2006.................................      31.83         12.80         11.70         10.64          9.62
March 2006....................................      29.24         11.39         10.34          9.32          8.35
April 2006....................................      26.73         10.05          9.04          8.08          7.15
May 2006......................................      24.25          8.74          7.79          6.87          5.99
June 2006.....................................      21.87          7.51          6.61          5.74          4.91
July 2006.....................................      19.60          6.35          5.50          4.68          0.00
August 2006...................................      17.42          5.26          4.46          0.00          0.00
September 2006................................      15.24          4.19          0.00          0.00          0.00
October 2006..................................      13.12          0.00          0.00          0.00          0.00
November 2006.................................      11.21          0.00          0.00          0.00          0.00
December 2006.................................       9.29          0.00          0.00          0.00          0.00
January 2007..................................       7.59          0.00          0.00          0.00          0.00
February 2007.................................       6.14          0.00          0.00          0.00          0.00
March 2007....................................       0.00          0.00          0.00          0.00          0.00

---------
Weighted Average Life to Call (in Years)......       2.08          1.25          1.21          1.17          1.14
Weighted Average Life to Maturity (in
 Years).......................................       2.09          1.26          1.22          1.18          1.15

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                              OF THE CLASS C NOTES

                                                                                CPR
----------------------------------------------  -------------------------------------------------------------------
PAYMENT DATE                                      0.00%        13.00%        15.00%        17.00%        19.00%
----------------------------------------------    -------       -------       -------       -------       -------
Issue Date....................................     100.00        100.00        100.00        100.00        100.00
October 2003..................................     100.00        100.00        100.00        100.00        100.00
November 2003.................................     100.00        100.00        100.00        100.00        100.00
December 2003.................................     100.00        100.00        100.00        100.00        100.00
January 2004..................................     100.00        100.00        100.00        100.00        100.00
February 2004.................................     100.00        100.00        100.00        100.00        100.00
March 2004....................................     100.00        100.00        100.00        100.00        100.00
April 2004....................................     100.00        100.00        100.00        100.00        100.00
May 2004......................................     100.00        100.00        100.00        100.00        100.00
June 2004.....................................     100.00        100.00        100.00        100.00        100.00
July 2004.....................................     100.00        100.00        100.00        100.00        100.00
August 2004...................................     100.00        100.00        100.00        100.00        100.00
September 2004................................     100.00        100.00        100.00        100.00        100.00
October 2004..................................     100.00        100.00        100.00        100.00        100.00
November 2004.................................     100.00        100.00        100.00        100.00        100.00
December 2004.................................     100.00        100.00        100.00        100.00        100.00
January 2005..................................     100.00        100.00        100.00        100.00        100.00
February 2005.................................     100.00        100.00        100.00        100.00        100.00
March 2005....................................     100.00        100.00        100.00        100.00        100.00
April 2005....................................     100.00        100.00        100.00        100.00        100.00
May 2005......................................     100.00        100.00        100.00        100.00        100.00
June 2005.....................................     100.00        100.00        100.00        100.00        100.00
July 2005.....................................     100.00        100.00        100.00        100.00        100.00
August 2005...................................     100.00        100.00        100.00        100.00        100.00
September 2005................................     100.00        100.00        100.00        100.00        100.00
October 2005..................................     100.00        100.00        100.00        100.00        100.00
November 2005.................................     100.00        100.00        100.00        100.00        100.00
December 2005.................................     100.00        100.00        100.00        100.00        100.00
January 2006..................................     100.00        100.00        100.00        100.00        100.00
February 2006.................................     100.00        100.00        100.00        100.00        100.00
March 2006....................................     100.00        100.00        100.00        100.00        100.00
April 2006....................................     100.00        100.00        100.00        100.00        100.00
May 2006......................................     100.00        100.00        100.00        100.00        100.00
June 2006.....................................     100.00        100.00        100.00        100.00        100.00
July 2006.....................................     100.00        100.00        100.00        100.00          0.00
August 2006...................................     100.00        100.00        100.00          0.00          0.00
September 2006................................     100.00        100.00          0.00          0.00          0.00
October 2006..................................     100.00          0.00          0.00          0.00          0.00
November 2006.................................     100.00          0.00          0.00          0.00          0.00
December 2006.................................     100.00          0.00          0.00          0.00          0.00
January 2007..................................     100.00          0.00          0.00          0.00          0.00
February 2007.................................     100.00          0.00          0.00          0.00          0.00
March 2007....................................       0.00          0.00          0.00          0.00          0.00

---------
Weighted Average Life to Call (in Years)......       3.49          3.07          2.99          2.90          2.82
Weighted Average Life to Maturity (in
 Years).......................................       4.10          3.66          3.60          3.53          3.46

                                 CIT GROUP INC.

    This section supplements and amends the information under the caption 'The CIT Group, Inc.' on page 25 of the accompanying prospectus.

    CIT Group Inc., a Delaware corporation ('CIT'), is a leading global commercial and consumer finance company that was founded in 1908. CIT is a source of financing and leasing capital for companies in a wide variety of industries, including many of today's leading industries and emerging businesses, offering vendor, equipment, commercial, factoring, consumer, and structured financing capabilities.

    CIT has a broad array of 'franchise' businesses that focus on specific industries, asset types and markets, which are balanced by client, industry and geographic diversification. Managed assets were $47.9 billion, owned financing and leasing assets were $37.5 billion and stockholders' equity was $5.1 billion at June 30, 2003.

    CIT provides a wide range of financing and leasing products to small, midsize and larger companies across a wide variety of industries, including manufacturing, retailing, transportation, aerospace, construction, technology, communication, and various service-related industries. The secured lending, leasing and factoring products of CIT's operations include direct loans and leases, operating leases, leveraged and single investor leases, secured revolving lines of credit and term loans, credit protection, accounts receivable collection, import and export financing, debtor-in-possession and turnaround financing, and acquisition and expansion financing.

    CIT is organized into five business segments as follows:

        Equipment Finance,

        Specialty Finance,

        Capital Finance,

        Commercial Finance, and

        Structured Finance.

    CIT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission.

    CIT will have no liabilities or obligations with respect to any of the Notes.

                    THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                          THE ORIGINATOR AND SERVICER

    This section updates and supplements the information under the caption 'CIT Financial USA, Inc., The Seller and Servicer' on pages 24-25 of the accompanying prospectus and 'The Originators -- Equipment Financing and Leasing' on pages 26-27 of the accompanying prospectus.

    The CIT Group/Equipment Financing, Inc., a Delaware corporation and wholly-owned subsidiary of CIT ('CITEF'), will be the servicer of the contracts included in the contract pool. CITEF is managed within CIT's Equipment Finance business segment. Financing and leasing assets of the Equipment Finance business segment totaled $6.7 billion at June 30, 2003, and comprised 17.9% of CIT's total financing and leasing assets. On a managed asset basis, the Equipment Finance business segment totaled $10.5 billion or 22.0% of CIT's total managed assets. The contracts included in the contract pool were (or, in the case of substituted contracts, will have been) originated or acquired by, and are serviced by, the Equipment Finance business segment ('Equipment Financing') through CITEF.

    Equipment Financing offers secured equipment financing and leasing products, including direct secured loans, leases, specialized wholesale and retail financing for distributors and manufacturers, operating leases, sale and leaseback arrangements, portfolio acquisitions, municipal leases, revolving lines of credit, and in-house syndication capabilities. Equipment Financing focuses on the broad distribution of its products through manufacturers, dealers/distributors, intermediaries and direct calling efforts primarily in manufacturing, construction, food services/stores, transportation and other industries.

    Equipment Financing is a diversified, middle market, secured equipment lender that has a global presence with strong North American marketing coverage. At June 30, 2003, its portfolio included assets to customers in a number of different industries with manufacturing, construction and transportation being the largest as a percentage of managed assets.

    Equipment Financing originates products through direct calling on customers and through relationships with manufacturers, dealers/distributors and intermediaries that have leading or significant marketing positions in their respective industries. This provides Equipment Financing with efficient access to equipment end-users in many industries across a variety of equipment types.

                           UNDERWRITING AND SERVICING

    This section updates and supercedes the information describing Equipment Financing's underwriting and servicing policies under the caption 'The Originators -- Underwriting and Servicing' on pages 29-35 of the accompanying prospectus. CITEF will service the contracts in the contract pool in accordance with the servicing policies and procedures of Equipment Financing.

CREDIT MANAGEMENT PHILOSOPHY

    In response to CIT's growing businesses, a corporate credit risk management group, which reports to CIT's Chief Risk Officer, was formed in the fourth quarter of 1999 to oversee and manage credit risk throughout CIT. This group's structure includes senior credit executive alignment with each of the business segments, as well as a senior executive with corporate-wide asset recovery and work-out responsibilities. This group reviews non-traditional transactions and transactions which are outside of established target market definitions and risk acceptance criteria or which exceed each of the strategic business units' credit authority. In addition, an Executive Credit Committee, which includes CIT's Chairman and Chief Executive Officer, the Chief Risk Officer, and three members of the corporate credit risk management group, approves credits that are beyond the authority of the business units. The credit risk management group also includes an independent credit audit function.

    Each of CIT's business segments has developed and implemented a formal credit management process in accordance with uniform guidelines established by the credit risk management group. Each unit within CIT has in place policies, controls, systems and procedures intended to manage and limit these risks, promote early problem recognition and corrective action, and facilitate consistent portfolio performance measurements. CIT's credit risk management department periodically reviews these policies, controls, systems and procedures.

    Equipment Financing seeks to minimize credit risk through diversification of the portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. Equipment Financing's financing activities cover a wide range of equipment types, including construction, manufacturing, transportation, printing and medical equipment financed by a large number of end-users located throughout North America and, to a lesser extent, abroad.

TARGET MARKET DEFINITIONS/RISK ACCEPTANCE CRITERIA

    With respect to new business generation, formal Target Market Definitions ('TMD') and Risk Acceptance Criteria ('RAC') are used by Equipment Financing to provide specific industry, credit and product guidelines for each of its operating divisions. TMD and RAC focus both marketing and credit professionals on markets and obligor credit profiles that are acceptable to Equipment Financing. TMD specifically indicates those market segments, delivery channels and financial products that are appropriate for a given industry. RAC, on the other hand, outlines the technical characteristics of an acceptable credit risk, including required management experience, acceptable terms and conditions, and collateral requirements.

    All TMD and RAC are approved by CIT's corporate risk management group.

CREDIT APPROVAL

    Each operating division within Equipment Financing has a senior credit officer who is responsible for overseeing the quality, integrity and performance of the division's credit underwriting and portfolio quality. Before any transaction can be committed to, it must first be approved by a duly authorized credit officer in accordance with clearly defined authorities, policies and procedures. Equipment Financing's home office credit committee (the 'EF Home Credit Committee') establishes credit policies appropriate for Equipment Financing's business and periodically reviews Equipment Financing's credit personnel's exercise of credit authority for adherence to the established credit policies. These credit policies must be consistent with CIT's overall credit policies.

    Credit authorities are set in order to enable individual credit officers to handle approximately 85-90% of the transactions flowing to them. This approach results in higher credit authorities reviewing approximately 10-15% of the transactions while ensuring oversight of an individual's judgment, credit skills and compliance with the credit policy by more senior credit officials. Credit authorities within Equipment Financing are generally limited to approval of 'standard transactions' grouped into two categories. The first category includes capital equipment purchases within industries that Equipment Financing has targeted based on customer profiles. These industries include construction, manufacturing, printing, marine and healthcare. The second category includes transactions across industries collateralized by equipment types that Equipment Financing typically finances, such as machine tools, plastic injection molding equipment and corporate aircraft. All credit authorities over $500,000 are specifically approved by the EF Home Credit Committee, and credit authorities under $500,000 are reviewed quarterly by the EF Home Credit Committee. Amounts of credit authorities approved for individual credit officers can vary based upon the type of financing and type of obligor. If a transaction exceeds an individual credit officer's authority, a committee of credit officers for the operating unit may be authorized to approve the transaction. Transactions exceeding $6,000,000 or any 'nonstandard' transaction require the approval of the EF Home Credit Committee. All credit decisions involving amounts in excess of $10,000,000 must be reported to CIT's Executive Credit Committee each month. CIT's Executive Credit Committee must approve amounts or exposure in excess of $20,000,000 for Equipment Financing.

    The credit authority granted to approve transactions may not be delegated.

    CIT utilizes the 'one obligor concept' in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must be sufficient to approve the customer's total credit exposure. Credit exposure is tracked in an automated fashion aggregating all originators' exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals for Equipment Financing are valid for up to 90 days.

UNDERWRITING -- GENERAL

    Equipment Financing's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are made based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. Each operating division's credit officers conduct various credit investigations, including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet and other credit bureaus. In the case of larger transactions, credit officers will typically obtain and analyze financial statements from the potential customer. An analysis will be conducted to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Asset quality is carefully reviewed and compared to the information obtained from reference checking and credit reports. Cash flow is checked for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis typically involves a review of the potential customer's leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios, a comparison of the company to other companies in its industry and consideration of the prospects for the local or regional economy. The credit officer then prepares a written analysis summarizing the amount and terms of the credit request and setting forth the credit officer's recommendation including detailed supporting rationale. Alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, are also considered in the event the customer fails to honor its payment obligations. However, Equipment Financing does not impose rigid loan-to-value ratios in its underwriting process, nor is a maximum loan-to-value ratio imposed for the types of contracts included in the contract pool securing the notes offered by this prospectus supplement.

    The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, additional advance payments or other credit enhancements, and it will dictate the necessary documentation. An authorized credit officer must re-approve any subsequent modification of approval terms or required documentation.

UNDERWRITING -- VENDOR PROGRAMS

    In initially establishing a program agreement or other form of financing arrangement with a vendor, dealer or broker (collectively, 'Vendors'), Equipment Financing completes a formal underwriting review of the Vendor to ensure that the Vendor can perform the financial and other obligations contained in any Vendor agreement. This review typically encompasses a financial review, a product review (including an analysis of market acceptance of the Vendor's products) and a general operational and managerial review of the Vendor. Vendors must generally be well established in their field and must market industry accepted equipment or other products. The Vendor must have sufficient financial resources to support its representations and warranties which are made in connection with the proposed financing relationship. Equipment Financing continually monitors these program agreements and performs regular reviews of a Vendor's financial condition for a Vendor which generates a substantial amount of contracts involving direct or contingent Vendor risk. Vendor reviews are also determined based on portfolio performance.

DOCUMENTATION

    Contract documentation may include:

        a credit application or credit package including relevant information,

        a signed lease/installment sale or financing agreement,

        a vendor invoice,

        proof of insurance, where relevant,

        delivery and acceptance acknowledgments, and

        financial statements.

    Filing of financing statements typically is required in the appropriate 'filing' jurisdiction if the cost of the equipment is at least $25,000 or, in the alternative, at least $50,000 if the equipment relates to a lease with a 'fair market value' purchase option. All of the leases in the contract pool have purchase options for less than fair market value.

BILLING

    Equipment Financing prepares and mails invoices for its own portfolio. All customers are assigned a billing cycle, and invoices are generated automatically and mailed out before the due date with the exception of end-users whose payment obligations are evidenced by payment coupon books or whose payments are automatically debited from their accounts. From time to time to facilitate customer needs, manual invoices are provided. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions. Cash is applied by these financial institutions according to specified cash application hierarchies dictated by CIT.

PORTFOLIO MONITORING

    Portfolio quality is monitored regularly to assess the overall condition of the portfolio and identify the major exposures and trends within the portfolio. Delinquencies are tracked and calculated monthly for each business unit, including segmentation by classification of days past due. Credit losses are monitored each month and compared with credit losses for previous months and the corresponding month in a number of prior years.

    For transactions over $1,000,000, each operating division within Equipment Financing endeavors to conduct annual reviews of customer financial condition and risk rating. For higher risk transactions, or transactions in high risk industries, more frequent reviews may be required. All other transactions are monitored via the normal collection process, meaning that they will receive individual attention only if they became delinquent or for some other reason came to the attention of the company's credit or collection personnel. For example, a material adverse change in the financial condition of a customer would trigger an individual review.

    In addition to providing an initial credit review, ongoing credit review procedures exist to identify at an early stage those customers that may be experiencing financial difficulty. Credit personnel monitor these customers once they are identified and periodically make recommendations to the senior credit officer of the unit as to what remedial actions should be taken,

        what portion, if any, of total credit exposures should be written off, or whether a specific allocation should be made to the loss reserves.

COLLECTIONS

    Each operating division within Equipment Financing is responsible for the collection and management of its own portfolio. The methods which are used in collections vary somewhat by unit and are based largely upon the number of accounts and their average balances. Collection management systems have been developed and deployed within Equipment Financing including outbound call management systems. These collection management systems prioritize delinquent accounts into automated queues based upon size of account, age of account, level of delinquency, etc. Telephone calls are made by collection personnel on each of the accounts in the queues. Follow-up dates are entered after contact with the accounts. In addition, automated collection letters are generated through the collection systems. Collection managers also review various system-generated aging reports, along with queue statistics, to monitor progress.

NON-ACCRUAL AND WRITE-OFF POLICY

    Equipment Financing maintains non-accrual and write-off policies which are in accordance with CIT corporate policy. The policies require that accounts which are 90 days past due, or less in the event of a bankruptcy or other appropriate evidence of impairment, be placed on non-accrual. If, however, a credit professional determines that an account is adequately collateralized or credit enhanced (i.e., no loss will be incurred), the account may continue on accrual status. Each account is reviewed on a case by case basis to determine the need for and amount of any write-down. All accounts will be written down to their underlying collateral value no later than at 180 days past due. After an account is liquidated, Equipment Financing takes any additional writedown necessary to reflect the actual loss, if any, on the account. Equipment Financing does not typically utilize outside collection agencies.

             SOME IMPORTANT LEGAL ISSUES RELATING TO THE CONTRACTS

    Certain legal issues affecting contracts like those included in the contract pool are summarized below. Because many of these legal issues are governed by state law, they may differ substantially from state to state. The following summaries are not comprehensive and do not necessarily reflect the laws of any one state, nor do they encompass the laws of all states where a security interest in the contract pool is maintained, or discuss variations in the UCC as adopted by each individual state. The specific federal and state laws governing the contracts in the contract pool will prevail over any statement to the contrary in these summaries.

SALE AND TRANSFER OF THE CONTRACTS

    After the depositor sells and assigns the contracts to the owner trust, the owner trust gains certain rights under the contracts, including the right to receive payment on the contracts.

    Under the UCC's Revised Article 9 (as in effect in each applicable jurisdiction) ('Article 9'), contracts like the loans and leases included in the contract pool may be considered 'tangible chattel paper,' 'accounts,' or 'payment intangibles' for purposes of the UCC as in effect in each applicable jurisdiction. Because Article 9 defines a 'security interest' to include a buyer's interest in chattel paper, accounts, payment intangibles and promissory notes, a buyer of tangible chattel paper must comply with the provisions of
Article 9 and achieve perfection of its interests either by possession of the tangible chattel paper or by filing a financing statement in the state in which the seller is 'located' within the meaning of Article 9, which in the case of each seller is the state of incorporation or organization of the seller. Under the pooling and servicing agreement the servicer, as custodian for the owner trust, will retain possession of the contracts. In addition, UCC financing statements will be filed in the jurisdictions applicable to each seller in order to perfect the sale of the contracts by the originator to CIT Financial USA, by CIT Financial USA to the depositor, and by the depositor to the owner trust. The financing statements will also perfect each buyer's security interest in the contracts in the event that the contracts are deemed not to be tangible chattel paper but instead are deemed to be accounts, in which interests are perfected only by the filing of a financing statement in the state of incorporation or organization of the seller. As custodian for the owner trust, the servicer will also take any future actions that are necessary to continue the perfection of the owner trust's interest in the contracts and their proceeds.

    Although the servicer will retain custody of the contracts sold to the owner trust on behalf of the owner trust, it will not, however, physically stamp the contracts to reflect their sequential assignments by the originator to CIT Financial USA, from CIT Financial USA to the depositor or from the depositor to the owner trust. It will not segregate the contracts and related certificates of title to indicate that the contracts have been sold to the owner trust. If, whether inadvertently or otherwise, another party who does not have actual knowledge of the owner trust's interest purchases a contract for new value, in good faith, in the ordinary course of its business, and takes possession of the contract, that party would acquire an interest in the contract and equipment underlying the contract that is superior to the interest of the owner trust even though the owner trust's interest in the contract may have been perfected by filing. See 'Risk Factors -- Not Having Possession of Contract Files May Hinder an Owner Trust's Ability to Realize the Value of Equipment Securing the Contracts' in the accompanying prospectus.

LOAN CONTRACTS -- SECURITY INTERESTS IN EQUIPMENT

    General. Certain contracts in the contract pool are loans evidencing the purchase of equipment on credit by obligors. These contracts also constitute personal property security agreements and include grants by the obligors of security interests in the related equipment under the UCC. Some of these contracts are loans secured by equipment characterized as motor vehicles. Generally the certificate of title statutes and vehicle registration laws of the state in which a motor vehicle is located govern the perfection rules relating to security interests in motor vehicles. In most states, security interests in motor vehicles may be perfected either (i) by notation of the secured party's lien on the certificate of title or (ii) by delivery of the certificate of title and payment of a fee to the state motor vehicle authority.

    Perfection of security interests in equipment other than motor vehicles is usually accomplished by filing UCC financing statements. Each contract in the contract pool prohibits the sale or transfer of the underlying equipment without the consent of Equipment Financing.

    Perfection of Equipment Financing's Security Interest in the Equipment. All of the certificates of title and financing statements relating to equipment under the contracts that constitute loans and security agreements name CITEF or a Third Party Source as the secured party. Equipment Financing's policy is to take all actions necessary under applicable state law to perfect its security interests in equipment securing loans if the value of the equipment is $25,000 or more. For security interests in equipment not subject to the motor vehicle title certificate laws, the applicable state law is the law of the state (i) where the equipment is located for security interests perfected either (x) by filing a fixture filing or (y) before the effective date of Article 9 (July 1, 2001 for all but four states, and not later than January 1, 2002 for all states) and (ii) where the obligor is located for security interests perfected thereafter, and for security interests in equipment subject to the motor vehicle title certificate laws, the applicable state law is the law of the state where the equipment is registered. If Equipment Financing failed to properly perfect its security interest under a contract according to applicable statutes, the owner trust will not have rights to a perfected security interest in the equipment securing that contract. CIT Financial USA has represented that, as of the initial cut-off date, each contract in the initial contract pool was secured by a perfected lien on the equipment in favor of either CITEF or a Third Party Source if the equipment had a fair market value greater than $25,000, subject to certain permitted liens. If an inaccuracy or breach of those representations materially harms the owner trust's interest in any contract, the owner trustee can require CIT Financial USA to purchase that contract, unless such breach is cured before the second payment date following the date the breach was discovered. CIT Financial USA may, in lieu of repurchasing the contract, deliver a substitute contract for which it will make the same representations. See 'Risk Factors -- Failure to Take all Steps Necessary to Perfect Security Interests in Equipment, to Record Assignment of Security Interests to the Owner Trust or to Record Security Interests in Titled Equipment May Hinder the Owner Trust's Ability to Realize the Value of Equipment Securing the Contracts' and ' -- The Seller's Obligation to Repurchase Contracts Could be Impaired by Bankruptcy' in the accompanying prospectus.

    For security interests in equipment not subject to the motor vehicle title certificate laws perfected before the effective date of Article 9, if the equipment is moved to another state, a new financing statement would have to be filed in the state where the obligor is located. For security interests in such equipment perfected on or after the effective date of Article 9, if the equipment is sold to a person located in a state other than the state where the obligor is located, the perfected security interest in the equipment would continue for only one year. To continue the perfection of the security interest in such equipment, a new financing statement would have to be filed in the state where the transferee was located.

    UCC financing statements will be filed in the applicable jurisdiction to perfect the transfer of Equipment Financing's interest in the equipment underlying the contracts to CIT Financial USA, from CIT Financial USA to the depositor, and from the depositor to the owner trust. The transferees will not make any additional filings with respect to the equipment against the obligors on the contracts. However, the depositor's practice is to require the originators to annotate their records to note the depositor's security interest but not to require the filing of assignments of financing statements for the equipment to reflect the depositor's, the owner trust's or the indenture trustee's interests.

    Security Interests in Equipment Classified as Motor Vehicles. Under the motor vehicle title certificate laws in some states, when a loan that is secured by a security interest in a motor vehicle is assigned, it is necessary to note the name of the new assignee on the certificate of title, or to obtain a new title certificate, in order to continue the perfection of the security interest that secures the assigned loan. In the case of contracts in the contract pool secured by motor vehicles, the applicable certificate of title names CITEF or a Third Party Source as the secured party. Because of the administrative burden and expense, none of CIT Financial USA, the depositor or the owner trust will amend any certificate of title to note the lien of the owner trust as the secured party on the certificate of title, or obtain any revised certificate of title, for any equipment. However, under the pooling and servicing agreement the servicer, as custodian for the owner trust, will continue to hold any certificates of title relating to the equipment in its possession. Thus the certificates of title relating to the equipment will continue to name CITEF or a Third Party Source as the secured party.

    With respect to equipment subject to motor vehicle title certificate laws moved to a state other than the state where the property is initially registered, a majority of states require the surrender of a certificate of title to re-register the equipment. Thus, if a secured party holds the certificate of title to motor vehicle equipment that is moved to another state, a secured party must surrender possession of the certificate. In the case of motor vehicle equipment registered in a state that requires notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of a surrender of the certificate of title if the security interest is noted on the certificate. In either case, the secured party would have the opportunity to re-perfect its security interest in the state of relocation. In states where a certificate of title is not required for registration of motor vehicle equipment, re-registration could defeat perfection of a lienholder's security interest. Under the pooling and servicing agreement, the servicer will take all appropriate steps, at the servicer's expense, to maintain the originator's perfected security interests in the equipment (if the equipment has a fair market value greater than $25,000, and subject to certain permitted liens).

    CITEF, as servicer and as custodian for the owner trust, will hold the certificates of title relating to the financed vehicles and will covenant that it will not release its security interest in the equipment securing any contract except as permitted by the pooling and servicing agreement. CITEF will also covenant that it will not impair the rights of the owner trust in the contracts or take any action inconsistent with the owner trust's ownership of the contracts, except as permitted by the pooling and servicing agreement. If it breaches either covenant and materially harms the owner trust's interest in any contract, the servicer must purchase the contract unless the breach is corrected within 30 days.

    Failure or Loss of Priority of Owner Trust's Security Interest in the Originator's Interest in Equipment. The proper initial filing of the financing statement relating to the equipment or, if applicable, the notation of CITEF's or a Third Party Source's lien on the certificates of title, absent error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies, will be sufficient in most states to protect the security interest perfected by such filing or notation, as the case may be, that has been transferred to the owner trust pursuant to the pooling and servicing agreement against the rights of a subsequent purchaser of the equipment or a subsequent lender who takes a security interest in the equipment, except for buyers in the ordinary course of business. If there is any equipment as to which CITEF or the Third Party Source failed to obtain a perfected security interest, its security interest in the equipment would be subordinate to, among others, subsequent purchasers of the equipment (whether or not they are buyers in the ordinary course of business), holders of perfected security interests, creditors who obtained liens on the equipment, and the bankruptcy trustee of any obligor, and the owner trust's interest in the contract may lose the benefit of the security interest in the equipment. Such a failure, however, would constitute a breach of the warranties of CITEF under the purchase agreement with CIT Financial USA and, as discussed above under ' -- Perfection of Equipment Financing's Security Interest in the Equipment,' a breach of the warranties made by CIT Financial USA regarding the contracts. If the breach materially harms the owner trust's interest in any contract, the owner trustee can require CIT Financial USA to purchase that contract, unless such breach is cured before the second payment date following the date the breach was discovered or a substitute contract is delivered in its place. See 'Risk Factors -- The Seller's Obligation to Repurchase Contracts Could be Impaired by Bankruptcy' in the accompanying prospectus.

    Priority of Certain Liens Arising by Operation of Law. Under the laws of most states, liens for repairs performed on equipment and liens for unpaid taxes take priority over even a first priority perfected security interest in the equipment. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of equipment by governmental authorities under certain circumstances if the equipment is used in unlawful activities. A secured party's perfected security interest in confiscated equipment could be subordinate to certain statutory liens. CIT Financial USA will represent and warrant that, as of the cut-off date for a contract, to its knowledge no one had filed liens or claims for work, labor or materials affecting any equipment securing a contract that could be liens prior or equal to the lien of the contract. However, liens for repairs or taxes could arise at any time during the term of a contract. No notice will be given to the owner trustee or to the noteholders if a lien or confiscation arises. Any lien or confiscation arising after the date the notes are issued will not require CIT Financial USA to repurchase a contract.

LEASE CONTRACTS -- INTERESTS IN LEASED EQUIPMENT

    Certain of the contracts in the contract pool may be characterized by the UCC as leases. Under the UCC a lease is either a 'true lease', where the lessee has no ownership interest in the leased equipment, or it is a lease intended for security. Whether Equipment Financing is deemed to hold a security interest or an ownership interest in particular leased equipment depends in part upon whether the related lease is a true lease or a lease intended for security.

    Under applicable state law standards, generally, any lease that has a purchase option for nominal value should be deemed to be a lease intended for security.

While the term 'nominal' is not clearly defined for this purpose, any lease with a $1 purchase option should be treated as a lease intended for security, and, assuming the leased equipment has a useful life beyond the term of the lease, any lease that has a fair market value purchase option should be treated as a true lease. The leases in the contract pool generally have purchase options for less than fair market value.

    CITEF or the Third Party Source obtains a precautionary security interest in leased equipment which is perfected in accordance with CITEF's policies if the contract has a fair market value purchase option and the equipment has a fair market value of $50,000 or more, or, if the lease is a lease intended for security, where the value of the equipment is $25,000 or more. In the case of leases of motor vehicles, CITEF (or the Third Party Source from which CITEF acquired the lease) is named as the owner or secured party on the certificates of title. As a result, if a lease is deemed to be a lease intended for security, CITEF and its assigns will have a very similar position to the one described above with respect to secured loan contracts, and the same repurchase obligations apply if the security interest is not fully perfected.

    Bankruptcy Considerations Relating to a Lessee. If the lessee under any lease included in the contract pool becomes a debtor in federal bankruptcy proceedings or any similar applicable state law proceedings, the owner trust may be delayed or prevented from enforcing some of its rights under the leases and obtaining possession of the leased equipment from the lessee. The precise treatment of a lease in bankruptcy proceedings generally will depend upon whether the bankruptcy court finds the lease to be a true lease or a lease intended for security.

    If a given lease is a lease intended for security, its treatment in bankruptcy will be similar to the treatment of a secured loan contract. The owner trust will have a bankruptcy claim equal to the outstanding amount of the deemed 'loan' to the lessee, which claim will generally have the benefit of a perfected security interest in the leased equipment, subject to the qualifications set out above under 'Loan Contracts -- Security Interests in Equipment'. If a given lease is a true lease, the lessee's bankruptcy trustee or the lessee will, for a period of time, have the opportunity to either assume or reject the lease. The precise length of this period of time will be difficult to predict in any given case, and the bankruptcy trustee or the lessee will have possession of the leased equipment during such period. See 'Risk Factors -- End User Bankruptcy May Reduce or Delay Collections on the Contracts and Disposition of Equipment Relating to These or Other Defaulting End-Users May be Delayed or May not Result in Complete Recovery of Amounts Due' in the accompanying prospectus.

    Uniform Commercial Code Considerations. Many states have adopted a version of Article 2A of the UCC, regarding true leases, that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any 'unconscionable' true lease or 'unconscionable' provision in a true lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of 'consumer leases' and leases where the lessee is a 'merchant lessee'. CIT Financial USA will represent that, to the best of its knowledge, each lessee has accepted the equipment leased to it and has had a reasonable opportunity to inspect and test the equipment. Article 2A does, however, recognize typical commercial lease 'hell or high water' rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

    Vicarious Tort Liability. Although the owner trust may own the leased equipment related to each lease in the contract pool that is treated as a true lease, the leased equipment will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving leased agricultural, construction or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent applicable law permits such an action and such an action is successful, the owner trust and its assets may be subject to liability to the injured party.

    At the inception of the lease, lessees are required to obtain and maintain physical damage insurance and liability insurance. CIT Financial USA does not track the lessee's compliance with this requirement, however, throughout the life of the lease. If the insurance has lapsed or has not been maintained in full force and effect by the lessee, CIT Financial USA will not be required to repurchase the lease.

REPOSSESSION

    If an obligor under a contract in the contract pool defaults, the servicer, on behalf of the owner trust, has all the remedies of a secured party or lessor, as applicable, under the contract, and except as specifically limited by the contract or other state laws, all the remedies of a secured party or lessor, as applicable, under the UCC. The servicer employs the remedies of (i) voluntary surrender of collateral, (ii) judicial foreclosure against collateral and (iii) self-help repossession of collateral, as it deems appropriate under the circumstances, to obtain and subsequently sell collateral. In certain circumstances, improper exercise of any of these legal remedies can result in a defense to collection of the contract or the payment of any deficiency by the obligor or any recourse party.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws require the secured party under a security agreement, including a lease intended for security, to provide the obligor with reasonable notice of the date, time and place of any public sale and or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance and any accrued interest plus reasonable expenses, which in some jurisdictions may include reasonable attorneys' fees, for repossessing, holding and preparing the collateral for disposition and sale. In some states, the obligor may redeem the equipment by paying delinquent installments or the unpaid principal balance of the obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds from the resale of repossessed equipment under a security agreement, including a lease intended for security, generally will be applied first to the expenses of the resale and repossession and then to the satisfaction of the related indebtedness. While some states prohibit or limit deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the secured party under a security agreement, including a lease intended for security, can seek a deficiency judgment in most states. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be 'commercially reasonable'. Most courts have held that when a sale is not 'commercially reasonable', the secured party loses its right to a deficiency judgment. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance of the secured party with the UCC provisions. Also, prior to a sale, the UCC permits the obligor or other recourse party to restrain the secured party from disposing of the collateral if the secured party is not proceeding in accordance with the UCC 'default' provisions. The deficiency judgment would be a judgment against the obligor or recourse party for the shortfall. A defaulting obligor or recourse party under a security agreement, including a lease intended for security, may have very little capital or sources of income available following repossession. In many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or even be uncollectible. See 'Risk Factors -- Even if an Owner Trust Repossesses and Sells the Equipment Relating to a Contract After an Obligor Defaults, Shortfalls in Amounts Available To Pay the Notes May Occur if the Market Value of the Equipment Has Declined' in the accompanying prospectus.

    Occasionally, after resale of equipment and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to the holder of a subordinate lien on the resold equipment or, if no subordinate lienholder exists, to the former owner of the equipment.

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 11 proceeding under the federal bankruptcy law, a court may reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                     DESCRIPTION OF THE NOTES AND INDENTURE

    This section adds to the information in the accompanying prospectus under the caption 'Description of the Notes and Indenture.' However, as these statements are only summaries, you should read the pooling and servicing agreement and the indenture. The depositor filed the forms of these documents as exhibits to the registration statement it filed with the Securities and Exchange Commission for the notes.

GENERAL

    The notes will be issued under an indenture between the owner trust and the indenture trustee.

    The owner trust will issue three classes of senior notes, designated as the

        Class A-1 Notes;

        Class A-2 Notes; and

        Class A-3 Notes.

    These are referred to in this document as 'Class A Notes'. The owner trust will also issue three classes of subordinated notes, designated as the 'Class B Notes', the 'Class C Notes' and the 'Class D Notes'. The Class D Notes are not being offered to investors.

    Investors may purchase the notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1 in excess thereof. Each class will initially be represented by one or more notes registered in the name of the nominee of The Depository Trust Company. The owner trust will pay note interest and principal on the 20th day of each month, or, if not a business day, the next succeeding business day, commencing October 20, 2003, to registered noteholders as of the related record date. So long as the notes remain in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. If the notes are no longer in book-entry form, the record date will be the last business day of the calendar month immediately preceding the payment date. However, the owner trust will make the final payment on the notes only upon presentation and surrender of the notes to the indenture trustee. The owner trust will make all payments on the notes in immediately available funds. See 'Description of the Notes and Indenture -- Book-Entry Registration' in the accompanying prospectus.

DEPOSITS

    The pooling and servicing agreement will permit the servicer to make deposits into the collection account once each month on the deposit date following the collection period for that month so long as:

        the servicer, or the direct or an indirect parent of the servicer, has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and a short-term debt rating of at least P-1 by Moody's; or

        the servicer obtains a letter of credit, surety bond or insurance policy which satisfies the requirements in the pooling and servicing agreement, under which demands for payment may be made to secure timely remittance of monthly collections to the collection account and the trustees are provided with a letter from each rating agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of the notes.

    As of the date of this prospectus supplement, CITEF, as servicer, will be permitted to remit collections to the collection account on a monthly basis pursuant to the first alternative listed above. In the event that the servicer is permitted to make remittances of collections to the collection account on a monthly basis pursuant to the second alternative listed above, the pooling and servicing agreement will be modified, to the extent necessary, without the consent of any noteholders. Pending each monthly deposit into the collection account, collections on the contracts may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. See 'Risk Factors -- Commingling of Collections Could Result in Reduced Payments to You' in the accompanying prospectus.

DISTRIBUTIONS

    The owner trust will pay note principal and interest on each payment date from the Available Pledged Revenues for the payment date, as well as amounts permitted to be withdrawn from the reserve account. See ' -- Reserve Account' below. The 'Available Pledged Revenues' as of any payment date are the sum of

    (a) the following amounts on deposit in the collection account which were received and processed by the servicer during the related collection period:

         (1) scheduled contract payments, including scheduled payments on Defaulted Contracts, except payments in respect of taxes,

              insurance premium reimbursements,

              security deposits,

              late charges,

              documentation fees,

              extension fees,

              administrative charges, or

              maintenance premiums,

         (2) prepayments of contracts, and

         (3) liquidation proceeds received in respect of any contract,

    (b) the purchase price paid by the seller in repurchasing ineligible contracts from the owner trust,

    (c) the amounts that the servicer paid to purchase the contracts in exercise of its option to do so when the aggregate note principal amount is reduced to less than 10% of the initial contract pool principal balance and that were on deposit in the collection account as of the business day before the payment date,

    (d) any servicer advances on deposit in the collection account as of the immediately preceding deposit date,

    (e) investment earnings on amounts held in the collection account and note distribution account, and

    (f) to the extent necessary to pay interest, amounts of the type described in (a) above that the owner trust received after the end of the related collection period.

    However, Available Pledged Revenues do not include any amount allocable to the depositor as representing the residual value of equipment subject to a lease.

    On each payment date, the servicer will direct the indenture trustee to apply Available Pledged Revenues to the following payments in the following order of priority:

    (1)  reimbursement of servicer advances;

    (2)  the servicing fee;

    (3)  interest on the notes in the following order of priority:

         (a) interest on the Class A-1, A-2 and A-3 Notes including any overdue interest, and any payments due to the swap counterparty,

         (b) interest on the Class B Notes, including any overdue interest,

         (c) interest on the Class C Notes, including any overdue interest,

         (d) interest on the Class D Notes, including any overdue interest,

    (4) principal on the notes in the amounts and priority described under ' -- Principal' below;

    (5) any amount necessary to increase the reserve account balance to its required level;

    (6)  amounts payable in connection with the reserve account;

    (7) any shortfall in the payment of interest on the Class A-3 Notes due to the failure of the swap counterparty to pay amounts owed to the owner trust under the Class A-3 Swap Agreement, together with interest on the shortfall; and

    (8)  any remainder to the holder of the equity certificate.

The owner trust is to make payments first from the Available Pledged Revenues, and second, but only as to amounts described in clauses 3(a), 3(b) and (4) immediately above, from amounts permitted to be withdrawn from the reserve account as described under ' -- Reserve Account' below. For purposes of the above allocation of Available Pledged Revenues in respect of interest, the Class A-3 Note interest rate will be assumed to be the fixed rate of 2.21750% (which is the interest rate that the owner trust pays under the Class A-3 Swap Agreement).

INTEREST

    The priorities of interest payments are set forth under ' -- Distributions' above.

    The owner trust will pay interest on each class of notes from and including the closing date to but excluding the first payment date, and after that date for each successive interest period.

    The rates for all classes are set forth on the cover page of this prospectus supplement.

    Interest on the Class A-1 and Class A-3 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the Class A-2, Class B Notes, Class C Notes and Class D Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    The Class A-3 interest rate will be based on the one-month London interbank offered rate, referred to as One-Month LIBOR.

    'One-Month LIBOR' means as of any LIBOR Determination Date and with respect to the related interest period, the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. dollars having a maturity of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, One-Month LIBOR for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of one month and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the indenture trustee. If at least two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded, if necessary, to the nearest .01%, of the offered rates. If fewer than two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded, if necessary to the nearest 0.01%, of the offered rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date to the indenture trustee by three major banks in New York, New York, selected by the servicer, for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount of not less than U.S. $1,000,000. However, if those banks do not quote a rate to the indenture trustee as described in this sentence, One-Month LIBOR will be the One-Month LIBOR in effect for the immediately preceding interest period.

    'LIBOR Determination Date' means for the interest period from and including the closing date to but excluding October 20, 2003, September 23, 2003, and for each subsequent interest period the second business day preceding the interest period. For purposes of computing One-Month LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

    'Telerate Page 3750' means the display page so designated on the Telerate Service (or another page replacing that page on that service for the purpose of displaying comparable rates or prices).

    'Reference Banks' means four leading banks, selected by the servicer, engaged in transactions in Eurodollar deposits in the international Eurocurrency market and having an established place of business in London.

INTEREST PERIODS

    Interest on the notes will accrue in the following manner, except that on the first payment date, interest distributions will represent interest accrued from and including the closing date to but excluding October 20, 2003:

                                                                               DAY COUNT
  CLASS           FROM (INCLUDING)                  TO (EXCLUDING)             CONVENTION
---------  ------------------------------  --------------------------------  --------------
   A-1           Prior Payment Date              Current Payment Date          Actual/360
   A-2        20th day of prior month         20th day of current month          30/360
   A-3           Prior Payment Date              Current Payment Date          Actual/360
    B         20th day of prior month         20th day of current month          30/360
    C         20th day of prior month         20th day of current month          30/360
    D         20th day of prior month         20th day of current month          30/360

    If on any payment date the owner trust does not have sufficient funds, after payment of reimbursement of servicer advances and the servicing fee, to make a full payment of interest on any class of notes in the case of the Class A-3 Notes, at the assumed fixed rate payable by the owner trust to the swap counterparty in respect of the Class A-3 Notes), the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date. Any shortfall of interest to the Class A noteholders will be allocated pro rata based on the aggregate amount of interest due to each class (in the case of the Class A-3 Notes, at the assumed fixed rate payable to the swap counterparty).

PRINCIPAL

    This section gives only an overview of how the owner trust will pay principal. The depositor recommends that you read this section in connection with the more detailed terms set forth in the pooling and servicing agreement included as an exhibit to the registration statement filed with the Securities and Exchange Commission for the notes.

OVERVIEW OF PRINCIPAL DISTRIBUTIONS

    The principal required to be paid on the notes on each payment date will be the amount necessary to pay the notes down so that their aggregate principal amount equals the contract pool principal balance as of the last day of the immediately preceding calendar month. This amount will be allocated among the various classes of notes according to the priorities described in this section:

        first, the Class A Principal Payment Amount will be paid to the Class A-1, Class A-2 and Class A-3 Notes, sequentially in that order until the Class A Notes have been paid in full;

        second, the Class B Principal Payment Amount will be paid to the Class B Notes until the Class B Notes have been paid in full;

        third, after the Class A Notes and the Class B Notes have been paid in full, the Total Principal Payment Amount will be paid to the Class C Notes until the Class C Notes have been paid in full; and

        fourth, after the Class A Notes, the Class B Notes and the Class C Notes have been paid in full, the Total Principal Payment Amount will be paid to the Class D Notes until the Class D Notes have been paid in full.

    Subject to the Class A-1 Notes receiving the Class A-1 Scheduled Principal Balance and the operation of the floor for the Class B Notes, the owner trust will pay principal proportionately among the Class A Notes as a group, and the Class B Notes, in the priorities listed above. In addition, the principal paydown rules incorporate a concept of a floor on the Class B Notes, which means that the Class B Notes, for so long as any Class A Notes are outstanding, cannot be paid an amount of principal which would reduce the Class B Notes below the floor principal amount for the Class B Notes. If the Class B Notes are at the floor level, the Class B Notes are 'locked out' from receiving further principal payments, with the additional effect of reallocating the principal that would otherwise have been paid to the Class B Notes to the Class A Notes (to the class with the lowest numerical class designation). The level of the floor is not static, but is subject to increase if the owner trust experiences contract pool losses that cannot be funded from the current period's Available Pledged Revenues or the reserve account. This increase in the level of the floor tends to 'lock out' the Class B Notes earlier, which accelerates the payment of the reallocated principal to the Class A Notes (to the class with the lowest numerical class designation). If unfunded losses become severe and the reserve account is depleted, the unfunded loss amount could be so large that the principal paydown rules result in a sequential-pay senior subordinated structure among the various note classes, with no principal being paid to the Class B Notes unless the note principal amount of the Class A Notes has been paid in full.

BEFORE AN EVENT OF DEFAULT

    The following chart summarizes how principal will be paid on the notes before any event of default. The section headed ' -- Definitions Concerning Principal Payments' below defines various terms relating to the payment of principal.

     CLASS                                PRINCIPAL PAYMENTS
----------------------------------------------------------------------------------------
   Class A-1                 Begins receiving principal on first payment date
                             Receives the Class A Principal Payment Amount until paid in full
                             May also receive principal payments reallocated away from
                             the Class B Notes through the operation of the floor
----------------------------------------------------------------------------------------
   Class A-2                 Begins receiving principal once Class A-1 is paid in full
                             Receives the Class A Principal Payment Amount until paid in full
                             May also receive principal payments reallocated away from
                             the Class B Notes through the operation of the floor
----------------------------------------------------------------------------------------
   Class A-3                 Begins receiving principal once Class A-2 is paid in full
                             Receives the Class A Principal Payment Amount until paid in full
                             May also receive principal payments reallocated away from
                             the Class B Notes through the operation of the floor
----------------------------------------------------------------------------------------
   Class B                   Begins receiving principal on first payment date
                             Receives the Class B Principal Payment Amount until paid in full
                             Through the operation of its floor, Class B's principal
                             payments are subject to reallocation for the benefit of
                             Class A Notes
----------------------------------------------------------------------------------------
   Class C                   Begins receiving principal on the first payment date after the Class B Notes have been paid in full
                             Receives the Total Principal Payment Amount until paid in
                             full
----------------------------------------------------------------------------------------
   Class D                   Begins receiving principal on the first payment date after the Class C Notes have been paid in full
                             Receives the Total Principal Payment Amount until paid in
                             full

DETAILED PRINCIPAL DISTRIBUTION RULES

    The priority of principal payments, i.e., the Total Principal Payment Amount, will be in the following order:

       (1) the Class A Principal Payment Amount to the Class A-1, Class A-2 and Class A-3 Notes in that order (with each successive class not being entitled to principal until the prior class' principal amount is reduced to zero); and

       (2) the Class B Principal Payment Amount to the Class B noteholders;

       (3) any Reallocated Principal, sequentially to the Class A-1, Class A-2, and Class A-3 noteholders in that order;

       (4) the Total Principal Payment Amount to the Class C noteholders once the Class A and Class B Notes have been paid in full; and

       (5) the Total Principal Payment Amount to the Class D noteholders once the Class A, Class B and Class C Notes have been paid in full.

PRINCIPAL DISTRIBUTIONS AFTER AN EVENT OF DEFAULT

    After an event of default occurs, all principal distributions for the offered notes will be made as follows:

       CLASS                           PRINCIPAL PAYMENTS
----------------------------------------------------------------------------------------
   Class A-1      100% of the Total Principal Payment Amount until paid in
                  full
----------------------------------------------------------------------------------------
   Class A-2,     Pro Rata Share of the Total Principal Payment Amount until
   and            paid in full
   Class A-3
----------------------------------------------------------------------------------------
   Class B        100% of the Total Principal Payment Amount until paid in
                  full
----------------------------------------------------------------------------------------
   Class C        100% of the Total Principal Payment Amount until paid in
                  full
----------------------------------------------------------------------------------------
   Class D        100% of the Total Principal Payment Amount until paid in
                  full

DEFINITIONS CONCERNING PRINCIPAL PAYMENTS

    The CLASS A PRINCIPAL PAYMENT AMOUNT is equal to:

       (1) as to any payment date until the payment date on which the Principal Amount of the Class A-1 Notes has been reduced to zero, the greater of (i) the excess of (x) the Principal Amount of the Class A-1 Notes over (y) the Class A-1 Scheduled Principal Balance and (ii) the product of the Class A Percentage and the Total Principal Payment Amount; and

       (2) for any subsequent payment date, the product of the Class A Percentage and the Total Principal Payment Amount.

    However, the Class A Principal Payment Amount may not exceed the Principal Amount of the Class A Notes.

    The CLASS A PERCENTAGE, with respect to any payment date, will be equal to 100% minus the Class B Percentage for such payment date.

    The CLASS A-1 SCHEDULED PRINCIPAL BALANCE on each payment date is set forth in the following table:

                                       CLASS A-1 SCHEDULED
PAYMENT DATE                            PRINCIPAL BALANCE
-------------------------------------  --------------------
October 2003.........................      $231,761,449
November 2003........................      $210,578,074
December 2003........................      $189,496,105
January 2004.........................      $168,076,579
February 2004........................      $148,051,128
March 2004...........................      $128,358,960
April 2004...........................      $108,055,685

                                                  (table continued on next page)

(table continued from previous page)

                                       CLASS A-1 SCHEDULED
PAYMENT DATE                            PRINCIPAL BALANCE
-------------------------------------  --------------------
May 2004.............................       $86,770,512
June 2004............................       $65,163,726
July 2004............................       $43,008,364
August 2004..........................       $20,781,809
September 2004.......................                $0

    The CLASS B FLOOR for any payment date will equal (1) 3.25% of the initial contract pool principal balance, plus (2) the Unfunded Loss Amount, if any, for that payment date, minus (3) the sum of the Principal Amount of the Class C Notes and the Principal Amount of the Class D Notes, prior to giving effect to any payments of principal on the Class C Notes or the Class D Notes on that payment date, and the amount on deposit in the reserve account after giving effect to withdrawals and releases to be made on the payment date. However, the Class B Floor may not be greater than the Principal Amount of the Class B Notes or less than zero.

    The CLASS B PERCENTAGE, with respect to any payment date, will be the percentage determined by dividing (1) the Principal Amount of the Class B Notes as of the beginning of the related collection period by (2) the sum of the Principal Amount of the Class A Notes plus the Principal Amount of the Class B Notes as of the beginning of the related collection period.

    The CLASS B PRINCIPAL PAYMENT AMOUNT will equal the lesser of (1) the excess, if any, of (a) the Total Principal Payment Amount over (b) the Class A Principal Payment Amount and (2) the lesser of (a) the excess, if any, of
(i) the Principal Amount of the Class B Notes over (ii) the Class B floor or
(b) the Class B Target Principal Payment Amount. However, the Class B Principal Payment Amount may not exceed the Principal Amount of the Class B Notes.

    The CLASS B TARGET PRINCIPAL PAYMENT AMOUNT for any payment date will be the product of (a) the Class B Percentage and (b) the Total Principal Payment Amount.

    The COLLECTION PERIOD for any payment date is the calendar month preceding the month in which the payment date occurs; provided, however, that with respect to the first payment date, the collection period is the two calendar months preceding the month in which the first payment date occurs.

    The CONTRACT PRINCIPAL BALANCE for any contract that is not a Defaulted Contract or a Liquidated Contract, is the present value of the unpaid scheduled payments due on that contract after the related cut-off date, discounted at the annual percentage rate of such contract. The contract principal balance of any Defaulted Contract as of the end of a given collection period will be deemed to be its contract principal balance plus amounts due but not yet paid on such contract at the time it became a Defaulted Contract, less the Defaulted Contract Valuation Amount for such Defaulted Contract. The contract principal balance of any contract which became a Liquidated Contract during a given collection period or which was a contract subject to a warranty claim which the depositor was obligated to purchase as of the end of a given collection period will be deemed to be zero on and after the last day of the collection period.

    The CONTRACT POOL PRINCIPAL BALANCE is the aggregate of the individual discounted contract principal balances.

    A DEFAULTED CONTRACT as to any collection period is any contract (a) as to which during the collection period $25 or more of a scheduled payment shall have become delinquent 180 days or more, (b) as to which the servicer has repossessed the equipment securing such contract, or (c) as to which the servicer has determined is not fully collectable in accordance with its credit and collection policies and procedures.

    The DEFAULTED CONTRACT VALUATION AMOUNT as to any Defaulted Contract shall be the sum of (a) fifty percent of the contract principal balance of such Defaulted Contract as of the first day of the collection period during which the contract became a Defaulted Contract, (b) any scheduled contract payments due from but not yet paid by the obligor in respect of such Defaulted Contract as of the first day of the collection period during which the contract became a Defaulted Contract and (c) any subsequent cash collections on such contract. However, the Defaulted Contract Valuation Amount as to any Defaulted Contract shall never exceed the contract principal balance plus payments due but not yet paid as of the first day of the collection period during which the contract became a Defaulted Contract.

    A LIQUIDATED CONTRACT as to any collection period is any contract or Defaulted Contract (a) which the servicer has determined is uncollectible in accordance with its credit and collection policies and procedures, or (b) for which the equipment securing such contract has been disposed.

    PLEDGED REVENUES means the sum of:

        all scheduled payments on the contracts, including Defaulted Contracts, received on or after the cut-off date;

        any prepayment received on the contracts on or after the cut-off date;

        the purchase amount of any contracts purchased by the seller;

        the amount paid by the servicer to purchase the contracts under its option to purchase all contracts when the aggregate principal amount of the notes is less than 10% of the initial contract pool principal balance;

        liquidation proceeds received in respect of any contract; and

        any earnings on the investment of amounts credited to the collection account and the note distribution account.

    However, Pledged Revenues shall not include any amounts received with respect to any residual value of leased equipment.

    PRINCIPAL AMOUNT means, when used with respect to a class of notes, the initial principal balance of the class set forth on the cover page of this prospectus supplement, less the sum of all distributions previously made to the class (and all amounts held on deposit for payment to that class) in respect of principal.

    The REALLOCATED PRINCIPAL for any payment date will equal the excess, if any, of (1) the Total Principal Payment Amount, over (2) the sum of the Class A Principal Payment Amount and the Class B Principal Payment Amount.

    The RELATED COLLECTION PERIOD PLEDGED REVENUE means as to any payment date, the amount of Pledged Revenues in the collection account as of the business day preceding the payment date which were received by the depositor during or with respect to the related collection period, including all liquidation proceeds as to Defaulted Contracts but excluding the residual value of leased equipment.

    The TOTAL PRINCIPAL PAYMENT AMOUNT for any payment date is the excess of
(x) the aggregate note principal amount immediately prior to that payment date over (y) the contract pool principal balance as of the last day of the collection period immediately preceding that payment date. For this purpose, the contract pool principal balance will be deemed to be zero on any payment date on which the contract pool principal balance is less than $10,000,000. The contract principal balance of any contract which became a defaulted contract during a given collection period or which was a contract subject to a warranty claim which the depositor was obligated to purchase as of the end of a given collection period will, for purposes of computing the Total Principal Payment Amount and the requisite amount for the reserve account, be deemed to be zero on and after the last day of the collection period.

    The UNFUNDED LOSS AMOUNT for any payment date will equal any excess of:

    (a)  the remainder of

         (1) the aggregate note principal amount, prior to giving effect to the payment of principal on the notes on that payment date, minus

         (2) the lesser of

             (A) the contract pool principal balance as of the last day of the collection period immediately preceding the preceding payment date, minus the contract pool principal balance as of the last day of the collection period immediately preceding the payment date; or

             (B) the Related Collection Period Pledged Revenue remaining after payment of amounts owing to the servicer and note interest on the payment date plus any withdrawal from the reserve account for payment of note principal on the payment date,

         over

    (b) the contract pool principal balance as of the last day of the related collection period.

CLASS A-3 SWAP AGREEMENT

    The owner trust will enter into a swap agreement with Wachovia Bank, National Association as swap counterparty for the sole benefit of the Class A-3 Notes. Under the Class A-3 Swap Agreement, the swap counterparty's payments will be calculated at the Class A-3 Note interest rate and the owner trust's payments will be calculated at an assumed fixed rate of 2.21750%. To the extent that on any payment date interest calculated at the Class A-3 Note interest rate exceeds interest calculated at the assumed fixed rate:

        the swap counterparty will be obligated to pay an amount equal to the excess to the owner trust;

        the payment will constitute a portion of the Available Pledged Revenues, but only in respect of the Class A-3 Notes; and

        the Class A-3 Notes will be dependent upon the payment for receipt of the interest to the extent of the excess.

    Likewise, under the Class A-3 Swap Agreement to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the Class A-3 Note interest rate,

        the owner trust will be obligated to pay an amount equal to the excess to the swap counterparty; and

        the payment will have the same priority, in terms of application of the Available Pledged Revenues, as payment of interest on the Class A-3 Notes.

    Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the Class A-3 Swap Agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay the servicing fee and unreimbursed servicer advances, all interest and principal payable on the notes, with Class A-3 Note interest being calculated at the assumed fixed rate for this purpose, and all amounts payable in connection with the reserve account, no amounts in addition to those available under the Class A-3 Swap Agreement will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the Class A-3 Swap Agreement.

    As a general matter, the obligations of the swap counterparty under the Class A-3 Swap Agreement are unsecured. However, if the swap counterparty's long-term senior unsecured debt is withdrawn or reduced below 'A' by Standard & Poor's as long as the Class A-3 Notes are rated by Standard and Poor's (or its short term rating below 'A-1'), reduced below 'A1' by Moody's as long as the Class A-3 Notes are rated by Moody's (or its short term senior unsecured debt rating below 'P-1') or withdrawn or reduced below 'A' by Fitch as long as the Class A-3 Notes are rated by Fitch, the swap counterparty will be obligated within 30 days of the rating withdrawal (by Standard & Poor's or Fitch) or downgrade (unless the rating agency to which the rating applies confirms the ratings on the Class A-3 Notes) to (a) post collateral (while, in the event of a withdrawal or reduction below the required rating by Standard & Poor's arranging for a substitute swap counterparty with the required rating to assume its obligations under the Class A-3 Swap Agreement), (b) arrange for a substitute swap counterparty with the required ratings to assume the rights and obligations of the swap counterparty under the Class A-3 Swap Agreement, (c) obtain a guaranty from an entity with the required ratings or

(d) establish other arrangements, in all cases assuring that the ratings of the Class A-3 Notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. As long as the Class A-3 Notes are rated by Moody's, in the event that the swap counterparty's long-term senior unsecured debt is withdrawn or reduced to 'A3' or lower by Moody's (or its short term rating is withdrawn or reduced to 'P-3' or lower), then the swap counterparty will be obligated within 30 days of such rating withdrawal or downgrade (i) to arrange for a substitute swap counterparty with the required rating to assume the rights and obligations of the swap counterparty under the Class A-3 Swap Agreement or (ii) only in the case where such rating has been withdrawn by Moody's, to establish any other arrangements satisfactory to Moody's in order to maintain the immediately prior rating by Moody's of the Class A-3 Notes. If the swap counterparty fails to take any of these actions, the owner trust will be entitled to terminate the Class A-3 Swap Agreement and to claim from the swap counterparty the cost of obtaining a replacement Class A-3 Swap Agreement from a swap counterparty satisfactory to the rating agencies rating the Class A-3 Notes. The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain a replacement Class A-3 Swap Agreement.

    The Class A-3 Swap Agreement may only be terminated by the owner trust or the swap counterparty at the option of the non-defaulting party or non-affected party, as applicable, upon the occurrence of certain specified events. These events include (i) payment failures by the owner trust or the swap counterparty,
(ii) certain events of bankruptcy or insolvency of the owner trust or the swap counterparty, (iii) certain events of merger by the owner trust or the swap counterparty without an assumption of obligations under the Class A-3 Swap Agreement, (iv) certain changes in the law that would render it illegal for a party to perform its obligations under the Class A-3 Swap Agreement, and (v) the failure of the swap counterparty to take the actions described in the preceding paragraph upon the ratings downgrade of the swap counterparty.

THE SWAP COUNTERPARTY

    Wachovia Bank, National Association ('Wachovia') is a national banking association organized under the laws of the United States, and its principal executive offices are located in Charlotte, North Carolina. Wachovia is a wholly-owned subsidiary of Wachovia Corporation (the 'Corporation') and is engaged in a general commercial and retail banking business and trust services. The Corporation is a bank holding company and financial holding company, with principal executive offices in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

    Wachovia is subject to the provisions of the National Bank Act, is under the supervision of, and subject to periodic examination by, the Comptroller, and is subject to the rules and regulations of the Comptroller, the Federal Reserve Board, and the FDIC. In addition, Wachovia has FDIC insurance and is subject to the Federal Deposit Insurance Act.

    Wachovia currently has a 'A+' long-term senior unsecured debt rating from Standard & Poor's, a 'Aa2' long-term senior unsecured debt rating from Moody's, and a 'A+' long-term senior unsecured debt rating from Fitch. Wachovia currently has a 'A-1' short-term rating from Standard & Poor's, a 'P-1' short-term rating from Moody's and a 'F-1' short-term rating from Fitch. Additional information with respect to any such ratings can be obtained from each respective rating agency.

    The information in this subsection related to Wachovia has been obtained from Wachovia for use in this prospectus supplement. The information concerning Wachovia contained herein is furnished solely to provide limited introductory information regarding Wachovia and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above. The provision of such information does not create any implication that there has been no change in the affairs of Wachovia since the date hereof, or that the information contained or referred to in this subsection is correct as of any time subsequent to its date. No representation is made by the depositor, the servicer, the sellers or any of their affiliates as to the accuracy or completeness of the information in this subsection.

RESERVE ACCOUNT

    The indenture trustee will establish the reserve account on or prior to the closing date. It will be available to the indenture trustee for the benefit of the noteholders and the swap counterparty. The depositor will initially fund the reserve account in the amount of $23,710,929, which will be funded from the sale of the notes. Available amounts on deposit from time to time in the reserve account shall be used to fund the amounts specified below in the following order of priority to the extent that amounts on deposit in the collection account, after payment of servicer fees and reimbursement of servicer advances, as of any deposit date are insufficient:

    (1) to pay interest on the notes in the order of priority described under ' -- Distributions' above;

    (2) to pay any 'principal deficiency amount,' which is equal to the excess, if any, of

         (A) the aggregate principal amount of the notes, after giving effect to all distributions of principal from Available Pledged Revenues on the payment date, over

         (B) the contract pool principal balance as of the last day of the related collection period; and

    (3) to pay principal on the notes at the applicable stated maturity dates and on the first payment date on which the contract pool principal balance is less than $10,000,000.

    To the extent that the amount on deposit in the reserve account as of any payment date is less than the required amount, any remaining amount available in the collection account, after payment of any reimbursement of servicer advances, the servicing fee, interest and principal then due and payable on the notes, and amounts then due and payable to the swap counterparty under the Class A-3 Swap Agreement as described under ' -- Distributions' above, will be transferred to the reserve account to restore this deficiency.

    The required amount of the reserve account will be, for any payment date, the greater of:

    (a) (x) if, as of the end of the related collection period, the Cumulative Loss Ratio does not exceed the Cumulative Loss Trigger (and has not exceeded the Cumulative Loss Trigger for the preceding two collection periods), 4.0% of the current Contract Pool Principal Balance, or
         (y) if, as of the end of the related collection period, the Cumulative Loss Ratio exceeds the Cumulative Loss Trigger (or has exceeded the Cumulative Loss Trigger in any of the preceding two collection periods), 6.0% of the current Contract Pool Principal Balance, and

    (b)  1.5% of the initial Contract Pool Principal Balance.

    However, in no event will the required amount exceed the aggregate principal amount of the notes.

    The servicer or the indenture trustee acting at the direction of the servicer will release any amount on deposit in the reserve account in excess of the required amount and all net investment earnings on funds in the reserve account. The indenture trustee will pay these amounts to or upon the servicer's order, and they will not be available to make payments on the notes.

    The reserve account must be maintained with a qualified institution. Funds on deposit in the reserve account will be invested in eligible investments, as defined under 'Description of the Notes and Indenture -- Trust Accounts' in the accompanying prospectus.

CUMULATIVE LOSS RATIO

    The Cumulative Loss Ratio is the ratio of (a) the Cumulative Reported Net Losses recognized with respect to the contracts in the contract pool over
(b) the initial Contract Pool Principal Balance.

CUMULATIVE REPORTED NET LOSSES

    The cumulative reported net losses with respect to a collection period equal the aggregate of the Defaulted Contract Valuation Amounts minus the sum of any subsequent cash collections on defaulted contracts, including liquidation proceeds.

CUMULATIVE LOSS TRIGGER

COLLECTION PERIODS                   CUMULATIVE LOSS RATIO
-----------------------------------  ---------------------
August 2003 to January 2004........          0.75%
February 2004 to April 2004........          1.00%
May 2004 to July 2004..............          1.50%
August 2004 to October 2004........          2.00%
November 2004 to January 2005......          2.50%
February 2005 to April 2005........          3.00%
May 2005 to July 2005..............          3.50%
August 2005 to October 2005........          4.00%
November 2005 to January 2006......          4.50%
February 2006 and thereafter.......          5.00%

OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF NOTES

    The servicer may purchase all of the contracts on any payment date on or following the date on which the aggregate note principal amount at the time is less than 10% of the initial contract pool principal balance. The purchase price that the servicer would pay in connection with a purchase shall be the sum of the remaining principal amount of the notes, together with accrued interest with interest on the Class A-3 Notes being calculated for this purpose at the assumed fixed rate of 2.21750%;

        unreimbursed servicer advances and unpaid servicer fees; and

        any other amounts payable at the time from Available Pledged Revenues; minus,

        available amounts on deposit in the collection account.

    If the servicer does purchase the contracts, the notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes redeemed plus accrued and unpaid interest on the principal amount of each class of notes to but excluding the redemption date.

REPORTS TO NOTEHOLDERS

    The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution, a statement in respect of the related payment date. The statement shall set forth, among other things, all information necessary to enable the indenture trustee to make the distribution required for the notes and to reconcile all deposits to and withdrawals from accounts. See 'Description of the Notes and Indenture -- Reports to Noteholders' in the accompanying prospectus. You will not receive reports directly from the indenture trustee. The servicer will file the reports with the Securities and Exchange Commission. However, in accordance with the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, the owner trust expects that its obligation to file these reports will be terminated at the end of 2003.

SERVICING

    The servicer will be responsible for

        managing,

        administering,

        servicing, and

        making collections on the contracts.

    Compensation to the servicer will include:

       (1) a monthly servicing fee, which will be payable to the servicer from the amount available on each payment date, in an amount equal to the product of one-twelfth of 0.75 percent per annum multiplied by the contract pool principal balance determined as of the first day of the related collection period (except that for the first collection period the servicing fee will be the sum of (A) the product of one twelfth of 0.75 percent per annum multiplied by the contract pool principal balance as of August 1, 2003, plus (B) the product of one twelfth of 0.75 percent per annum multiplied by the contract pool principal balance as of September 1, 2003);

       (2) any late fees, late payment interest, documentation fees, insurance administration charges, extension fees and other administrative charges, collected with respect to the contracts during the related collection period; and

       (3) any investment earnings on collections prior to their deposit in the collection account.

    The indenture trustee may terminate the servicer as servicer under some circumstances, in which event the indenture trustee would appoint a successor servicer to service the contracts. See 'Description of the Pooling and Servicing Agreement -- Servicing -- Events of Termination' in the accompanying prospectus.

THE INDENTURE TRUSTEE

    The Bank of New York will serve as the indenture trustee. The indenture trustee may resign at any time, in which event the owner trust will be obligated to appoint a successor trustee. The owner trust may also remove the indenture trustee if

       (1) the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture,

       (2) a bankruptcy proceeding results in the event of relief or appointment of a receiver as to the indenture trustee,

       (3)  the indenture trustee commences bankruptcy or similar proceedings or

       (4)  the indenture trustee becomes incapable of acting.

    Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

REPRESENTATIONS AND WARRANTIES

    The seller will make representations and warranties with respect to the contracts as described in the accompanying prospectus under 'The
Contracts -- Representations and Warranties Made by CIT Financial USA' and ' -- Substitution of Contracts.'

AMENDMENTS

    The pooling and servicing agreement and the indenture may be amended only with the consent of the required majority of the noteholders, see 'Description of the Notes and Indenture -- Modification of Indenture with Noteholder Consent' and 'Description of the Pooling and Servicing Agreement -- Servicing -- Amendment' in the accompanying prospectus. The required majority means 66 2/3% of the principal amount of the Class A Notes until paid in full, then of the Class B Notes until paid in full.

    The parties may amend the Class A-3 Swap Agreement without Class A-3 noteholders' consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the Class A-3 noteholders. The parties may also amend the Class A-3 Swap Agreement in any other manner with the consent of at least 66 2/3% of the principal amount of the Class A-3 Notes. However, without the consent of all Class A-3 noteholders, no amendment may reduce the amount available under the Class A-3 Swap Agreement for paying Class A-3 Note interest or reduce the Class A-3 noteholder consent required for any amendment. Also, without the consent of the swap counterparty, the parties may not amend the pooling and servicing agreement or the indenture so as to affect the rights and obligations of the swap counterparty under the Class A-3 Swap Agreement (including, but not limited to the priority of payments from the owner trust to the swap counterparty under the Class A-3 Swap Agreement).

    Also, any amendment of the Class A-3 Swap Agreement will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the relevant notes.

                              RATINGS OF THE NOTES

    It is a condition of issuance that each of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Moody's Investors Service, Inc. and Fitch, Inc.

        rate the Class A-1 Notes A-1+, P-1 and F-1+, respectively,

        rate the Class A-2 and Class A-3 Notes AAA, Aaa and AAA, respectively,

        rate the Class B Notes at least AA, Aa3 and AA, respectively, and rate the Class C Notes at least A+, A3 and A, respectively.

    The ratings address the likelihood of the timely receipt of interest and payment of principal on each class of notes on or before the stated maturity date for the class. The ratings will be based primarily upon the Available Pledged Revenues, the reserve account and the subordination provided by the Class C Notes and Class D

Notes to the Class B Notes and the subordination provided by the Class B, Class C and Class D Notes to the Class A Notes.

    The rating of the Class A-3 Notes is based in part on the rating of the swap counterparty. There is no assurance that any rating will not be lowered or withdrawn by the assigning rating agency. In the event that ratings with respect to the notes are qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.

    The ratings should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as these ratings do not comment as to market price or suitability for a particular investor. The ratings do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

    The term 'United States Person' means

       (1) a citizen or resident of the United States,

       (2) a corporation or partnership organized in or under the laws of the United States or any State thereof (or the District of Columbia),

       (3) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or

       (4) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions or an eligible trust that has elected to be treated as a United States person.

                                USE OF PROCEEDS

    The owner trust will use the proceeds from the sale of notes, after paying funds into the reserve account and paying expenses, to pay the purchase price for the contracts to the depositor. The depositor will use a portion of the proceeds to pay amounts owed to another trust for the acquisition of contracts from the trust. The trust from which the owner trust acquired some of the contracts will use the proceeds it receives to pay down a warehouse receivables securitization facility.

                               LEGAL PROCEEDINGS

    None of

        the depositor,

        CIT Financial USA, the seller,

        CITEF, the originator and servicer, or

        the owner trust

are parties to any legal proceedings which could have a material adverse impact on noteholders' interests in notes or the owner trust's assets.

                              PLAN OF DISTRIBUTION

    Under the terms of an underwriting agreement dated September 17, 2003, the underwriters have severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

                                                            INITIAL       INITIAL       INITIAL
                                                           PRINCIPAL     PRINCIPAL     PRINCIPAL
                                                           AMOUNT OF     AMOUNT OF     AMOUNT OF
                                                           CLASS A-1     CLASS A-2     CLASS A-3
                      UNDERWRITERS                           NOTES         NOTES         NOTES
--------------------------------------------------------  -----------   -----------   ------------
Wachovia Capital Markets, LLC...........................  $96,250,000   $54,950,000   $100,538,684
J.P. Morgan Securities Inc. ............................  $96,250,000   $54,950,000   $100,538,681
Banc of America Securities LLC..........................  $27,500,000   $15,700,000   $ 28,725,337
Barclays Capital Inc. ..................................  $27,500,000   $15,700,000   $ 28,725,337
Deutsche Bank Securities Inc. ..........................  $27,500,000   $15,700,000   $ 28,725,337

                                                             INITIAL       INITIAL
                                                            PRINCIPAL     PRINCIPAL
                                                            AMOUNT OF     AMOUNT OF
                                                             CLASS B       CLASS C
                      UNDERWRITERS                            NOTES         NOTES
---------------------------------------------------------  -----------   -----------
Wachovia Capital Markets, LLC............................  $10,875,000   $11,855,465
J.P. Morgan Securities Inc. .............................  $10,875,000   $11,855,464

    In the underwriting agreement, the underwriters have agreed to purchase all of the notes being offered, if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to certain dealers at that price, less a concession not in excess of the amount noted in the table on the following page. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

                                       DEALER
                       DEALER         DISCOUNT
                     CONCESSION        NOT TO
  CLASS OF NOTE    NOT TO EXCEED       EXCEED
-----------------  --------------   ------------
       A-1             0.060%          0.036%
       A-2             0.099%          0.059%
       A-3             0.120%          0.072%
        B              0.210%          0.126%
        C              0.270%          0.162%

    After the notes are released for sale to the public, the offering prices and other selling terms may be varied by the underwriters.

    In connection with the offering of the notes, Wachovia Securities, Inc., on behalf of the underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If Wachovia Securities, Inc., on behalf of the underwriters, engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

    The depositor and CIT Financial USA have agreed to indemnify the underwriters against some liabilities in connection with the sale of notes, including liabilities under the Securities Act of 1933, as amended.

    The notes are new issues of securities with no established trading market. The underwriters have advised the depositor that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

    The depositor has estimated that it will spend approximately $1,300,000 for printing, rating agency, trustee and legal fees and other expenses related to the offering.

                                  TAX MATTERS

    Schulte Roth & Zabel LLP, New York, New York, will deliver an opinion confirming the accuracy of the statements regarding material United States federal income tax consequences as set forth in the accompanying prospectus. See 'Material Federal Income Tax Consequences' in the accompanying prospectus. Schulte Roth & Zabel LLP, New York, New York will also opine that the offered notes will be characterized as indebtedness and that the trust will not be treated as an association or a publicly traded partnership taxable as a corporation. Holders of the Class A-1 notes should in particular review the caption 'Short-Term Obligations' in the 'Material Federal Income Tax Consequences' section of the accompanying prospectus.

    The prepayment assumption that will be used in determining the rate of accrual of original issue discount and market discount, if any, for federal income tax purposes is 15% CPR, as described in this prospectus supplement under 'Weighted Average Life of the Notes.' No representation is made that the notes will prepay in accordance with such assumption or in accordance with any other assumption.

                              ERISA CONSIDERATIONS

    Subject to the considerations discussed under 'ERISA Considerations' in the accompanying prospectus, the notes are eligible for purchase by employee benefit plans. The acquisition of a note will be deemed a representation by the purchaser that (i) it is not, and is not investing the assets of, an employee benefit plan or other arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), Section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code') or subject to any federal, state or local law that is substantially similar to the foregoing provisions of ERISA or the Code ('Similar Law'), or an entity whose assets include the assets of a plan or arrangement by reason of investment by such plan or arrangement or (ii) the purchase and holding of the note will not cause a non-exempt prohibited transaction under ERISA or the Code and will not cause a non-exempt violation of any Similar Law.

                                 LEGAL MATTERS

    Schulte Roth & Zabel LLP, New York, New York, has provided a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the depositor, the originators, the servicer and the administrator. Other legal matters for the underwriters will be passed upon by McKee Nelson LLP, New York, New York. The indenture, the pooling and servicing agreement and the notes will be governed by the laws of the State of New York. The trust agreement will be governed by the laws of the State of Delaware. Certain matters of Delaware law relating to the owner trust will be passed upon by Richards, Layton and Finger, Delaware, as special Delaware counsel to the owner trust.

                                    EXPERTS

    The balance sheet of CIT Equipment Collateral 2003-EF1 as of September 9, 2003 included in this prospectus supplement has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       CIT EQUIPMENT COLLATERAL 2003-EF1
                     BALANCE SHEET AS OF SEPTEMBER 9, 2003

Assets -- Account Receivable...........................  $   1
                                                         -----
                                                         -----
Liabilities............................................  $  --
                                                         -----
Beneficial Equity......................................  $   1
                                                         -----
Total Liabilities and Beneficial Equity................  $   1
                                                         -----
                                                         -----

See accompanying notes to balance sheet.

                           NOTES TO THE BALANCE SHEET

Note 1  -  The Owner Trust

    CIT Equipment Collateral 2003-EF1 (the 'Owner Trust') is a limited purpose statutory trust established under the laws of the State of Delaware. It was formed on September 9, 2003 by NCT Funding Company, L.L.C. (the 'Trust Depositor') and M&T Trust Company of Delaware (the 'Owner Trustee') under a trust agreement dated as of September 9, 2003 between the Trust Depositor and the Owner Trustee. The activities of the Owner Trust are limited by the terms of the trust agreement to acquiring, owning and managing lease and loan contracts and related assets, issuing and making payments on notes and subordinate securities and other related activities. Prior to and including September 9, 2003, the Owner Trust did not conduct any activities.

    The Trust Depositor will pay all fees and expenses related to the organization and operations of the Owner Trust, other than withholding taxes imposed by the United States or any other domestic taxing authority. The Trust Depositor has also agreed to indemnify the indenture trustee and Owner Trustee and certain other persons involved in the sale of notes.

Note 2  -  Summary of Significant Accounting Policies

    Basis of presentation - The balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America. A separate income statement, statement of changes in shareholder's equity, and statement of cash flows have not been presented in the financial statements as the activities of this entity are nominal.

                         REPORT OF INDEPENDENT AUDITORS

To the Beneficial Owner
CIT Equipment Collateral 2003-EF1:

    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of CIT Equipment Collateral 2003-EF1 (the Owner Trust) at September 9, 2003 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Beneficial Owner's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP

New York, New York
September 15, 2003

                             INDEX OF DEFINED TERMS

                                                                   PAGE
                                                                   ----
Article 9...................................................       S-48
Available Pledged Revenues..................................       S-57
CIT.........................................................       S-42
CIT Financial USA...........................................       S-14
CITEF.......................................................  S-4, S-42
Class A Notes...............................................       S-56
Class A Percentage..........................................       S-63
Class A Principal Payment Amount............................       S-63
Class A-1 Scheduled Principal Balance.......................       S-63
Class A-3 Swap Agreement....................................        S-7
Class B Floor...............................................       S-64
Class B Notes...............................................       S-56
Class B Percentage..........................................       S-64
Class B Principal Payment Amount............................       S-64
Class B Target Principal Payment Amount.....................       S-64
Class C Notes...............................................       S-56
Class D Notes...............................................       S-56
Code........................................................       S-76
collection period...........................................       S-64
contract pool principal balance.............................       S-65
contract principal balance..................................       S-64
Corporation.................................................       S-68
CPR.........................................................       S-35
Cross-Collateralized Contracts..............................       S-22
Cumulative Loss Ratio.......................................       S-70
Cumulative Loss Trigger.....................................       S-71
Cumulative Reported Net Losses..............................       S-70
Defaulted Contract..........................................       S-65
Defaulted Contract Valuation Amount.........................       S-65
delinquency.................................................       S-30
EF Home Credit Committee....................................       S-44
Equipment Financing.........................................       S-43
ERISA.......................................................       S-76
Financed Vehicles...........................................       S-20
Fitch.......................................................       S-10
Fixed Rate Offered Notes....................................        S-5
LIBOR Determination Date....................................       S-59
Liquidated Contract.........................................       S-65
Moody's.....................................................       S-10
Newcourt....................................................       S-33
non-accrual.................................................       S-30
Non-Offered Notes...........................................        S-5
Offered Notes...............................................        S-5
One-Month LIBOR.............................................       S-59

                                                                   PAGE
                                                                   ----
Owner Trust.................................................       S-78
Owner Trustee...............................................       S-78
Pledged Revenues............................................       S-65
Principal Amount............................................       S-65
principal deficiency amount.................................       S-69
RAC.........................................................       S-44
Reallocated Principal.......................................       S-66
Reference Banks.............................................       S-60
Related Collection Period Pledged Revenue...................       S-66
Senior Notes................................................        S-5
Similar Law.................................................       S-76
Standard & Poor's...........................................       S-10
Subordinated Notes..........................................        S-5
Telerate Page 3750..........................................       S-60
Third Party Source..........................................       S-20
TMD.........................................................       S-44
Total Principal Payment Amount..............................       S-66
Trust Depositor.............................................       S-78
UCC.........................................................       S-20
Unfunded Loss Amount........................................       S-66
United States Person........................................       S-74
Variable Rate Offered Notes.................................        S-5
Vendors.....................................................       S-46
Wachovia....................................................       S-68

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                          NCT FUNDING COMPANY, L.L.C.
                            RECEIVABLE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR

    The depositor will form an owner trust for each series of notes. Each owner trust will offer receivable-backed notes under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of notes. Each series may include one or more classes of notes.

    Each owner trust will use the note sale proceeds to acquire a pool of contracts which the depositor will simultaneously transfer to the owner trust.

    The right of each class of notes to receive payments may be senior or subordinate to the rights of one or more of the other classes of notes. The rate of payment on the notes of any class will depend on the priority of payment of the class and the rate and timing of payments of the related contracts.

    THE NOTES OF EACH SERIES WILL BE OBLIGATIONS OF THE RELATED OWNER TRUST
ONLY.

                              -------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 12 OF THIS PROSPECTUS AND
   THE OTHER RISK FACTORS INCLUDED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                              -------------------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
   THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

    This prospectus may be used to offer and sell a series of notes only if accompanied by the prospectus supplement relating to the notes.

                  The date of this Prospectus is June 4, 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.....     4
PROSPECTUS SUMMARY..........................................     5
RISK FACTORS................................................    12
    The Absence of an Existing Market for the Notes May
      Limit Your Ability to Resell the Notes................    12
    Contract Prepayment, Ineligibility or Default May Cause
      Earlier Repayments of the Notes than You Expect and
      You May Not Be Able To Find Investments with the Same
      Yield as the Notes at the Time of the Repayment.......    12
    The Price at Which You Can Resell Your Notes May
      Decrease if the Ratings of Your Notes Change..........    13
    The Rights of the Holders of any Class of Notes to
      Receive Payments of Interest and Principal may be
      Subordinated to One or More Other Classes of Notes....    13
    The Subordination of Some Classes of Notes is Only a
      Limited Form of Credit Enhancement and Does Not Ensure
      Payment of the More Senior Classes....................    14
    Limited Assets are Available for Payment of the Notes;
      Noteholders Will Have No Recourse to the Originators,
      Depositor, Servicer or their Affiliates in the Event
      Delinquencies and Losses Reduce the Trust's Assets....    14
    Even if an Owner Trust Repossesses and Sells the
      Equipment Relating to a Contract After an Obligor
      Defaults, Shortfalls in Amounts Available To Pay the
      Notes May Occur if the Market Value of the Equipment
      Has Declined..........................................    14
    Not Having Possession of Contract Files May Hinder an
      Owner Trust's Ability to Realize the Value of
      Equipment Securing the Contracts......................    15
    Failure to Take all Steps Necessary to Perfect Security
      Interests in Equipment, to Record Assignment of
      Security Interests to the Owner Trust or to Record
      Security Interests in Titled Equipment May Hinder the
      Owner Trust's Ability to Realize the Value of
      Equipment Securing the Contracts......................    15
    Repurchase Obligation of the Seller Provides You Only
      Limited Protection Against Prior Liens on the
      Contracts or Equipment................................    16
    If a Bankruptcy Court Rules that the Transfer of
      Contracts from a Vendor to an Originator was not a
      True Sale then Payments on the Contracts may be
      Reduced or Delayed....................................    17
    A Bankruptcy Court Determination that the Transfer of
      Contracts from Originators to the Seller, from the
      Seller to the Depositor or from the Depositor to the
      Owner Trust was not a True Sale then Payments on the
      Contracts Could be Reduced or Delayed.................    17

                                       2

    Insolvency of the Vendors Could Delay or Reduce Payments
      to You................................................    18
    End-User Bankruptcy May Reduce or Delay Collections on
      the Contracts and Disposition of Equipment Relating to
      These or Other Defaulting End-Users May be Delayed or
      May not Result in Complete Recovery of Amounts Due....    18
    Change in Servicer May Result in Late Payments on
      Securities............................................    18
    Transfers of Assets and Exiting of Lines of Business May
      Affect the Servicer and Portfolio.....................    18
    Commingling of Collections Could Result in Reduced
      Payments to You.......................................    19
    Bankruptcy of Depositor or the Owner Trust May Cause
      Delays in or Reduce Collections Under the Contracts...    19
    The Seller's Obligation to Repurchase Contracts Could be
      Impaired by Bankruptcy................................    19
    Contracts Relating to Software Or Related Support and
      Consulting Services are not Secured by the Software or
      Related Services......................................    20
    Limitations on Enforceability of Security Interests in
      the Equipment May Hinder the Owner Trust's Ability to
      Realize the Value of Equipment Securing the
      Contracts.............................................    20
    Bankruptcy Court Rejection of 'True Leases' May Reduce
      Funds Available to Pay Notes..........................    20
    If the Seller Does Not Originate or Acquire a Sufficient
      Number of Contracts During the Funding Period Meeting
      the Criteria for Sale to the Depositor, Amounts
      Remaining in the Pre-Funding Account Will be
      Distributed to Noteholders as Payments of Principal...    21
    Book Entry Registration May Limit Your Ability to Resell
      Your Notes............................................    21
THE DEPOSITOR...............................................    22
THE OWNER TRUSTS............................................    23
CIT FINANCIAL USA, INC., THE SELLER AND SERVICER............    24
THE CIT GROUP, INC..........................................    25
THE ORIGINATORS.............................................    26
THE CONTRACTS...............................................    35
DESCRIPTION OF THE NOTES AND INDENTURE......................    56
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT..........    70
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................    77
ERISA CONSIDERATIONS........................................    85
RATINGS OF THE NOTES........................................    87
USE OF PROCEEDS.............................................    88
PLAN OF DISTRIBUTION........................................    88
LEGAL MATTERS...............................................    88
WHERE YOU CAN FIND MORE INFORMATION.........................    89
INDEX OF TERMS..............................................    90

                                       3

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    The depositor tells you about the notes in two separate documents:

     this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series of notes; and

     the prospectus supplement related to the particular terms of your series of notes.

    The prospectus and the prospectus supplement, together, provide a description of the material terms of your notes. You should rely on the information in the prospectus supplement to the extent it provides a more specific description of your notes.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement. See 'Where You Can Find More Information' in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus and the accompanying prospectus supplement may only be used where it is legal to sell the notes.

    We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in each of the prospectus and accompanying prospectus supplement provide the pages on which these captions are located.

    SOME PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR IN SOME WAY AFFECT THE PRICE OF THE NOTES. THESE TYPES OF TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, PLEASE READ THE SECTION ENTITLED 'PLAN OF DISTRIBUTION' IN YOUR PROSPECTUS SUPPLEMENT.

                                       4

                               PROSPECTUS SUMMARY

    The following is only a summary of the terms of the notes. It does not contain all information that may be important to you. You should read this entire prospectus and any accompanying prospectus supplement. In addition, you may wish to read the documents governing the sale of the contracts, the formation of the trust and the issuance of notes. Those documents have been filed as exhibits to the registration statement of which this prospectus is a part.

    There are material risks associated with an investment in the notes. See 'Risk Factors' beginning on page 12 for a discussion of factors you should consider before investing in notes.

Issuer and Owner Trust....................  For each series of notes, the depositor will form an owner trust and prepare a prospectus
                                            supplement. Each owner trust will own a pool
                                            of contracts and other assets. The depositor
                                            will identify the owner trust and trustee in
                                            your prospectus supplement.

Servicer..................................  CIT Financial USA, Inc. ('CIT Financial USA'),
                                            an indirect subsidiary of The CIT Group, Inc.
                                            ('CIT'), unless otherwise specified in your
                                            prospectus supplement.

Indenture Trustee.........................  For your series of notes, the depositor will identify the indenture trustee in your
                                            prospectus supplement.

The Notes.................................  Each owner trust will issue one or more classes of notes.

Terms of the Notes........................  See 'Description of the Notes and Indenture'
                                            in this prospectus and your prospectus
                                            supplement.

   Payment Dates..........................  Each owner trust will pay interest and principal on notes on the dates specified in
                                            the prospectus supplement.

   Interest...............................  The prospectus supplement will state the interest rates for the notes described in the
                                            prospectus supplement.

   Principal..............................  The principal payments to be made by the owner trust on notes will be as described in the
                                            prospectus supplement for the notes.

   Subordination..........................  A class of notes may not be entitled to receive payments of principal and interest
                                            until after the owner trust pays one or more
                                            other classes of notes. This makes it more
                                            likely that senior notes will be paid all
                                            interest and principal due on

                                       5

                                            them, and less likely that subordinate notes
                                            will be paid all interest and principal due on
                                            them.

   Ratings................................  An owner trust will not issue a series of notes unless one or more nationally recognized
                                            rating agencies have assigned investment grade
                                            ratings to the notes. For a more complete
                                            description of note ratings, see 'Ratings of
                                            the Notes' in this prospectus and in your
                                            prospectus supplement.

   Residual Payment Notes.................  An owner trust might issue one or more classes of notes entitled to some or all of the
                                            remaining payments of principal and interest
                                            on the related contracts after the trust has
                                            made all other payments it is required to
                                            make.

   Strip Notes............................  An owner trust might issue one or more classes of notes providing for distributions of
                                            interest which are disproportionately large or
                                            small in comparison to the principal
                                            distributions, including:

                                              distributions of interest with no or
                                              only a nominal distribution of principal; or

                                              distributions of principal with no or
                                              only a nominal distribution of interest.

   Targeted Scheduled Distribution
   Dates..................................  An owner trust might issue one or more classes of notes which have targeted scheduled payment
                                            dates on which they will be paid in full to
                                            the extent the trust can issue another note in
                                            sufficient principal amount to pay the
                                            specified class of notes.

Trust Assets..............................  Each owner trust will make payments on notes it issues, primarily from funds from the
                                            following assets:

                                              equipment lease contracts,

                                              installment payment contracts,

                                              promissory notes,

                                              conditional sale agreements,

                                              financing agreements,

                                              loan and security agreements, and

                                              deposits in bank accounts.

                                       6

The Contracts.............................  Your prospectus supplement provides the particular terms of your series of notes and
                                            information about:

                                              the initial principal balance of the contracts
                                              transferred to the owner trust issuing the
                                              notes;

                                              the number of contracts;

                                              the average contract principal balance;

                                              the various types of contracts;

                                              the geographical distribution of the
                                              contracts;

                                              the remaining term of the contracts; and

                                              the weighted average remaining term of the
                                               contracts.

                                            All of the contracts will be commercial
                                            contracts. Most of the contracts are end-user
                                            contracts. End-user contracts relate to the
                                            financing by end-users of equipment or
                                            software and related support and consulting
                                            services. The obligors on the end-user
                                            contracts are the actual end-users. The other
                                            contracts are limited recourse loans to
                                            equipment manufacturers, dealers or
                                            distributors or to computer software
                                            distributors, all of which are secured by one
                                            or more end-user contracts. As of the cut-off
                                            date for each pool of contracts, no contract
                                            in that pool will be delinquent.

                                            The 'contract principal balance' of any
                                            contract is the present value of the unpaid
                                            scheduled payments on that contract,
                                            discounted at a discount rate that will be
                                            stated in your prospectus supplement. This
                                            prospectus and the prospectus supplement refer
                                            to the aggregate of the contract principal
                                            balances as the 'contract pool principal
                                            balance.'

Seller and Originators....................  CIT Financial USA will be the seller of the contracts to the depositor for deposit into
                                            the owner trust. The seller may originate or
                                            acquire contracts and may also acquire
                                            contracts originated or acquired by other
                                            subsidiaries of CIT. Prior to the offering of
                                            a series of notes, the seller may have sold
                                            contracts to the depositor for deposit into a
                                            trust used in connection with temporary
                                            financing arrangements. The depositor

                                       7

                                            may acquire some or all of these contracts for
                                            deposit into the owner trust in connection
                                            with the offering and sale of a particular
                                            series of notes. See 'CIT Financial USA, Inc.,
                                            The Seller and Servicer' and 'The Originators'
                                            in this prospectus.

Contract Prepayments......................  Some contracts may:

                                              not permit the obligor to prepay or terminate
                                              the contract prior to its expiration date,

                                              allow for a prepayment or early termination
                                              upon payment of at least the contract
                                              principal balance,

                                              allow for a prepayment or early termination
                                              without the payment of the contract
                                              principal balance, or

                                              permit the obligor to prepay the contract at
                                              any time by paying the unpaid principal plus
                                              accrued interest.

Liquidated Contracts......................  Your prospectus supplement will describe how liquidation proceeds from a defaulted contract
                                            will be allocated.

Purchase of Contracts After the Closing
  Date....................................  To the extent provided in the related prospectus supplement, an owner trust may
                                            purchase additional contracts during a
                                            specified period after the closing date which
                                            may include a funding period, which can be up
                                            to three months (a 'Funding Period'), or other
                                            period as specified in the related prospectus
                                            supplement.

Pre-Funding...............................  To the extent provided in the related prospectus supplement, a trust may purchase
                                            additional contracts through the use of
                                            amounts deposited on the closing date in a
                                            pre-funding account, which will not exceed
                                            one-third of the initial principal amount of
                                            the notes. If amounts in the pre-funding
                                            account are not used to purchase additional
                                            contracts during the Funding Period, one or
                                            more classes of notes may be prepaid as
                                            further described in the prospectus
                                            supplement. In such an event, the holders of
                                            notes that are prepaid due to additional
                                            contracts not being purchased may be entitled
                                            to a prepayment premium if so specified in the
                                            prospectus

                                       8

                                            supplement. Amounts deposited in the pre-
                                            funding account will not be available to cover
                                            contract losses.

                                            The prospectus supplement will specify the
                                            amount of the deposit to the pre-funding
                                            account.

                                            To the extent provided in the related
                                            prospectus supplement, the depositor may be
                                            required to sell, and the trust may be
                                            required to purchase, contracts with an
                                            aggregate principal balance approximately
                                            equal to the amount on deposit in the
                                            pre-funding account. These requirements will
                                            be subject to:

                                              the availability of additional contracts; and

                                              any conditions provided in the related pooling
                                              and servicing agreement.

Capitalized Interest Account..............  To the extent provided in the related prospectus supplement, a portion of the
                                            proceeds from the sale of the notes may be
                                            deposited in a capitalized interest account to
                                            fund interest payments on the notes during a
                                            Funding Period. Amounts deposited in the
                                            capitalized interest account will not be
                                            available to cover contract losses.

                                            The prospectus supplement will specify the
                                            amount of the deposit in the capitalized
                                            interest account and the amount of interest,
                                            or formula for determining the amount of
                                            interest, payable on the notes on each
                                            distribution date.

                                            If the funds in the capitalized interest
                                            account are not completely used by the end of
                                            the Funding Period, they will be deposited in
                                            the collection account to be used for
                                            distributions on the notes on the next
                                            distribution date.

Mandatory Purchase or Replacement of
  Contracts...............................  CIT Financial USA will make representations regarding all the contracts sold to the
                                            depositor for transfer into the owner trust,
                                            whether or not it is the direct seller of the
                                            contracts to the depositor. In the event of an
                                            uncured material breach of any of these
                                            representations, CIT Financial USA must
                                            purchase or replace any contract.

                                       9

                                            See 'The Contracts -- Representations and
                                            Warranties Made by CIT Financial USA' in this
                                            prospectus and 'Weighted Average Life of the
                                            Notes' in your prospectus supplement.

Leased Equipment..........................  The depositor will not transfer to any owner trust the depositor's interest in equipment
                                            covered by lease contracts. Amounts
                                            representing payment of the residual value of
                                            leased equipment are not available to pay
                                            principal or interest on notes, except to the
                                            extent that a vendor or third party obligor
                                            has guaranteed the residual value of leased
                                            equipment.

Credit Enhancement........................  The depositor may arrange for credit enhancement for some notes. Credit enhancement
                                            may include:

                                              a cash collateral account;

                                              a financial guaranty insurance policy;

                                              subordination of one or more other classes of
                                              notes;

                                              a reserve account;

                                              overcollateralization;

                                              letters of credit or liquidity facilities;

                                              repurchase obligations;

                                              third party payments or other support;

                                              cash deposits; or

                                              other arrangements which may become suitable
                                              in light of credit enhancement practices or
                                              developments in the future.

                                            Your prospectus supplement will describe any
                                            credit enhancement applicable to your notes.

Priority of Payments......................  The indenture trustee for your notes will apply contract payments as described in the
                                            prospectus supplement for your notes.

Optional Purchase of Contracts............  Once the principal balance of a note series is less than the percentage of the initial
                                            contract pool principal balance specified in
                                            the prospectus supplement, the depositor may
                                            repurchase all the contracts held by the owner
                                            trust. That would result in a redemption of
                                            the outstanding notes. See 'Description of the
                                            Notes and Indenture --

                                       10

                                            Optional Purchase of Contracts and Redemption
                                            of Notes' in this prospectus and in your
                                            prospectus supplement.

Substitution..............................  CIT Financial USA and the depositor may substitute into the owner trust one or more
                                            similar contracts for prepaid contracts or
                                            contracts in default. They may not make
                                            substitutions for defaulted contracts if all
                                            substitutions together would exceed 10% of the
                                            contract pool principal balance in the owner
                                            trust at any time. They are not required to
                                            replace any contract. See 'The
                                            Contracts -- Substitution of Contracts.'

U.S. Taxation.............................  In the opinion of the depositor's tax counsel,
                                            Schulte Roth & Zabel LLP, the notes will be
                                            characterized as debt and the owner trusts
                                            will not be characterized as 'associations' or
                                            'publicly traded partnerships' taxable as
                                            corporations for federal income tax purposes.

                                            By purchasing a note, you agree to treat your
                                            note as debt for federal, state and local
                                            income tax purposes.

                                            The depositor suggests that you consult your
                                            own tax advisor about the federal income tax
                                            consequences of purchasing, owning and
                                            disposing of notes, and the tax consequences
                                            in any state or other taxing jurisdiction. See
                                            'Material Federal Income Tax Consequences'
                                            below.

ERISA Considerations......................  Subject to the considerations described in
                                            'ERISA Considerations' in this prospectus,
                                            employee benefit plans that are subject to the
                                            Employee Retirement Income Security Act of
                                            1974, as amended, may purchase notes.

Registration, Clearance and Settlement of
  Notes...................................  Each of the notes will be registered in the name of Cede & Co., as the nominee of The
                                            Depository Trust Company. You may purchase the
                                            notes only in book-entry form on the records
                                            of The Depository Trust Company and
                                            participating members. The owner trust will
                                            issue the notes in definitive form only under
                                            the limited circumstances described in this
                                            prospectus under 'Description of the Notes and
                                            Indenture -- Issuance of Certificated Notes at
                                            a Later Date.'

                                       11

                                  RISK FACTORS

    You should carefully consider the following risk factors and additional risk factors listed in your prospectus supplement before you invest in the notes.

THE ABSENCE OF AN EXISTING MARKET FOR THE NOTES MAY LIMIT YOUR ABILITY TO RESELL THE NOTES

    There is currently no public market for the notes and we cannot assure you that one will develop. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes but they are not obligated to do so. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. Even if a secondary market does develop, it may not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

CONTRACT PREPAYMENT, INELIGIBILITY OR DEFAULT MAY CAUSE EARLIER REPAYMENTS OF THE NOTES THAN YOU EXPECT AND YOU MAY NOT BE ABLE TO FIND INVESTMENTS WITH THE SAME YIELD AS THE NOTES AT THE TIME OF THE REPAYMENT

    If your notes are prepaid, you may not be able to reinvest the principal repaid to you earlier than expected at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.

    A higher than anticipated level of prepayments or liquidation of contracts that become defaulted may cause an owner trust to pay principal on the notes sooner than you expected. Also, an owner trust may pay principal sooner than you expected if CIT Financial USA, Inc. repurchases ineligible contracts. Similarly, upon the occurrence of an event of default under the indenture, you may receive principal of the notes sooner than you expected. For more information about the implications of an event of default under the indenture, see 'Description of the Notes and Indenture -- Events of Default; Rights Upon Event of Default.'

    The rate of early terminations or repurchases of contracts due to prepayments, ineligibility, or defaults is influenced by a variety of economic, social and other factors including:

        technological change;

        changes in customer requirements;

        the level of interest rates;

        the level of casualty losses; and

        the overall economic environment.

    Most contracts do not permit prepayment or early termination. Nevertheless, we have historically permitted lessees to terminate leases early either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium or both. Under the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract at any time if the payment, alone, or together with the contract's remaining contract

                                       12
principal balance and any scheduled payment owed and not yet received, is equal to the entire contract principal balance of the contract. The principal balance of a contract is the present value of the future scheduled payments under the contract, discounted at a discount rate that will be specified in the prospectus supplement for your notes.

    We cannot assure you that prepayments on the contracts held by the trust will conform to any historical experience. We cannot predict the actual rate of prepayments which will be experienced on the contracts. However, your prospectus supplement will present information as to the principal balances of the notes remaining at various times under several hypothetical prepayment rates. See 'Weighted Average Life of the Notes' in your prospectus supplement.

THE PRICE AT WHICH YOU CAN RESELL YOUR NOTES MAY DECREASE IF THE RATINGS OF YOUR NOTES CHANGE

    At the initial issuance of the notes, at least one nationally recognized rating agency will rate the notes in the categories specified in the prospectus supplement. A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered notes address likelihood of the payment of principal and interest on the notes in accordance with their terms. At any time, the rating agencies may lower their respective ratings of the notes or withdraw their ratings entirely. In the event that a rating assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes or to resell them without a substantial discount. For more detailed information regarding the ratings assigned to any class of the notes, see 'Ratings of the Notes' in this prospectus and the prospectus supplement.

THE RIGHTS OF THE HOLDERS OF ANY CLASS OF NOTES TO RECEIVE PAYMENTS OF INTEREST AND PRINCIPAL MAY BE SUBORDINATED TO ONE OR MORE OTHER CLASSES OF NOTES

    Holders of subordinated classes of notes will bear more credit risk than more senior classes. Subordination may take the following forms:

        interest payments on any date on which interest is due will first be allocated to the more senior classes;

        principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

        subordinated classes bear the first risk of losses; and

        if the trustee had to sell receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

    Your prospectus supplement will describe any subordination provisions applicable to your notes.

                                       13

THE SUBORDINATION OF SOME CLASSES OF NOTES IS ONLY A LIMITED FORM OF CREDIT ENHANCEMENT AND DOES NOT ENSURE PAYMENT OF THE MORE SENIOR CLASSES

    An owner trust will pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of notes.

    The more senior classes of notes could lose the credit enhancement provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of notes.

LIMITED ASSETS ARE AVAILABLE FOR PAYMENT OF THE NOTES; NOTEHOLDERS WILL HAVE NO RECOURSE TO THE ORIGINATORS, DEPOSITOR, SERVICER OR THEIR AFFILIATES IN THE EVENT DELINQUENCIES AND LOSSES REDUCE THE TRUST'S ASSETS

    Each owner trust will be a limited purpose trust with limited assets. Moreover, you have no recourse to the general credit of the servicer, depositor, originator or their affiliates unless they provide credit enhancements that are described in the prospectus supplement. Therefore, you must rely solely upon the contracts and any credit enhancement described in your prospectus supplement for payment of principal and interest on the notes.

    An increase in delinquent or defaulted payments on contracts could result in your being paid less than you expect on the notes or in delays in payment.

    If a contract is a vendor loan, you must rely solely upon the end-user contracts securing the vendor loan for payments in respect of that contract. Most vendor loans are non-recourse to the vendors. In non-recourse loans you are limited to recovering amounts due solely from the end-user contracts and related security.

EVEN IF AN OWNER TRUST REPOSSESSES AND SELLS THE EQUIPMENT RELATING TO A CONTRACT AFTER AN OBLIGOR DEFAULTS, SHORTFALLS IN AMOUNTS AVAILABLE TO PAY THE NOTES MAY OCCUR IF THE MARKET VALUE OF THE EQUIPMENT HAS DECLINED

    If a contract held by the trust becomes a defaulted contract, the only sources of payment for amounts owed on that contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract. Since the market value of the equipment may decline faster than the discounted contract balance, the owner trust may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. The prospectus supplement for your notes may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than the depositor anticipates.

                                       14

NOT HAVING POSSESSION OF CONTRACT FILES MAY HINDER AN OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS

    To facilitate servicing and reduce administrative costs, the servicer or a sub-servicer will retain possession of the documents evidencing the contracts held by the owner trust. As a result, a subsequent purchaser of contracts could take physical possession of the documents without knowledge of their assignment. That subsequent purchaser could then have a security interest in the contracts senior to the owner trust's security interest. In the event that the owner trust must rely upon repossession and sale of the equipment securing defaulted contracts to recover amounts due on the defaulted contracts, the owner trust's ability to realize upon the equipment would be limited by the existence of the third party's senior security interest in those contracts. In this event, there may be a delay or reduction in distributions to you.

    Similarly, with respect to contracts securing vendor loans, the vendor will retain the original documents associated with some contracts. The applicable originator will file Uniform Commercial Code financing statements reflecting the pledge of those contracts to the applicable originator as security for the vendor loans. However, the related documents will remain in the vendor's possession. If a subsequent purchaser were able to take physical possession of the related documents without knowledge of the pledge to the originator, the owner trust's security interest in those contracts could be defeated. In this event, there may be a delay or reduction in distributions to you.

FAILURE TO TAKE ALL STEPS NECESSARY TO PERFECT SECURITY INTERESTS IN EQUIPMENT, TO RECORD ASSIGNMENT OF SECURITY INTERESTS TO THE OWNER TRUST OR TO RECORD SECURITY INTERESTS IN TITLED EQUIPMENT MAY HINDER THE OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS

    The depositor will receive security interests in financed equipment securing contracts from the seller, which will obtain security interests in financed equipment from the other originators or through its own origination activities. The depositor will assign the security interests to the owner trust. However, in some instances, the originators may not file financing statements for equipment relating to a single obligor in a single jurisdiction when the value of the equipment is less than the amounts described in the following paragraph. As a result, the originator will not acquire, and the depositor and owner trust will not have, a perfected security interest in the equipment. As a result, creditors of the end-user may acquire superior interests in the equipment.

    As originators, none of

        The CIT Group/Equipment Financing, Inc.,

        CIT Technology Financing Services, Inc.,

        CIT Communications Finance Corporation,

        CIT Technologies Corporation, or

        CIT Financial USA

                                       15
file financing statements against an obligor in the appropriate 'filing' jurisdiction unless the fair market value of the equipment relating to a contract is at least $25,000 (or such other amount as it may in the future determine). However, if the contract is a lease with a 'fair market value' purchase option, then the threshold fair market value of the equipment is $50,000.

    Additionally, regardless of equipment value, the depositor's practice is to require the originators to annotate their records to note the depositor's security interest but not to require the filing of assignments of financing statements for the equipment to reflect the depositor's, the owner trust's or the indenture trustee's interests. Because of this, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract. The owner trust would then not have a security interest in the equipment.

    Also, any transfer to the depositor of an originator's security interest in motor vehicles securing the contracts is subject to state vehicle registration laws. The depositor's transfer of a security interest in motor vehicles to the owner trust is also subject to these registration laws. These registration laws require that the secured party's name appear on the certificate of title or similar registration of title to a motor vehicle in order for the secured party's security interest to be perfected. The applicable originator will be identified on the certificates or similar registrations of title. However, the certificates of title or similar registrations of title will not identify the depositor or owner trust as secured party. In addition, some equipment related to the contracts may constitute fixtures under the real estate or Uniform Commercial Code provisions of the state in which the equipment is located. The relevant originator will not file assignments of fixture filings in favor of the depositor or owner trusts. Therefore, a third party could acquire an interest in the motor vehicles or real estate fixtures superior to that of the owner trusts.

REPURCHASE OBLIGATION OF THE SELLER PROVIDES YOU ONLY LIMITED PROTECTION AGAINST PRIOR LIENS ON THE CONTRACTS OR EQUIPMENT

    Federal or state law may grant liens on contracts or equipment that have priority over the owner trust's interest. If the creditor associated with any prior lien exercises its remedies it is unlikely that sufficient cash proceeds from the contract and related equipment will be available to pay the contract balance to the trust. In that event, there may be a delay or reduction in distributions to you. An example of a lien arising under federal or state law is a tax lien on property of the originator or the depositor arising prior to the time a contract is conveyed to the owner trust. The tax lien has priority over the interest of the owner trust in the contracts.

    In most cases where vendors have assigned contracts to originators, the vendors have warranted to the originators that there are no prior liens on the contracts. Additionally, where vendors have assigned contracts to originators, the vendors have agreed not to grant any lien on any contracts transferred to the originators. In all cases, the seller will warrant to the depositor and the owner trust that there are no prior liens on the contracts. The seller also will warrant to

                                       16
the depositor and the owner trust that it will not grant any lien on the contracts. In the event that those warranties are not true as to any contract, the seller is required under the pooling and servicing agreement to repurchase the contract. There can be no assurance that the seller will be able to repurchase a contract at the time when it is asked to do so.

IF A BANKRUPTCY COURT RULES THAT THE TRANSFER OF CONTRACTS FROM A VENDOR TO AN ORIGINATOR WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS MAY BE REDUCED OR DELAYED

    Vendors sell contracts to the originators, which contracts will be transferred directly or indirectly to the depositor and then the owner trust. If a bankruptcy court decides that the acquisition of a contract by an originator is not a sale of the contract from the vendor to the originator, the contract would be part of the vendor's bankruptcy estate. Accordingly, the contract would be available to the vendor's creditors. In that case, it is unlikely the trust will receive all of the scheduled payments on the contracts, and there may be a delay or reduction in distributions to you. In order to treat the transfer of contracts to the trust as not being a true sale, the bankruptcy court would recharacterize the transfer as a pledge of the contracts to secure borrowings by the vendor. Additionally, if the transfer of contracts to an originator from a vendor is recharacterized as a pledge, then a tax or government lien on the property of the pledging vendor arising before the contracts came into existence may have priority over the owner trust's interest in the contracts.

A BANKRUPTCY COURT DETERMINATION THAT THE TRANSFER OF CONTRACTS FROM ORIGINATORS TO THE SELLER, FROM THE SELLER TO THE DEPOSITOR OR FROM THE DEPOSITOR TO THE OWNER TRUST WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS COULD BE REDUCED OR DELAYED

    If an originator, the seller or the depositor became a debtor in a bankruptcy case, creditors of that party, or that party acting as a debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of contract payments to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to the noteholders for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of the creditors or the debtor in possession, the result may be reductions in payments under the contracts to the trust. In either case, you may experience delays or reduction in distributions to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator, the seller or the depositor, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originator, the seller or the depositor were to file for reorganization under Chapter 11 of the Bankruptcy Code. Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts. In addition, in

                                       17
agreements conveying the contracts, the originators, the seller and the depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts.

INSOLVENCY OF THE VENDORS COULD DELAY OR REDUCE PAYMENTS TO YOU

    In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing the vendor loan as well as the vendor's obligation to make payments would also become subject to the insolvency proceedings. In that event, payments to the owner trust in respect of those vendor contracts may be reduced or delayed. Payments to you may be reduced if collections from the remaining unaffected contracts are insufficient to cover losses to the owner trust. In those cases in which transfers of end-user contracts by vendors to originator provide that the originator have recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts, the vendor's bankruptcy, may similarly result in reductions or payment delays in amounts due from the vendor.

END-USER BANKRUPTCY MAY REDUCE OR DELAY COLLECTIONS ON THE CONTRACTS AND DISPOSITION OF EQUIPMENT RELATING TO THESE OR OTHER DEFAULTING END-USERS MAY BE DELAYED OR MAY NOT RESULT IN COMPLETE RECOVERY OF AMOUNTS DUE

    Bankruptcy and insolvency laws could affect your interests in contracts with end-user obligors who become subject to bankruptcy proceedings. Those laws could result in contracts of a bankrupt end-user being written off as uncollectible or result in delay in payments due on the contracts. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover losses to the trust. Foreclosure sales of equipment and obtaining deficiency judgments following foreclosure sales may not yield sufficient proceeds to pay off the balance owed on a contract. If you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, those amounts may be insufficient. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator's or owner trust's security interest in the equipment securing the contract. The depreciation, obsolescence, damage, or loss of any item of equipment will also affect whether you receive the full amount due on a contract.

CHANGE IN SERVICER MAY RESULT IN LATE PAYMENTS ON SECURITIES

    If CIT Financial USA were to cease acting as servicer, the processing of payments on the contracts and information relating to collections could be delayed. These processing delays may result in late payments on the securities.

TRANSFERS OF ASSETS AND EXITING OF LINES OF BUSINESS MAY AFFECT THE SERVICER AND PORTFOLIO

    CIT continues to evaluate each of its business lines for profitability and strategic purposes. Certain business lines have been and may continue to be transferred among CIT's business segments. CIT may choose to exit non-strategic or non-profitable business lines. The transfer of business lines within CIT or the

                                       18
exiting by CIT of a line of business may adversely affect portfolio servicing and performance.

COMMINGLING OF COLLECTIONS COULD RESULT IN REDUCED PAYMENTS TO YOU

    The pooling and servicing agreement may permit the servicer to deposit collections on the contracts into the collection account once each month. The servicer may commingle and use the collected cash for its benefit prior to the date on which the collections are required to be deposited in a collection account, as described under 'Description of the Pooling and Servicing
Agreement -- Collections on Contracts.' If the servicer becomes insolvent or subject to receivership, an owner trust may not have a perfected ownership or security interest in these collections and you may suffer losses on your investment as a result. If the servicer is otherwise unable to deposit the funds in the collection account, you could incur a loss from such failure.

BANKRUPTCY OF DEPOSITOR OR THE OWNER TRUST MAY CAUSE DELAYS IN OR REDUCE COLLECTIONS UNDER THE CONTRACTS

    If an owner trust or the depositor becomes insolvent under any federal bankruptcy or similar state laws, the right of an indenture trustee to foreclose upon and sell the assets of an owner trust is likely to be significantly impaired by applicable bankruptcy laws. This would be the case before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an owner trust. Under the bankruptcy laws, payments on debts are not made, and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the bankruptcy laws may permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, if the secured creditor is provided adequate protection. The meaning of the term adequate protection may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of its use by the debtor during the pendency of the bankruptcy case. Because there is no precise definition of the term adequate protection and because the bankruptcy court has broad discretionary powers, it is impossible to predict if or how you would be compensated for any diminution in value of the owner trust assets.

THE SELLER'S OBLIGATION TO REPURCHASE CONTRACTS COULD BE IMPAIRED BY BANKRUPTCY

    CIT Financial USA will make representations and warranties regarding all of the contracts, the equipment and other matters. See 'The Contracts -- Representations and Warranties Made by CIT Financial USA.' If any representation or warranty with regard to a specific contract is breached, is not cured within a specified period of time, and the value of the contract is materially and adversely affected by the breach, CIT Financial USA must purchase the contract from the applicable owner trust at a price equal to the amount required to pay off the contract. If CIT Financial USA becomes bankrupt or insolvent,

                                       19
each indenture trustee's right to compel a purchase would both be impaired and have to be satisfied out of any available 'assets' of the seller's bankruptcy estate. In that case, you may suffer a loss on your investment in a note as a result.

CONTRACTS RELATING TO SOFTWARE OR RELATED SUPPORT AND CONSULTING SERVICES ARE NOT SECURED BY THE SOFTWARE OR RELATED SERVICES

    Some of the contracts held by the owner trust will relate to software that is not owned by an originator or related support and consulting services. In these cases, the vendor or a licensor traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts. Thus, the owner trust will not have an interest in the software or related support and consulting services. The owner trust will own solely the associated contracts' cash flow. Accordingly, if any of these contracts becomes a defaulted contract, the owner trust will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, the owner trust must look solely to the obligor to collect amounts due on the contract. There can be no assurance that the obligor will be able to pay in full amounts due under the contract.

LIMITATIONS ON ENFORCEABILITY OF SECURITY INTERESTS IN THE EQUIPMENT MAY HINDER THE OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS

    State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit the owner trust's ability to obtain or dispose of collateral in a timely fashion. This could reduce or delay the availability of funds to pay the notes. Under these state law limitations:

        if the obligor becomes bankrupt or insolvent, the owner trust may need the permission of a bankruptcy court to obtain and sell its collateral;

        some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession; and

        the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.

BANKRUPTCY COURT REJECTION OF 'TRUE LEASES' MAY REDUCE FUNDS AVAILABLE TO PAY NOTES

    A bankruptcy trustee or debtor-in-possession under federal bankruptcy or similar state laws has the right to assume or reject any executory contract or unexpired lease which is considered to be a 'true lease' under applicable law. A 'true lease' is a contract under which the applicable originator or vendor holds a residual interest in equipment of more than a nominal amount. Some contracts will be true leases and thus subject to rejection by the lessor under federal

                                       20
bankruptcy or similar state laws. For this reason, the originator, as debtor-in-possession or the originator's bankruptcy trustee may reject the leases of which that originator is the lessor. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses. In addition, any contract which is a true lease that a vendor originated and transferred to an originator in a transaction whereby the vendor continues to be the lessor, will be subject to rejection by the vendor, as debtor in possession, or by the vendor's bankruptcy trustee. An example of this transaction is a transfer by a vendor to an originator of a security interest in the lease contract or a transfer by a vendor to an originator of an interest in the right to payments only under the lease contract. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses.

IF THE SELLER DOES NOT ORIGINATE OR ACQUIRE A SUFFICIENT NUMBER OF CONTRACTS DURING THE FUNDING PERIOD MEETING THE CRITERIA FOR SALE TO THE DEPOSITOR, AMOUNTS REMAINING IN THE PRE-FUNDING ACCOUNT WILL BE DISTRIBUTED TO NOTEHOLDERS AS PAYMENTS OF PRINCIPAL

    If the related prospectus supplement for your notes provides that the owner trust may purchase contracts from the depositor after the closing date from proceeds deposited in a pre-funding account, then if the seller does not originate or purchase enough contracts to sell to the depositor satisfying the eligibility criteria for contracts as described in the related prospectus supplement during the Funding Period, then the depositor will not have enough contracts to sell to the related owner trust before the Funding Period ends. This may result in prepayments of principal to noteholders.

    Unless otherwise specified in the related prospectus supplement, to the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of contracts by the related owner trust by the end of the Funding Period, noteholders will receive a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account at such time, which prepayment will be made on the first distribution date following the end of the Funding Period or, if the Funding Period ends on a distribution date, on that distribution date. It is anticipated that the principal amount of contracts purchased by the owner trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the noteholders at the end of any Funding Period. Any reinvestment risk resulting from a partial retirement of the notes will be borne by the noteholders.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO RESELL YOUR NOTES

    If the related prospectus supplement specifies that holders of notes issued by an owner trust will hold their notes through a clearing agency or one of its participating organizations, the notes will be registered in the name of a nominee of the clearing agency and physical certificates will not be issued to individual

                                       21
noteholders. These noteholders will not be recognized directly by the trustee of the owner trust or the indenture trustee and must exercise all of their rights and receive any payments through the clearing agency or the participating organization, unless physical certificates are issued. Physical certificates will only be issued in the limited circumstances described in the prospectus section titled 'Description of the Notes and Indenture -- Book-Entry Registration.' The clearing agency in the U.S. is expected to be DTC and in Europe either Clearstream or Euroclear.

                                 THE DEPOSITOR

    The depositor is NCT Funding Company, L.L.C., a limited liability company organized under the laws of the State of Delaware. CIT Financial USA owns all of the depositor's membership interests. On or before the closing date for a series of notes the depositor will arrange for CIT Financial USA to transfer contracts and interests of the originators in the related equipment to the depositor in exchange for cash proceeds. The transfer of a contract and related equipment to the depositor will be from either or both of:

        CIT Financial USA; or

        The CIT Equipment Trust -- VFC Series, a trust the depositor established to finance contracts and related equipment interests through a warehouse receivable securitization facility.

    In each case CIT Financial USA will have obtained contracts and equipment interests from the originators or shall itself have been the originator or shall have acquired contracts from third parties not affiliated with CIT Financial USA.

    The depositor will pay to CIT Financial USA, as seller, or the receivables securitization facility trust noted above, as the case may be, the net proceeds received from the sale of the notes of each series.

    NCT Funding Company, L.L.C., the depositor, was formed solely for the transactions described in this prospectus and other similar transactions. Under the depositor's formation documents and the pooling and servicing agreement executed in connection with each owner trust, the depositor is permitted to engage only in the following activities:

        acquiring contracts, interests in pools of contracts and interests of originators in equipment and other real or personal property;

        transferring and conveying the contracts and security interests in the related equipment to owner trusts and other similar trusts;

        issuing and selling notes, certificates or other securities secured by or representing interests in pools of contracts and other property;

        executing and performing obligations under the relevant trust agreements, sale and contribution agreements, and pooling and servicing agreements covering the transfer and servicing of a pool of contracts;

        holding or transferring other securities issued by each owner trust;

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        investing proceeds from the sale of securities representing interests in pools of contracts;

        engaging in other transactions, including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental or connected to the foregoing; and

        other transactions of the type described in this prospectus.

    The depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of any owner trust and the issuance of the related series of securities issued by the owner trust. The depositor is not responsible for payment of any principal, interest or any other amount in respect of any series of notes.

                                THE OWNER TRUSTS

    The depositor will form each owner trust under a trust agreement between the depositor and the owner trustee, as described in your prospectus supplement. Each owner trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the owner trust. The trust will not offer the beneficial ownership interests under this prospectus.

    The assets of each owner trust, as further specified in your prospectus supplement, will consist of:

    (1) a pool primarily of the following types of contracts:

         equipment lease contracts,

         conditional sale/financing agreements,

         installment payment agreements,

         promissory notes, and

         loan and security agreements;

    (2) amounts on deposit in, and any eligible investments allocated to, accounts established under the related indenture and the pooling and servicing agreement;

    (3) the depositor's rights under the related purchase and sale agreement or other instrument by which it acquired contracts, if any; and

    (4) the depositor's rights with respect to any cash collateral account or other form of credit enhancement for the notes.

    The owner trust will have the right to:

         all funds payable under the contracts after the cut-off date, the date on which the owner trust's right to contract payments commences. This includes all scheduled but unpaid amounts due prior to the cut-off date, but excludes any scheduled payments due on or after, but received prior to, the date the depositor transfers the contracts to an owner trust. This does not include contract payments in respect of taxes, insurance premiums, security deposits, late charges, administrative fees or charges;

                                       23
         prepayments, except for any portion allocated to the depositor in respect of equipment leases;

         liquidation proceeds received with respect to defaulted contracts, except for any portion allocable to the depositor under an equipment lease;

         earnings from the investment of funds in the collection account and note distribution account maintained by the servicer; and

         security interests in the equipment related to the contracts, but excluding ownership rights.

    No owner trust will engage in any business activity other than issuing notes and ownership interests in the owner trust;

        purchasing contracts and related assets;

        holding and dealing with the assets of owner trust;

        making payments on the notes and other securities it issued;

        entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, indenture, contracts, and related documents; and

        matters incidental to the above.

    The assets of an owner trust will be separate from the assets of all other owner trusts the depositor creates. Accordingly, the assets of one owner trust will not be available to make payments on the securities issued by any other owner trust.

    The depositor will specify the owner trustee of the owner trust for notes being offered in your prospectus supplement. The owner trustee's liability in connection with the sale of notes will be limited to the express obligations of the owner trustee in the related trust agreement and indenture. An owner trustee may resign at any time, in which event the depositor or its designee must appoint a successor owner trustee. The depositor or its designee may also remove an owner trustee if the owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.

                CIT FINANCIAL USA, INC., THE SELLER AND SERVICER

    CIT Financial USA will be the seller and is currently expected to be the servicer. However, if the depositor selects a different servicer for any particular series of notes, the relevant prospectus supplement will provide information about that servicer. In addition, CIT Financial USA may designate one or more of the originators to act as a subservicer for any particular series of notes and, as subservicer, to perform all or most of the servicing responsibilities described in this prospectus under 'Description of the Pooling and Servicing Agreement.' All references in this prospectus and any related prospectus supplement to the 'servicer' or to CIT Financial USA in a servicing capacity shall include CIT Financial USA acting through any sub-servicer or any agent.

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    CIT Financial USA was incorporated on January 8, 1992 in Delaware and is an indirect wholly owned subsidiary of CIT. Its principal executive offices are located at 1 CIT Drive, Livingston, New Jersey 07039 and its telephone number is
(973) 740-5000.

    CIT Financial USA originates and acquires

        conditional sales/financing agreements,

        equipment lease contracts,

        promissory notes,

        installment payment agreements and

        loan and security agreements.

These contracts finance equipment of the following types:

        transportation,

        construction,

        information technology (including software),

        communications,

        commercial and

        industrial and resource.

    CIT Financial USA typically structures its vendor financing arrangements as direct originations with customers and end-users of a vendor's products, either with or without recourse, or assignments of contracts, either with or without recourse, by a vendor or other third party to CIT Financial USA.

    CIT Financial USA will sell to the depositor contracts which the seller will have originated or acquired from other originators. CIT Financial USA will sell its contracts to the depositor under a purchase and sale agreement containing seller representations and warranties as to the contracts sold to the depositor by CIT Financial USA and its affiliates. Prior to the offering of your series of notes, CIT Financial USA may have sold contracts to the depositor for deposit into a trust used in connection with a warehouse receivables securitization facility. The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes or such trust may sell the contracts directly to the owner trust.

                              THE CIT GROUP, INC.

    The CIT Group, Inc. ('CIT'), a Delaware corporation, is a leading diversified commercial finance company with $54.6 billion of managed assets and $5.9 billion of stockholders' equity at September 30, 2000. CIT's principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036 and its telephone number is (212) 536-1390. CIT commenced operations in 1908. CIT has developed a broad array of 'franchise' businesses that focus on specific industries,

                                       25
asset types and markets, which are balanced by client, industry and geographic diversification.

    CIT's size, scope and diversification was expanded significantly when it acquired Newcourt Credit Group Inc. ('Newcourt') on November 15, 1999. As of the acquisition date, Newcourt had over $21.0 billion of managed assets. Newcourt, which was headquartered in Toronto, Canada, was a non-bank financial services enterprise, which originated, invested in and sold asset-based financing. Newcourt's origination activities focused on the commercial and corporate finance segments of the asset-based financing market through a global network of offices in 26 countries. The Newcourt acquisition combined the financial strength of CIT with Newcourt's broad technology-based leasing business and international platform.

    Prior to the acquisition of Newcourt, CIT had three business segments - Equipment Financing and Leasing, Commercial Finance and Consumer. During the first quarter of 2000, CIT created two business segments from the former Newcourt businesses, Vendor Technology Finance and Structured Finance.

    CIT is organized into five business segments as follows:

        Equipment Financing and Leasing

        Vendor Technology Finance

        Commercial Finance

        Structured Finance

        Consumer

    Certain segments conduct their operations through strategic business units that market their products and services to satisfy the financing needs of specific customers, industries, vendors/manufacturers, and markets.

    CIT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission').

    CIT will have no liabilities or obligations with respect to any of the notes.

                                THE ORIGINATORS

    The contracts in the contract pool will generally be originated or acquired by originators within the Vendor Technology Finance business segment or originators within the Equipment Financing and Leasing business segment.

  VENDOR TECHNOLOGY FINANCE

    Financing and leasing assets of Vendor Technology Finance ('VTF') totaled $7.6 billion at September 30, 2000, and comprised 17.4% of CIT's total financing and leasing assets. On a managed asset basis, VTF assets totaled $10.8 billion or 19.8% of total managed assets. VTF operates globally through operations in North America, Europe, Latin America, Asia and Australia, and serves many industries including a wide range of manufacturers. Additionally, VTF customers range from small businesses and consumers to large-sized companies.

                                       26

    VTF builds alliances with industry-leading equipment vendors, including manufacturers, dealers and distributors, to deliver customized asset-based financing solutions. VTF offers credit financing to the manufacturer's customers for the purchase or lease of the manufacturer's products, while also offering enhanced sales tools to manufacturers and vendors, such as asset management services, efficient lease and loan processing, and real-time credit adjudication. By working in partnership with its vendors, VTF is integrated with the vendor's business planning process and product offering systems. VTF has significant vendor programs in information technology and telecommunications.

    These vendor alliances are also characterized by the use of joint ventures, profit sharing and other creative transaction structures. In the case of joint ventures, through a contractual arrangement, VTF and the vendor combine activities into one business model in a distinct legal entity. Generally, these arrangements are accounted for on an equity basis, with profits and losses distributed according to the joint venture agreement. VTF also utilizes strategic alliances, whereby the assets are funded on CIT's balance sheet, while performance based fees are paid to the vendor. VTF's strategy is to align its interests with those of its vendor partners. These types of strategic alliances are a key source of business for VTF.

  EQUIPMENT FINANCING AND LEASING

    Financing and leasing assets of Equipment Financing and Leasing totaled $20.6 billion at September 30, 2000, and comprised 46.9% of CIT's total financing and leasing assets. On a managed asset basis, Equipment Financing and Leasing totaled $26.0 billion or 47.7% of total managed assets. Equipment Financing and Leasing conducts its operations through two strategic business units:

        The CIT Group/Equipment Financing ('EF') offers secured equipment financing and leasing and focuses on the broad distribution of its products through manufacturers, dealers/distributors, intermediaries and direct calling efforts in North America. Contracts included in the contract pool securing the notes offered by this prospectus will have been originated or acquired by EF.

        The CIT Group/Capital Finance offers secured equipment financing and leasing and focuses on the direct marketing of customized transactions, particularly operating leases relating primarily to commercial aircraft and rail equipment. This portfolio will not be included in the contract pool securing the notes offered by this prospectus.

    On an owned asset basis, EF is the largest of CIT's strategic business units with total financing and leasing assets of $15.3 billion at September 30, 2000, representing 34.8% of CIT's total financing and leasing assets and 74.3% of the Equipment Financing and Leasing segment assets. EF offers secured equipment financing and leasing products, including direct secured loans, leases, revolving lines of credit, operating leases, sale and leaseback arrangements, vendor financing, specialized wholesale and retail financing for distributors and manufacturers, and loans guaranteed by the U.S. Small Business Administration. EF is a leading

                                       27
nationwide asset-based equipment lender. At September 30, 2000, its portfolio included significant financing and leasing assets to customers in a number of different industries including construction, manufacturing and transportation.

    Products are originated through direct calling on customers and through relationships with manufacturers, dealers/distributors and intermediaries that have leading or significant marketing positions in their respective industries. This provides EF with efficient access to equipment end-users in many industries across a variety of equipment types.

THE COMPANIES WHICH MAY BE ORIGINATORS

    The information in this section describes several companies which, in addition to CIT Financial USA, may be originators in respect of a particular pool of contracts and sellers of contracts to the depositor. Your prospectus supplement may provide information on other originators. Each of the seller and originators will be an indirect wholly owned subsidiary of The CIT Group, Inc.

  CIT TECHNOLOGY FINANCING SERVICES, INC.

    CIT Technology Financing Services, Inc. provides leasing and financing programs for certain targeted manufacturers and distributors as well as leasing and financing to existing customers.

    CIT Technology Financing Services, Inc. is headquartered in Livingston, New Jersey. The CIT Technology Financing Services, Inc. portfolio, which includes both contracts owned by CIT Technology Financing Services, Inc. and contracts serviced on behalf of others, is primarily comprised of leases of and loans on the following equipment types:

        computer,

        machine tool manufacturing,

        copier,

        medical/dental,

        printing and

        automobile test/repair.

  CIT COMMUNICATIONS FINANCE CORPORATION

    CIT Communications Finance Corporation supports the sales of Avaya Inc. and NCR Corporation equipment by providing leasing and financing options to customers who have selected equipment manufactured or supplied by these vendors. Avaya manufactures and distributes telecommunications and related equipment. NCR Corporation manufactures and distributes information technology, including retail point-of-sale systems, automated teller machines and computers. The CIT Communications Finance Corporation portfolio of contracts is primarily comprised of both leases and loans on the following equipment types:

        telecommunication,

        retail point-of-sale system,

                                       28
        automatic teller machine and

        computer.

  CIT TECHNOLOGIES CORPORATION

    CIT Technologies Corporation provides leasing, financing and remarketing of computer equipment, electronics, manufacturing and other capital equipment. CIT Technologies Corporation was established in 1987 and is headquartered in Livingston, New Jersey.

  THE CIT GROUP/EQUIPMENT FINANCING, INC.

    The CIT Group/Equipment Financing, Inc. offers secured equipment financing and leasing and focuses on the broad distribution of its products through manufacturers, dealers/distributors, intermediaries and direct calling efforts in North America. The CIT Group/Equipment Financing, Inc. is a wholly-owned subsidiary of CIT and is headquartered in Livingston, New Jersey.

UNDERWRITING AND SERVICING

  CREDIT MANAGEMENT PHILOSOPHY

    In response to CIT's growing businesses, a corporate credit risk management group, which reports to CIT's Chief Risk Officer, was formed in the fourth quarter of 1999 to oversee and manage credit risk throughout CIT. This group's structure includes senior credit executive alignment with each of the business segments, as well as a senior executive with corporate-wide asset recovery and work-out responsibilities. This group reviews non-traditional transactions and transactions which are outside of established target market definitions and risk acceptance criteria or which exceed each of the strategic business units' credit authority. In addition, an Executive Credit Committee, which includes CIT's Chairman and Chief Executive Officer, the Chief Risk Officer, and three members of the corporate credit risk management group, approves credits that are beyond the authority of the business units. The credit risk management group also includes an independent credit audit function.

    Each of CIT's business segments has developed and implemented a formal credit management process in accordance with uniform guidelines established by the credit risk management group. CIT strives to manage risks in connection with its business, including credit risk, operational risk, execution risk, country risk and residual value risk associated with acquiring, holding and servicing contracts. The management of these risks is critical to the success of CIT. Each unit within CIT has in place policies, controls, systems and procedures intended to manage and limit these risks, promote early problem recognition and corrective action, and facilitate consistent portfolio performance measurements. CIT's credit risk management department periodically reviews these policies, controls, systems and procedures.

    VTF and EF seek to minimize credit risk through diversification of the portfolio by customer, industry segment, equipment type, geographic location and

                                       29
transaction maturity. VTF's and EF's financing activities cover a wide range of equipment types, including general equipment, telecommunications equipment, office equipment, information technology computer equipment, construction equipment, software and transportation equipment, and a large number of end-users located throughout North America and, to a lesser extent, abroad.

  CREDIT APPROVAL

    Each unit within VTF and EF has a senior credit officer who is responsible for overseeing the quality, integrity and performance of the unit's credit underwriting and portfolio quality. Before any transaction can be committed to, it must first qualify for credit approval under one of CIT's proprietary credit scoring models, or by a duly authorized credit officer in accordance with clearly defined authorities, policies and procedures. Each unit's senior credit officer has the responsibility of establishing credit policies appropriate for the unit's business and periodically reviewing its credit personnel's exercise of credit authority for adherence to the established credit policies. These credit policies must be consistent with CIT's overall credit policies.

    Credit authorities are set in order to enable individual credit officers to handle approximately 85-90% of the transactions flowing to them. This approach results in higher credit authorities reviewing approximately 10-15% of the transactions while ensuring oversight of an individual's judgment, credit skills and compliance with credit policy by more senior credit officials. Each unit's senior credit officer is empowered to establish credit authorities for qualified members of their credit staff for up to $500,000. Approval of new credit authorities up to $5,000,000 requires the approval of VTF's or EF's Chief Credit Officer in addition to the approval of the unit's senior credit officer. Approval of new credit authorities in excess of $5,000,000 also requires the approval of the president of the business segment as well as CIT's Chief Risk Officer. Each unit has a set credit authority limit. These limits vary by unit based upon the size of the transactions encountered, the general risk profile, the unit's perceived skills and experience, and other factors. The largest such credit authority is $7,500,000.

    Approval by VTF's or EF's Chief Credit Officer is required for transactions in excess of an individual unit's credit authority. All investment decisions involving amounts in excess of $10,000,000 must be reported to CIT's Executive Credit Committee each month. The Executive Credit Committee must approve amounts or exposure in excess of $35,000,000 for VTF and $40,000,000 for EF.

    The credit authority granted to approve transactions may not be delegated.

    CIT utilizes the 'one obligor concept' in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must be sufficient to approve the customer's total credit exposure. Credit exposure is tracked in an automated fashion aggregating all originators' exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals are valid for up to 180 days for VTF and 90 days for EF.

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  UNDERWRITING -- GENERAL

    CIT's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are made based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all VTF transactions under $50,000 for CIT Financial USA, and under $125,000 for CIT Communications Finance Corporation and CIT Technology Financing Services, Inc., credit scoring systems are utilized to make credit decisions. In a credit scoring system, a computer makes the initial credit decision after consideration of many variables from the credit application data and credit bureau information based on a statistical model of such originator's prior loss experience. Proprietary credit scoring systems utilized by VTF are designed to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality.

    With respect to credit decisions for those transactions which are not based on credit scoring, each unit's credit officers conduct various credit investigations, including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet and other credit bureaus. In the case of larger sized transactions, each unit's credit officers will obtain and analyze financial statements from the potential customer. Analysis will be conducted to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Asset quality is carefully reviewed and compared to the information obtained from reference checking and credit reports. Cash flow is checked for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis typically involves a review of the potential customer's leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios and comparing the company to other companies its size in similar businesses. In this connection, various reference sources are utilized, such as Robert Morris Associates Annual Statement Studies. Additionally, information may be obtained from rating agencies, securities firms, Bloomberg and numerous other sources. The credit officer then prepares a written analysis summarizing the amount and terms of the credit request and setting forth the credit officer's recommendation including detailed supporting rationale. Alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, are also considered in the event the customer fails to honor its payment obligations. However, VTF and EF do not impose rigid loan-to-value ratios in their underwriting processes, nor is a maximum loan-to-value ratio imposed for the types of contracts included in the contract pool securing the notes offered by this prospectus.

    The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, additional advance payments or other credit enhancements, and it will dictate the necessary documentation. An authorized credit officer must re-approve any subsequent modification of approval terms or required documentation. The credit personnel of each unit are required to rate the creditworthiness of customer accounts over $100,000 and, in connection

                                       31
therewith, to take into account other factors affecting the credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.

  UNDERWRITING -- ADVANCED CREDIT SCORING SYSTEMS

    In 1992, AT&T Capital Corporation, which CIT acquired when it acquired Newcourt, commissioned the Bell Laboratories Operations Research Department to design decision support systems and associated strategies for credit risk management throughout the customer's financing life cycle. In 1998, Newcourt hired five of the individuals who worked on this project and they now constitute CIT's Management Science Department.

    The life cycle approach, while commonplace in the consumer credit field, is not as common in commercial leasing. This process developed and implemented three sets of decision support systems, covering each stage of the small ticket leasing life cycle:

        front-end credit decisions,

        credit line management, and

        delinquent account collections.

    See ' -- Collections' below. Each system includes

        a suite of statistically derived risk prediction models,

        a sequential decision strategy which determines the model to be used in each instance, and a risk based strategy which determines the optimal decision based upon the model results.

    The current front-end credit decisioning systems follow a series of steps including:

        the selection and electronic retrieval of credit bureau information,

        the quantification of credit risk, and

        the decision to accept, reject or manually review the credit applicant.

    The credit scoring systems are monitored using various reporting mechanisms and have been upgraded over time to incorporate the value of more recent data and to take advantage of improved statistical techniques. Overrides of credit scoring decisions are authorized by credit officers, but are discouraged unless additional information is uncovered which materially strengthens the transaction or if sufficient credit enhancements can be obtained to mitigate the risk. Operating units track overrides each month.

    In addition to credit scoring models developed by the Management Science Department, CIT also utilizes credit models developed by companies such as Fair Isaac. Fair Isaac is a major credit scoring company and has a long history of building consumer, small business and related credit scoring models. The performance of these models is overseen by the Management Science Department.

                                       32

    Under credit scoring, empirical data is used to develop specific parameters within a designated group to predict future delinquency and loss rates. By setting approval cut-offs at levels associated with predetermined default rates, the unit is able to control its risk acceptance within prescribed parameters.

  UNDERWRITING -- VENDOR PROGRAMS

    In initially establishing a program agreement or other form of financing arrangement with a vendor, VTF and EF complete a formal underwriting review of the vendor to ensure that the vendor can perform the financial and other obligations contained in any vendor agreement. This review typically encompasses a financial review, a product review (including an analysis of market acceptance of the vendor's products) and a general operational and managerial review of the vendor. Vendors must generally be well established in their field and must market industry accepted equipment or other products. The vendor must have sufficient financial resources to support their representations and warranties which are made in connection with the proposed financing relationship. VTF and EF continually monitor these program agreements and perform regular reviews of a vendor's financial condition for a vendor which generates a substantial amount of contracts involving direct or contingent vendor risk. Vendor reviews are also determined based on portfolio performance.

  DOCUMENTATION

    Contract documentation may include:

        a credit application or credit package including relevant information,

        a signed lease/installment sale or financing agreement,

        a vendor invoice,

        proof of insurance, where relevant,

        delivery and acceptance acknowledgments, and

        financial statements.

    Filing of financing statements typically is required in the appropriate 'filing' jurisdiction if the cost of the equipment is at least $25,000 or, in the alternative, at least $50,000 if the equipment relates to a lease with a 'fair market value' purchase option.

  BILLING

    Billing is generally handled by third parties, who prepare and mail monthly invoices. However, some units prepare and mail invoices for their own portfolios. All customers are assigned a billing cycle, and invoices are generated automatically and mailed out before the due date with the exception of end-users whose payment obligations are evidenced by payment coupon books or whose payments are automatically debited from their accounts. From time to time to facilitate customer needs, manual invoices are provided. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority

                                       33
of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions. Cash is applied by these financial institutions according to specified cash application hierarchies dictated by CIT.

  PORTFOLIO MONITORING

    Portfolio quality is monitored regularly to assess the overall condition of the portfolio and identify the major exposures and trends within the portfolio. Delinquency is tracked and calculated monthly for each business unit, including segmentation by classification of days past due. Credit losses are monitored each month and compared with credit losses for previous months and the corresponding month in a number of prior years.

    For transactions over $1,000,000, each unit endeavors to conduct annual reviews of customer financial condition and risk rating. Such annual reviews are conducted on transactions over $500,000 in the event of certain higher risk ratings. For certain transactions with companies that hold an investment grade rating by a recognized rating agency, the threshold for annual reviews is $5,000,000. All other transactions are monitored via the normal collection process, meaning that they would receive individual attention only if they became delinquent or for some other reason came to the attention of the company's credit and collections personnel. For example, a material adverse change in the financial condition of the obligor in the transaction would trigger an individual review.

    In addition to providing an initial credit review, ongoing credit review procedures exist to identify at an early stage those customers that may be experiencing financial difficulty. Credit personnel monitor these customers once they are identified and periodically make recommendations to the senior credit officer of the unit as to what remedial actions should be taken,

        what portion, if any, of total credit exposures should be written off, or whether a specific allocation should be made to the loss reserves.

  COLLECTIONS

    Each unit within VTF and EF is responsible for the collection and management of their own portfolio. The methods which are used in collections vary somewhat by unit and are based largely upon the number of accounts and their average balances. For large portfolios of smaller dollar balances, collection management systems have been developed and deployed including outbound call management systems. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems (also referred to as behavioral scoring). Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls (which are automatically rescheduled). Mid to larger ticket portfolios typically utilize queuing systems to aid and manage collections.

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    Outside collection agencies and attorneys are frequently used to supplement collection activity for VTF accounts. Typically an account is placed with an outside collection agency or attorney when it is 180 days or more past due. However, accounts past due less than 180 days may be placed with a collection agency or attorney depending upon the circumstances of its delinquency. Equipment may be repossessed at any time after the contractual default but repossession typically is not made until the account is at least 90 days past due. EF does not typically utilize outside collection agencies.

  NON-ACCRUAL AND WRITE-OFF POLICY

    VTF and EF maintain non-accrual and write-off policies. The policies require that accounts which are 90 days past due, or less given appropriate evidence of impairment, be placed on non-accrual, and be written down to their underlying collateral value no later than at 180 days past due.

                                 THE CONTRACTS

    With respect to any series of notes, this prospectus and any prospectus supplement refer to the aggregate of the contracts in an owner trust, as of any particular date, as the contract pool. This prospectus and any prospectus supplement refer to the contract pool, as of the cut-off date or any other date specified in the prospectus supplement for your notes, as the cut-off date contract pool or initial contract pool. If specific information about the contract pool is not known at the time your series of notes is initially offered, general information will be provided in the related prospectus supplement and specific information will be provided in a report on a Current Report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of your notes. Changes in the characteristics of the contracts between the cut-off date and the closing date will not affect more than 5% of the cut-off date contract pool principal balance. This prospectus and any prospectus supplement refer to equipment, software and services collectively as financed items.

DESCRIPTION OF THE CONTRACTS

    All of the contracts in each owner trust will be commercial, rather than consumer, leases or loans. The following description of the contracts describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.

END-USER CONTRACTS

    Each owner trust will include contracts to which the end-user of the equipment is a party. The depositor lists the types of contracts under 'The Owner Trusts' above.

    There will be no limit on the number of contracts in a particular contract pool which may consist of any of those types. Each contract is required, however, to be an 'eligible contract,' as of the date the depositor transfers the contracts to

                                       35
the respective owner trusts. An eligible contract is a contract as to which the representations and warranties listed below under ' -- Representations and Warranties Made by CIT Financial USA' are true as of the transfer date.

  CONDITIONAL SALE AGREEMENTS

    Each originator will offer financing for equipment under conditional sale agreements assigned to the applicable originator by the vendor of the equipment. Each originator will generally use its standard pre-printed form to document the conditional sale agreements in a contract pool. In some instances, the originator will use a vendor's standard, pre-printed form. The conditional sale agreement sets forth the description of each financed item and the schedule of installment payments. Typically, loans under conditional sale agreements are fixed rate and are for a term of one to seven years. Payments under conditional sale agreements typically are due monthly. Conditional sale agreements typically:

        provide for a grant by the end-user of the equipment of a security interest in the equipment, which security interest is assigned by the vendor to the originator;

        may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

        require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;

        restrict the modification or disposal of the equipment without the vendor's, or its assignee's, consent;

        include a disclaimer of warranties;

        include the end-user's indemnity against liabilities arising from the use, possession or ownership of the equipment;

        include the end-user's absolute and unconditional obligation to pay the installment payments on the loan; and

        include specific events of default and remedies for default.

A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement may be modified at its inception at the end-user's request. The originator's legal department must approve modifications before the originator will agree to accept an assignment of the conditional sale agreements from a vendor unless the vendor has indemnified the originator against any losses or damages it may suffer as a result of modifications.

  LEASES

    The originators, either directly or by assignment from vendors or other third parties, will offer financing of equipment, software and services under leases. Leases may consist of individual lease agreements relating to a single, separate transaction and financed item. Alternatively, the individual leases may be governed by a master lease agreement which contains the general terms and conditions of

                                       36
the transaction. Specific terms and conditions, such as descriptions of the specific equipment, software and services being leased or financed and the schedule of related rental payments, are typically contained in a supplement or schedule to the master lease agreement, which is signed by the end-user as lessee, and either the vendor or the originator, as lessor. The supplement to the master lease agreement incorporates the master lease agreement by reference, and is treated by the originator as a separate lease. The originator or the vendor originates each lease in the ordinary course of business. Vendors who originate leases assign them to the originator. An originator also may purchase leases on a portfolio basis.

    The initial terms of the leases in the contract pool typically range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. The periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

    A contract pool will include 'net leases' under which the end-user assumes responsibility for the financed items, including operation, maintenance, repair, and insurance or self-insurance,

        return of the equipment at the expiration or termination of the lease, and the payment of all sales, use and property taxes relating to the financed items during the lease term.

    The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the financed items. In most cases, the end-user also authorized the lessor to perform the end-user's obligations under the lease at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases often contain 'hell or high water' clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If an originator is the lessor, the lease will contain no express or implied warranties with respect to the financed items other than a warranty of quiet enjoyment. If a vendor is the lessor, the lease or a related agreement may contain representations and warranties with respect to the financed items in addition to a warranty of quiet enjoyment. However, the end-user typically agrees not to assert any warranty claims against any assignee, including the originator, of the vendor by way of setoff, counterclaim or otherwise, and further agrees that it may only bring that type of claim against the vendor. Leases of equipment often require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against these risks, if approved in advance by the originator or vendor, as applicable.

    The leases will include both 'true leases' and leases creating a security interest as described in Section 1-201(37) of the Uniform Commercial Code. Under a 'true lease', the lessor bears the risk of ownership, except for the risk of loss of the equipment, which is passed to the end-user under the leases. The lessor also takes any tax benefits associated with the ownership of depreciable

                                       37
property under applicable law. No title is conferred upon the lessee. The lessee under a 'true lease' has the right to the temporary use of property for a term shorter than the economic life of the property in exchange for payments at scheduled intervals during the lease term. Additionally, the lessor retains a significant 'residual' economic interest in the leased property. End of lease options for 'true leases' include purchase or renewal at fair market value.

    Under leases creating a security interest, the lessor in effect finances the 'purchase' of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for these leases depend on the terms of the related individual lease agreement or master lease agreement supplement, but often these terms provide for the purchase of the equipment at a prestated price, which may be nominal. The inclusion of 'true leases' in a contract pool should have no federal income tax impact on holders of notes since the notes are treated as debt for federal income tax purposes. However, the inclusion of 'true leases' may result in the imposition of state and local taxes which would reduce cash available for payment on the notes.

    A lease will either prohibit the end-user from altering or modifying the equipment or permit the end-user to alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under some master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor. Under some leases, the lessee may relocate the equipment upon giving the lessor prompt written notice of the relocation. The right to grant or deny consent or to receive written notice will be exercised by the servicer under the authority delegated to it in the related pooling and servicing agreement. Some leases will permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

    While the terms and conditions of the leases will not usually permit cancellation by the end-user, the lessor and the end-user may modify or terminate some leases before the end of the lease term. The originator, or a vendor, with the consent of the originator, may permit the modifications to a lease term or early lease terminations. The modifications typically arise in connection with additional financing opportunities from the same end-user. End-users may also negotiate with the originator, at the originator's discretion, an early termination arrangement allowing the end-user to purchase the equipment during the term of a lease. The early-termination purchase price is often equal to or in excess of the present value of the remaining rental payments under the lease plus the anticipated market value of the related equipment as of the end of the lease term. The originator may permit early termination of a lease in connection with the acquisition of new technology requiring replacement of the equipment. In these cases, the end-user returns the related equipment to the vendor or originator and

                                       38
pays an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee to the originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally the lessor and the end-user may modify a lease in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to the equipment, the originator may reprice and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In some cases, subject to conditions described under 'Description of the Pooling and Servicing Agreement -- Servicing,' base lease extensions may remain in a contract pool. The depositor expects that the servicer will continue to permit these modifications and terminations with respect to leases included in a contract pool under the authority delegated to it in the related pooling and servicing agreement. The servicer's ability to modify leases is limited by the conditions and covenants of the servicer described under 'Description of the Pooling and Servicing Agreement -- Servicing.'

    The originator may modify the standard terms and conditions of the lease agreement at the inception of a lease at the request of the end-user. The originator's legal department must approve material modifications before the originator will agree to enter into the lease or accept an assignment of the lease from a vendor unless the vendor indemnifies the originator against any losses or damages it may suffer as a result of the modifications. Common permitted modifications include, but are not limited to:

        prearranged mid-lease purchase options, early termination options and lease extension options as described above;

        modifications to the lessor's equipment inspection rights;

        modifications to the end-user's insurance requirements permitting the end-user to self-insure against casualty to the equipment;

        the end-user's right to assign the lease or sub-lease the financed items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of the assignment or sublease; and

        extended grace periods for late payments of rent.

    In some cases, after a lease term expires the originator may permit the end-user to continue to use the related equipment for so long as the end-user continues to make lease payments. After the expiration of the term of a lease, any continued lease payments will belong to the depositor, not the owner trust.

  SECURED NOTES

    Each originator will also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment or software. In a refinancing transaction, the originator pays off an

                                       39
end-user's existing financing source, and the initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the original financing party's lien on the financed equipment. In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note. Except for the lack of references to 'sale' or 'purchase' of equipment, a secured note contains terms and conditions substantially similar to those contained in conditional sale agreements.

  INSTALLMENT PAYMENT/FINANCING AGREEMENTS

    Each originator will provide financing for software license fees and related support and consulting services under installment payment supplements to software license agreements,

        separate installment payment agreements, and

        other forms of financing agreements assigned to the originator by vendors of software.

    Each financing agreement of this type:

        is an unsecured obligation of the end-user;

        generally provides for a fixed schedule of payments with no end-user right of prepayment;

        is noncancellable for its term;

        generally contains a 'hell or high water' clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified. If a financing agreement does not provide for noncancellability or a 'hell or high water' clause, the financing agreement will have the benefit of a vendor guarantee. See 'The Contracts -- Program Agreements with Vendors;'

        permits the assignment of the payment agreement to a third party, including the originator, and includes the end-user's agreement not to assert against assignee any claims or defenses the end-user may have against the vendor; and

        contains default and remedy provisions that usually include acceleration of amounts due and to become due and, in some cases, the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities.

EQUIPMENT

    The end-user contracts will cover a wide variety of new and used:

        information technology equipment, including:

            computer work stations,

            personal computers,

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            data storage devices,

            mainframe and mini-computers and

            computer related peripheral equipment,

        communications equipment, such as telephone switching and networking systems, including software related to such telephone switching and networking systems,

        commercial business and industrial equipment, such as:

            printing presses,

            machine tools and other manufacturing equipment,

            photocopiers, facsimile machines and other office equipment,

            energy savings and control equipment,

            automotive diagnostic and

            automated testing equipment,

        medical equipment, such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment,

        resources equipment, such as feller-bunchers and grapplers,

        transportation and construction equipment, such as:

            heavy and medium duty trucks and highway trailers,

            school buses,

            bulldozers,

            loaders,

            graders,

            excavators,

            forklifts,

            other materials handling equipment,

            golf carts,

            other road and off-road machinery and

            electronics manufacturing equipment.

    In each case, the depositor will transfer the security interests of the originator in the equipment subject to each related end-user contract, but not ownership interests in the case of leased equipment, to the relevant owner trust.

SOFTWARE AND SERVICES

    Some end-user contracts will cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the end-user's use of computer software programs. The end-user contracts may also cover related support and consulting services which are provided by the vendor, an affiliate of the vendor or a third

                                       41
party contract party and which facilitate the obligor's use of the software. Neither the vendors or licensors of the software nor the end-users under the related end-user contracts will convey to the originator any interest in the software or the software license agreement, other than the right to collect the payment of software license fees. However, in some cases, the vendors may convey to the originator the right to exercise rights and remedies under the relevant software license agreement or related agreements. Consequently, an owner trust will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software or related servicer under a related end-user contract upon a default by the end-user.

VENDOR LOANS

    The contracts may include limited recourse loan or repayment obligations of a vendor. These may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements. Each of the obligations is secured by all of the vendor's interest in an individual end-user contract originated by the vendor and by the equipment related to the end-user contract.

    The originator may originate vendor loans through, and the vendor loans may incorporate terms and conditions of, a program agreement. See 'Program Agreements with Vendors.' Vendor loans generally are non-recourse to the vendor, meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. In a few instances, however, the originator may have recourse to a vendor for nonpayment of a vendor loan through a limited recourse arrangement in the related program agreement or other related agreement. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan. Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate these representations and warranties included in any related program agreement by reference.

PROGRAM AGREEMENTS WITH VENDORS

    An originator's program agreement is typically an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States. The program agreement provides an originator with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor's equipment, software, services or other products. Vendor program arrangements provide an originator with a steady, sustainable flow of new business, often with lower costs of origination than asset-based financings marketed directly to end-users. Some of the program agreements take the form of a referral relationship, which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.

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    Each program agreement under which vendors or another party originate and document contracts and assign them to the originator typically includes vendor representations, warranties and covenants regarding each contract assigned to an originator, including that:

        the obligations of the end-user under the assigned contract are absolute, unconditional, noncancellable, enforceable in accordance with their terms and free from any rights of offset, counterclaim or defense;

        the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the minimum value involved;

        the equipment and the contract are free and clear of all liens, claims or encumbrances except for permitted liens;

        the end-user has irrevocably accepted the equipment or the software; and

        the end-user duly authorized and signed the assigned contract;

    Each program agreement under which the originators document and originate contracts typically include vendor representations, warranties and covenants regarding each contract, including that the equipment has been delivered to and accepted by the end-user;

        the vendor has not received any advance payments;

        the vendor has good title to the equipment; and

        the vendor has not made any misrepresentations to the end-user.

    In each of the two above described program structures, relevant agreements also typically provide for remedies for misrepresentations or breaches of warranties or covenants by the vendor regarding an assigned contract. These remedies usually require the vendor to repurchase the affected end-user contract for the originator's investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement; and

        the right of an originator to further assign its interests in assigned contracts, all related payments and any related interest in equipment.

    In addition, the originators may enter into profit sharing arrangements with some vendors. These arrangements typically will provide for sharing of revenues generated under the program and for joint participation in management. Under the terms of these arrangements, the originators maintain direct or indirect control over all credit decision-making activities.

    Also, a program agreement or profit sharing arrangement may include recourse against a vendor with respect to end-user defaults under some end-user contracts,

        by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

                                       43
        by specifying that the vendor will absorb a limited fixed dollar or percentage amount of 'first losses' on the contract;

        by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain 'hell or high water' provisions; or

        by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to the contract.

If an end-user defaults under a contract subject to a net loss pool, the originator may be permitted to draw against the net loss pool up to the amount of the originator's remaining unpaid investment balance in the defaulted contract. The originator may also be permitted to draw against the net loss pool with respect to contracts that are not included in the pool of contracts in a particular owner trust and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available with respect to a defaulted contract included in the pool of contracts owned by a particular owner trust.

    The manner in which the vendor assigns contracts to the originator varies from one program agreement to another, depending upon the nature of the items financed,

        the form of the contract,

        the accounting treatment sought by the vendor and the end-user, and tax considerations.

    For example, an originator might:

        make a vendor loan and accept a collateral assignment of the contract and related equipment or security interest therein from the vendor; or

        accept a full assignment of the contract and a collateral assignment of the related equipment or security interest from the vendor, which collateral assignment secures the end-user's obligations under the contract or lease.

    The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services. These assignments may include an assignment of the software vendor's or licensor's right, or the agreement of the vendor or licensor, at the originator's instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract. In some cases, the software vendor also agrees not to relicense the same or similar software to a defaulted end-user for some period of time, e.g., one year, unless the end-user cures its default.

    Some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, are likely to consist of contracts originated by vendors and assigned to the originator in vendor assignments, each

                                       44
of which relates to an individual contract, rather than under a program agreement. Each vendor assignment will either be with or without recourse against the vendor for end-user defaults. Each vendor assignment will typically contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of the representations, warranties or covenants. Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

RESIDUAL INVESTMENTS

    Any of the originators may finance all or a portion of the residual interest in the equipment under program agreements and under direct transactions between an obligor and the applicable originator. Any investment by the originator in a residual interest shall be referred to as a residual investment. Program agreements may provide that the originator may, at its sole discretion and in connection with the funding of a lease of equipment, make a residual investment in that equipment by advancing additional funds against a portion of the anticipated residual value of the equipment, and not just against the discounted present value of the rental payments due under the contract. Residual investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the equipment or a specified percentage, typically not greater than 10%, of the amount to be paid by the originator in funding the present value of the rental payments due under the contract.

    With respect to vendor assignments, the originator may advance the entire purchase price of the equipment subject to a true lease, take title to the equipment, and accept an assignment of the true lease contract from a vendor. With respect to the leases originated by the originator the originator may advance the entire purchase price of the equipment to the vendor, take title to the equipment from the vendor, and enter into a true lease contract with an obligor. In either of the two foregoing types of transactions, the originator will have advanced more than the discounted present value of the rents payable under the true lease contracts by paying the purchase price for the equipment, and so will have made a residual investment in the equipment.

    In some program agreements, the originator may make the residual investment in the form of a full recourse loan of additional funds to the vendor. That loan is repayable by the vendor at the expiration or termination of the contract with interest and is secured by a security interest in the financed equipment. In some transactions involving vendor assignments or direct transactions with obligors under true lease contracts, the originator may obtain the obligation of either the vendor or the obligor to purchase the equipment at the end of the lease term for the full amount of the originator's residual investment in the equipment with accrued interest. Any transaction in which the originator may look to either the vendor or the obligor, and not just the value of equipment itself, to recover its residual investment with interest shall be referred to as a 'guaranteed residual investment'. Other than guaranteed residual investments, a residual investment will not be included in the discounted contract balance of any

                                       45
contract and, therefore, would not be financed with the proceeds of the notes. This type residual investment is referred to herein as the 'excluded residual investment.'

    The seller or an affiliate of the seller will transfer the excluded residual investment associated with any contract included in a pool of contracts to the depositor or another affiliate under the terms of a purchase and sale agreement or other transfer agreement. The depositor will not transfer the excluded residual investment to an owner trust under the related pooling and servicing agreement. The related owner trust's interest in contracts with associated residual investments, other than with guaranteed residual investments, will be limited to the discounted present value of the rental payments due under the contract and a security interest in the related equipment. The originator may assign its excluded residual investment to a third party, including the security interest in the equipment in respect of the residual investment.

CONTRACT FILES

    Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an owner trust that the originator has transferred the contracts for the benefit of the holders of the notes. Each originator will also deliver to the indenture trustee a computer file, microfiche or written list containing a true and complete list of all contracts which it has transferred, identified by account number and by the discounted contract balance of the contracts as of the transfer date.

COLLECTIONS ON CONTRACTS

    Your prospectus supplement will describe how all collections received with respect to the contracts will be allocated.

PAYMENTS GENERALLY

    The contracts usually require that an obligor make periodic payments on a monthly basis. Some contracts, however, provide for quarterly, semi-annual or annual payments. Obligors must make the payments under all of the contracts in United States dollars. Payment requirements usually are fixed and specified, rather than being tied to a formula or are otherwise at a floating rate. Payments under the contracts are ordinarily payable in advance, although a small percentage (e.g., software contracts) provide for payments in arrears.

EXPENSES RELATING TO EQUIPMENT

    The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation,

        any expenses in connection with the maintenance and repair of the related equipment,

        the payment of any and all premiums for casualty and liability insurance, and the payment of all taxes relating to the equipment.

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INSURANCE; REPAIR AND REPLACEMENT

    Most lease contracts require that the obligors maintain liability insurance which must name the lessor as additional insured. Contracts which are subject to leases,

        installment sales contracts,

        promissory notes or

        loan and security agreements

require obligors to procure property insurance against the loss, theft or destruction of, or damage to, the equipment for its full replacement value, naming the lessor, or lender, as loss payee. An originator will waive this requirement from time to time for a small number of transactions. For some lease contracts, the obligor's already existing self-insurance program permits the obligor to self-insure the equipment.

    For lease contracts that CIT Communications Finance Corporation originates relating to equipment with a cost of $100,000 or less, and for lease contracts which CIT Technology Financing Services, Inc. or CIT Technologies Corporation originates relating to equipment with a cost of $250,000 or less, the originator often provides the obligor with written information concerning its property insurance obligations under the contract. The CIT Group/Equipment Financing, Inc. generally does not require evidence of insurance for contracts with an equipment cost less than $250,000. For contracts for which evidence of insurance is required by the originators, the obligor is generally given a specified time period in which to provide evidence of insurance coverage. A third party tracking company and licensed broker independently verifies and tracks proper evidence of coverage. If the obligor does not provide satisfactory evidence of insurance coverage then the originator will provide insurance. If the originator provides the insurance coverage, the originator charges the obligor a monthly fee covering the insurance charges and other related administrative charges. If, at any time, the obligor provides evidence of its own coverage, these monthly charges cease. The obligor has the ability to opt out of the program by providing evidence of its own coverage.

    For transactions involving equipment with a cost of more than $100,000, in the case of lease contracts that CIT Communications Finance Corporation originates, or more than $250,000, in the case of lease contracts that CIT Technology Financing Services, Inc., The CIT Group/Equipment Financing, Inc. or CIT Technologies Corporation originates, insurance coverage generally is verified and tracked by the respective originator. The failure to maintain this insurance constitutes an event of default under the applicable contract. Usually, the obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the equipment.

    If the equipment is damaged or destroyed, each lease contract requires that the obligor:

        repair the equipment;

                                       47
        make a termination payment to the lessor in an amount not less than the amount required to pay off the contract; or

        in some cases, replace the damaged or destroyed equipment with other equipment of comparable use and value.

The related pooling and servicing agreement permits the servicer, in the case of the destruction of the equipment related to a particular lease contract, either to:

        allow the lessee to replace this equipment, provided that the replacement equipment is, in the judgment of the servicer, of comparable use and at least equivalent value to the value of the equipment which was destroyed, or accept the termination payment referred to above.

ASSIGNMENT OF CONTRACTS

    The contracts generally permit the assignment of the contract by the lessor or secured party without the consent of the obligor. However, a small number of contracts require notification of the assignment to, or the consent of, the obligor. The seller will represent and warrant in the purchase and sale agreement that these notices have been given, or approvals will have been received, not more than ten days following the date of the transfer of the contract to the depositor. The contracts do not permit assignment of the contracts, or the related equipment, by the obligor without the prior consent of the lessor or secured party, except the contracts may permit:

        assignments to a parent, subsidiary or affiliate;

        the assignment to a third party, provided the obligor remains liable under the contract; or

        assignment to a third party with a credit standing, which the originator determines in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, to be equal to or better than the original obligor.

Under the related pooling and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities, determines that the third party is of sufficient credit quality that the servicer would permit the third party to become an obligor with respect to a contract that the servicer originates.

EVENTS OF DEFAULT AND REMEDIES

    Events of default under the contracts ordinarily include:

        the failure to pay all amounts required by the contract when due;

        the failure of the obligor to perform its agreements and covenants under the applicable contract;

        material misrepresentations made by the obligor;

        the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

                                       48
        in some cases, default by the obligor under other contracts or agreements.

Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the obligor include the right to cancel or terminate in the case of a contract subject to a true lease,

        to accelerate payments in the case of a contract subject to financing,

        to recover possession of the related equipment and

        to receive an amount intended to make the lessor or secured party, as the case may be, whole plus costs and expenses, including legal fees, which the lessor or secured party incurs as a result of the default.

Notwithstanding these events of default and remedies, the pooling and servicing agreement, permits the servicer to take the actions, with respect to delinquent and defaulted contracts, a reasonably prudent creditor would take under similar circumstances. See 'Description of the Pooling and Servicing Agreement -- Servicing.' The originators may occasionally provide payment extensions, typically of three months or less. Longer extensions are occasionally granted to customers experiencing delays in payment due to cash flow shortages or other reasons. However, originators do not intend extensions to be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the related owner trust with respect to the contract.

PREPAYMENTS AND EARLY TERMINATION

    Any contract may either:

        not permit the obligor to prepay the amounts due under the contract or otherwise terminate the contract prior to its scheduled expiration date;

        allow for a prepayment or early termination upon payment of an amount that is at least equal to the contract principal balance, determined using a discount rate specified in your prospectus supplement; or

        allow for a prepayment or early termination without the payment of the contract principal balance.

Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor to prepay the contract, in whole or in part, at any time at par plus accrued interest.

    Under each pooling and servicing agreement, the servicer may allow the prepayment of any contract, but only if the amount paid, or, in the case of a partial prepayment, the sum of that amount and the remaining principal balance of the contract after application of that amount, is at least equal to the amount

                                       49
required to pay off the contract. The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:

        the scheduled payment due in that collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus the discounted contract principal balance of the contract as of the last day of that collection period, after taking into account the scheduled payment due in that collection period.

    In no event will revenues pledged for a series of notes include, nor will the notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for that contract.

    Under the pooling and servicing agreement, the depositor may replace any prepaid contract with a substitute contract. See ' -- Substitution of Contracts' below.

DISCLAIMER OF WARRANTIES

    The contracts which are subject to a true lease contain provisions whereby the lessor, or the originator, as assignee of the lessor, disclaims all warranties with respect to the equipment. In the majority of cases, the lessor assigns the manufacturer's warranties to the obligor for the term of the lease. Under true leases, the obligor accepts the equipment under the applicable contract following delivery and an opportunity to inspect the related equipment.

ADDITIONAL EQUIPMENT

    Some of the contracts which are subject to a true lease constitute leases of additional equipment, generally costing $25,000 or less, with existing obligors. Pursuant to the terms of the original contract between the lessor and the obligor, the parties document leases for additional equipment on a written form that the lessor prepares and delivers to the obligor, but the obligor does not execute, which written form describes all of the terms of the lease. Under the terms of the contract, the obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of this additional equipment.

REPRESENTATIONS AND WARRANTIES MADE BY CIT FINANCIAL USA

    CIT Financial USA will make the following representations and warranties regarding all of the contracts and the related equipment included in each pool of contracts transferred by the depositor to an owner trust as of the related transfer date, including for contracts sold to the depositor by affiliates of CIT Financial USA. The representations and warranties will also apply to contracts that the depositor reacquires from a trust to which the depositor previously transferred the contracts in connection with a warehouse receivables securitization facility.

     (1) the information with respect to the contracts is true and correct in all material respects;

                                       50

     (2) immediately prior to the transfer of a contract, the contract was owned by the transferring party free and clear of any adverse claim except for permitted claims;

     (3) the contract is not a defaulted or delinquent contract;

     (4) no provisions of the contract have been waived, altered or modified in any material respect, except by instruments or documents contained in the files relating to the contract;

     (5) the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except the enforcement may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights and the availability of equitable remedies;

     (6) the contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense;

     (7) the contract, at the time it was made, did not violate the laws of the United States or any state in any material respect;

     (8) (a) the contract and any related equipment have not been sold, transferred, assigned or pledged by the originator to any person other than the end-user, the seller, the depositor or any related financing trust; and

         (b) either

              (i) the contract is secured by a perfected lien, subject to permitted liens and subject to minimum filing value exceptions, on the related equipment or, in the case of any vendor loan, related end-user contract or equipment or

             (ii) in the case of a contract secured by a vehicle, within 90 calendar days of the origination or a acquisition of the contract by the originator all required state registration or recording procedures were initiated, and the originator's interest will be so noted or recorded within 180 days of the acquisition or origination;

     (9) if the contract constitutes either an 'instrument' or 'chattel paper' for purposes of the Uniform Commercial Code, there is not more than one 'secured party's original' of the contract;

    (10) all filings necessary to evidence the conveyance or transfer of the contract to the depositor have been made or provided for in all appropriate jurisdictions, except that the parties have not made filings to note the seller, the depositor or the trust as an assignee of the interests of originators other than the seller, and except that only filings in the State of New Jersey have been made or provided for in favor of the owner trust describing security interests in equipment;

    (11) the obligor is not, to the seller's knowledge, subject to bankruptcy or other insolvency proceedings;

    (12) the contract is a U.S. dollar-denominated obligation and the obligor's billing address is located in the United States or Puerto Rico;

                                       51

    (13) the contract does not require the prior written notifications to a consent of an obligor or contain any other restriction on the transfer or assignment of the contract other than notifications that will have been given and consents or waivers of restrictions that will have been obtained within ten days after the date of the contract was sold to the trust;

    (14) the obligations of the related obligor under the contract are irrevocable and unconditional and non-cancelable or, if not irrevocable and unconditional, are guaranteed by the vendor; or in the case of leases with governments, upon a cancellation of the lease, either the vendor is obligated to repurchase the lease or the seller will indemnify the trust depositor in respect of the cancellation;

    (15) no adverse selection procedure was used in selecting the contract for transfer;

    (16) the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with respect to the related equipment in an amount that is consistent with the servicer's normal servicing requirements;

    (17) the contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial Code;

    (18) no lease is a 'consumer lease' as defined in Section 2-A-103(1)(e) of the Uniform Commercial Code;

    (19) to the best knowledge of the relevant originator each lessee has accepted the related equipment and has had a reasonable opportunity to inspect the equipment;

    (20) except as provided in (14) above, the contract is not guaranteed by any originator nor has the originator established any specific credit reserve with respect to the related obligor;

    (21) each lease is a 'triple net lease' under which the obligor is responsible for the maintenance, taxes and insurance of the related equipment in a manner that conforms with general industry standards;

    (22) each vendor loan is secured by an eligible end-user contract(s) having an aggregate contract principal balance(s) equal to the outstanding principal amount of the vendor loan. In this context, an eligible end-user contract is one that satisfies all of these representations and warranties except number (2) above and number (8) above, in respect of ownership by the applicable originator;

              in which the relevant originator or financing trust has a perfected lien; and

              in which the transfer of the relevant originator's or financing trust's security interest in the contract to the owner trust creates a duly perfected lien;

                                       52

    (23) the obligor is not the United States of America or any agency, department, subdivision or instrumentality of the United States of America;

    (24) the contract contains customary provisions for this type of financing, and the provisions are sufficient and enforceable, except as listed as noted in (5) above, to enable the relevant originator or its assignees to realize against the financed items securing the contract; and

    (25) if the obligor is a state or local government entity, the transfer of the contract does not violate any applicable state or local laws restricting or prohibiting transfer.

    The owner trust may modify the above representations and warranties and will describe any modification in the relevant prospectus supplement.

    In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the owner trust's or any noteholder's or equity certificateholder's interest in the contract or the collectibility of the contract, the owner trust will have a warranty claim against the seller. The seller will then be obligated to repurchase the contract. However, the seller need not do so if the seller cures the breach by the second deposit date after the date on which the servicer becomes aware and gives notice to the seller of the breach. Any purchase shall be made on the deposit date immediately following the end of the second collection period at a price equal to the required payoff amount of the contract. The purchase price will be allocated to the related owner trust plus, if applicable, the book value of the related equipment which will be allocated to the depositor. The related indenture trustee may enforce this purchase obligation on your behalf, and will constitute your sole remedy available against the seller, the depositor, the trust or the originators for any uncured breach, except that the seller will indemnify the related indenture trustee,

        the related owner trustee,

        the related owner trust and

        you

against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach. The seller may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract as provided in the next-following section of this prospectus.

    Upon the purchase by the seller of a contract, the depositor will release the contract and related equipment to the seller.

SUBSTITUTION OF CONTRACTS

    The depositor will have the option to substitute one or more contracts having similar characteristics for contracts which are in default or have been prepaid or which have undergone material modification. In addition, in the case of a contract subject to a warranty claim, as described in ' -- Representations and Warranties

                                       53

Made by CIT Financial USA' above, the seller may choose to replace the contract with a substitute contract.

    Some contracts may permit the obligor to prepay the amounts due under the contract or otherwise to terminate the contract prior to its scheduled expiration date. The depositor may replace any prepaid contract with a substitute contract in lieu of applying the proceeds of the prepaid contract to the pledged revenues as described in this section.

    Material modification of a contract means a termination, release, amendment, modification or waiver of a contract that is not otherwise permitted under the pooling and servicing agreement. The depositor may provide substitute contracts for any that have been so materially modified. The depositor may also replace any defaulted contract with a substitute contract. The aggregate contract principal balances of the defaulted contracts for which the depositor may cause substitution is limited to 10% of the cut-off contract pool principal balance. The depositor may replace a prepaid contract with a substitute contract and the seller may choose to replace contracts subject to a warranty claim or a material modification with substitute contracts, in either case without regard to the 10% limitation described above.

    The same credit criteria and eligibility standards for the contracts in the contract pool on the closing date will also apply to substitute contracts added to the assets of the owner trust. The servicer will include information with respect to these substitute contracts, to the extent the servicer deems them material, in required periodic reports under the Securities Exchange Act of 1934 filed with the Commission on behalf of the owner trust. The substitute contracts will have contract principal balances equal to or greater than the contracts being replaced. The representations and warranties the seller makes with respect to the contracts in ' -- Representations and Warranties Made by CIT Financial USA' above will be equally applicable to substitute contracts.

    On the date that the depositor adds a substitute contract to the contract pool, the seller and the depositor will make the same representations and warranties as if the transfer occurred on the closing date. However, for these purposes (a) the contract pool on the closing date shall be deemed to include the substitute contract in lieu of the contract being replaced or substituted and (b) the contract principal balance of the substitute contract shall be equal to or greater than the contract principal balance of the contract being replaced or substituted as of the related cut-off date.

    The owner trust shall reassign to the depositor, and the seller will be obligated to purchase from the depositor, any contract transferred by the owner trust at any time there is a breach of any of these representations or warranties. However, the cure of the breach in all material respects, or the waiver of the breach, will be an adequate remedy. This purchase shall occur no later than the second deposit date after the servicer becomes aware, or receives written notice, of the breach. The 'deposit date' means the business day preceding a payment date. This purchase obligation will constitute the sole remedy against the depositor and the seller available to the owner trust, the indenture trustee and the

                                       54
noteholders or equity certificateholder for a breach of these representations or warranties.

    Under the pooling and servicing agreement, a contract transferred by the owner trust shall be reassigned to the seller and the seller shall make a deposit in the collection account in immediately available funds in an amount equal to the contract principal balance of the contract. Any amount the seller deposits into the collection account in connection with reassignment of a contract transferred by the owner trust shall be considered payment in full of the ineligible contract. In the alternative, the seller may cause the depositor to convey to the owner trust a substitute contract satisfying the terms and conditions applicable to substitute contracts in replacement for the affected contract. The affected contract shall be deemed released by the owner trust and indenture trustee and reconveyed to the depositor and by the depositor to the seller.

DELINQUENCY AND NET LOSS EXPERIENCE

    Your prospectus supplement will set forth statistics relating to the delinquency and net loss experience on contracts within the originators' owned and managed portfolios of receivables similar to the contracts in a contract pool.

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                     DESCRIPTION OF THE NOTES AND INDENTURE

GENERAL

    The issuance of each series of notes will be under an indenture, a form of which was filed with the Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Commission following the issuance of each series. The following summary describes certain material terms which may be common to each indenture and the related notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related notes and the description set forth in your prospectus supplement.

    The notes of each series will be issued in fully registered form only and will represent the obligations of a separate owner trust.

    Payments on the notes will be made by the indenture trustee on each payment date to persons in whose names the notes are registered as of the related record date. Unless otherwise specified in your prospectus supplement, the payment date for the notes will be the 20th day of each month, or if the 20th is not a business day, the next succeeding business day. For so long as the notes are in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. If the owner trust issues certificated notes, the record date will be the last business day of the month immediately preceding the payment date.

    A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City are open for regular business.

DISTRIBUTIONS

    Each class of notes will have a stated principal or notional amount and may bear interest at a specified rate. Your prospectus supplement will describe as to your series of notes the timing and priority of distributions,

        the amount or method of determining distributions of principal and interest,

        allocations of loss and

        the interest rates.

    Your right to receive payments of principal and/or interest on your notes may be senior or subordinate to the rights of holders of any other class or classes of notes, as described in the related prospectus supplement. Payment of interest on your notes may be made prior to payment of principal. To the extent provided in your prospectus supplement, one or more classes of notes may be designated as planned amortization classes, targeted amortization classes, companion classes or variable pay term notes, each as described in the related prospectus supplement.

  STRIP NOTES AND RESIDUAL PAYMENT NOTES

    To the extent provided in your prospectus supplement, an owner trust might issue:

                                       56

        Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payments, or (2) interest payments with disproportionate, nominal or no principal payments, or

        Residual Payment Notes entitled to some or all of the remaining payments of principal and interest on the related contracts after the owner trust has made all other distributions it is required to make on a payment date.

  TARGETED SCHEDULED PAYMENT DATES

    To the extent provided in your prospectus supplement, an owner trust might issue notes that have targeted scheduled payment dates on which they will be paid in full if the trust can issue a variable pay term note in sufficient principal amount to pay the specified class of notes. The variable pay term note may be issued publicly or privately and will receive principal payments in the amounts and with the priority described in the prospectus supplement.

CREDIT ENHANCEMENT

    As further specified in your prospectus supplement, a

        cash collateral account,

        a financial guaranty insurance policy,

        subordination of one or more classes of notes,

        overcollateralizations,

        letters of credit or liquidity facilities,

        repurchase obligations,

        third party payments or other support,

        cash deposits,

        reserve fund or

other form of credit enhancement which may become suitable in light of credit enhancement practices or developments in the future, may be established on or prior to the date the contracts are transferred. The credit enhancement would be available to the related indenture trustee to pay interest and principal on the notes in the manner and to the extent specified in your prospectus supplement.

LIQUIDATION AND INSURANCE PROCEEDS

    The allocation of liquidation proceeds which will consist generally of all amounts the servicer receives in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses, and the allocation of insurance proceeds for physical damage to or loss of equipment covered by contracts, will be as follows:

        with respect to any contract subject to financing, the proceeds will be allocated to the owner trust; and

                                       57
        with respect to any contract subject to a lease, the proceeds will, unless otherwise specified in your prospectus supplement, be allocated on a pro rata basis between the depositor, on the one hand, and the owner trust, on the other, based respectively on

             (a) the book value of the related equipment and

             (b) the required payoff amount for the contract.

             However, if the proceeds in respect of any contract subject to a lease and the related equipment exceed the sum of the required payoff amount for the contract and the book value of the equipment, the excess shall be allocated solely to the depositor.

For example, if the servicer, in connection with a defaulted contract subject to a lease, derived liquidation proceeds in the amount of $100 from the liquidation of the contract and disposition of the related equipment, and if the required payoff amount of the contract was, as of the collection period during which the contract became a liquidated contract, $120 and the book value of the equipment was $30, the liquidation proceeds would be allocated to the owner trust in the amount of $80 and to the depositor in the amount of $20. All liquidation proceeds which are so allocable to the owner trust will be deposited in a collection account and constitute pledged revenues to be applied to the payment of interest and principal on the notes in accordance with the priorities described under ' -- Distributions' above.

OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF NOTES

    The depositor may purchase all of the contracts owned by an owner trust on any payment date following the date on which the unpaid principal balance of the related notes is less than the percentage of the initial contract pool principal balance described in the prospectus supplement. Except as otherwise described in the prospectus supplement for your notes, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of the unpaid principal balance of the related notes as of that payment date,

        accrued but unpaid interest,

        unreimbursed servicer advances, and

        accrued but unpaid servicer fees.

If the depositor does purchase the contracts, the related notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes plus accrued and unpaid interest to but excluding the redemption date.

TRUST ACCOUNTS

    Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be with a qualified institution. These accounts will include, among others, the 'Collection Account'

                                     58
and the 'Distribution Account.' The accounts may, as described in the prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement. The accounts may also include a pre-funding account or a capitalized interest account if the prospectus supplement for your notes indicates that the owner trust may purchase additional contracts during a Funding Period. All of these accounts are referred to collectively as the 'Trust Accounts.'

    'Qualified institution' means the corporate trust department of the indenture trustee or any other depository institution organized under the laws of the United States or any state or any domestic branch of a foreign bank,

        the deposits of which are insured by the Federal Deposit Insurance Corporation and which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc.

    The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts. All investments shall be eligible investments as defined in the related indenture that will mature not later than the business day preceding the applicable monthly payment date or any other date approved by the rating agencies. Eligible investments include, among other investments:

        obligations of the United States or of any agency thereof backed by the full faith and credit of the United States;

        demand deposits, certificates of deposit, time deposits demand notes or bankers acceptance of eligible financial institutions;

        highly rated commercial paper or money market funds;

        repurchase agreements in respect of United States government securities or securities guaranteed or otherwise backed by the full faith and credit of the United States Government with eligible institutions; and

        other investments which have been approved by each rating agency.

REPORTS TO NOTEHOLDERS

    With respect to each series of notes, the servicer will furnish to the applicable indenture trustee, and the indenture trustee will include with each distribution to you, a statement, as specified in your prospectus supplement, in respect of the related payment date.

    If you purchase a note, you may receive these reports by making a written request to The Depository Trust Company. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the depositor nor the servicer intends to send any of their respective financial reports to owners of notes. The servicer, on behalf of an

                                       59
owner trust, will file with the Commission legally required periodic reports concerning the owner trust.

    With respect to any series, the notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive notes are issued in the limited circumstances described under ' -- Issuance of Certificated Notes at a Later Date' below, the indenture trustee will not recognize you as a noteholder, as that term is used in the related indenture. Hence, until that time, you will receive reports and other information provided for under the related indenture only if, when and to the extent The Depository Trust Company and its participating organizations provide this information. The servicer will file a copy of each report with the Commission on Form 8-K to the extent the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder require it.

BOOK-ENTRY REGISTRATION

    Unless your prospectus supplement states otherwise, you may hold your notes through The Depository Trust Company, referred to as 'DTC,' in the United States, or Clearstream or Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include the underwriters offering the notes to you,

        securities brokers and dealers,

        banks,

        trust companies and

        clearing corporations, and may include other organizations.

Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

    To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC's nominee, Cede & Co. You will maintain beneficial ownership of the notes despite the deposit of notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual noteholders; DTC's records reflect only the identity of its direct participants to whose accounts the notes are credited, which may or may not be the noteholders. DTC's direct and indirect

                                       60
participants will remain responsible for keeping account of their holdings on behalf of their customers.

    You have no entitlement to receive a certificate representing your interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC's participants. All distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the notes, for distribution to noteholders in compliance with DTC procedures.

    You will receive all payments of principal and interest on the notes through direct participants or indirect participants. DTC will forward the payments to its direct participants which will forward them to indirect participants or noteholders. Under a book-entry format, you may experience some delay in their receipt of payments, since payments will be forwarded to Cede as nominee of DTC. The indenture trustee will not recognize you as a noteholder, as that term is used in the indenture. You may exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical notes for the notes.

    Arrangements among the various parties govern conveyance of notices and other communications by

        DTC to direct participants,

        by direct participants to indirect participants and

        by direct participants and indirect participants to noteholders, subject to any statutory or regulatory requirements as may be in effect from time to time.

Standing instructions and customary practices govern payments by DTC participants to noteholders, as is the case with securities held for the accounts of customers in bearer form or registered in 'street name' and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the originators or the originator, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of the payments to direct participants shall be the responsibility of DTC and disbursement of payments to noteholders shall be the responsibility of direct participants and indirect participants.

    Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual noteholder is in turn to be recorded on the direct participants' and indirect participants' records. Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holders, from the direct participant or indirect

                                       61
participant through which the noteholder entered into the transaction. Entries made on the books of DTC's participants acting on behalf of noteholders evidence transfers of ownership interests in the notes.

    DTC will not comment or vote with respect to the notes. DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised that to the extent that the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

    DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated notes are required to be printed and delivered. The originator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated notes will be delivered to noteholders. See ' -- Issuance of Certificated Notes at a Later Date.'

    The information in this section concerning DTC and DTC's book-entry system are from sources that the depositor believes to be reliable, but neither the depositor nor the owner trustee take any responsibility for the accuracy of this information.

    Clearstream and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream and Euroclear systems, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

    Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear's operator conducts all operations and all Euroclear securities clearance

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accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

    Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

    Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

    Transfers between direct participants will comply with DTC rules. Transfers between Clearstream's participants and Euroclear's participants will comply with their rules and operating procedures.

    DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, through the relevant European international clearing system through its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

    Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

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    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

    Except as required by law, none of the seller, any originator, the owner trustee, the depositor or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

ISSUANCE OF CERTIFICATED NOTES AT A LATER DATE

    The owner trust will issue notes in fully registered, certificated form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

       (1) the owner trustee advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the owner trustee or the indenture trustee is unable to locate a qualified successor,

       (2) the owner trustee elects to terminate the book-entry system, or

       (3) after the occurrence of an event of default under the indenture, the holder of at least 66 2/3% of the principal amount of its outstanding notes advises the indenture trustee that the continuation of the book-entry system is met in their best interests.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, certificated form. Upon surrender by DTC of the global note representing the notes and instructions for reregistration, the indenture trustee will issue these fully registered, certificated notes, and the indenture trustee will recognize the holders of fully registered, certificated notes as noteholders under the indenture.

    Additionally, upon the occurrence of any event described above, the indenture trustee will distribute principal of and interest on the notes directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the note register. Upon at least five days' notice to noteholders for the class, however, the indenture trustee will make the final payment on any note only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will make the final payment in this manner whether the notes are fully registered, certificated notes or the note for the class registered in the name of Cede & Co. representing the notes of the class.

    You may transfer any fully registered, certificated notes of any class at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate on or prior to the issuance of any fully

                                       64
registered, certificated notes with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

    Unless your prospectus supplement states otherwise, the owner trust and the indenture trustee for a note series may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

        to change the collateral description;

        to provide for a successor to the owner trust to assume the notes and the indenture obligations;

        to add additional covenants for your benefit, or to surrender any rights or power of the owner trust;

        to transfer or pledge any property to the indenture trustee;

        if not adverse to the interests of noteholders, to correct or supplement any provision in the indenture that is ambiguous or inconsistent with any other provision of the indenture or to make any other provision in respect of matters under the indenture;

        to accept a successor indenture trustee or to change the provisions of the indenture to facilitate the administration by more than one trustee;

        to comply with the Trust Indenture Act of 1939, as amended; or

        to elect to come under the FASIT provision of the Internal Revenue Code, if the owner trust provides an opinion of counsel as to no adverse impact on noteholders.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

    Unless your prospectus supplement states otherwise, with the consent of the required majority of the noteholders determined as described in the related prospectus supplement for your notes, prior notice to each rating agency and an opinion of counsel, the owner trustee and the indenture trustee may modify the indenture and your rights under it.

    Without the consent of the holder of each outstanding note affected, however, no modification of the indenture may:

        reduce the note principal amount, interest rate or redemption price or change the timing of payments;

        modify the manner of application of payments in respect to contracts to the notes;

        impair your right to sue to enforce payment provisions of the indenture;

        reduce the percentage needed for consents of noteholders;

        permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

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        adversely affect the manner of determining notes outstanding or the requisite note for liquidating the trust estate; or

        modify the provisions of the indenture relating to these types of indenture modification without the consent of all noteholders.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Except as otherwise provided in the prospectus supplement for your notes, events of default under each indenture will consist of:

        a default for five calendar days or more in the payment of interest due on any note;

        failure to pay the unpaid principal amount of any class of notes on the maturity date for the notes;

        failure of the owner trust or the depositor to observe any provisions set forth in the pooling and servicing agreement or the indenture, which failure has a material adverse effect on the noteholders and continues for 60 calendar days after written notice;

        any representation or warranty made by the owner trust or the depositor in the pooling and servicing agreement or indenture was incorrect as of the time made, and continues to be incorrect for a period of 60 calendar days after notice is given and as a result of which the noteholders are materially and adversely affected. A breach of a representation or warranty as to a contract will be considered not to have occurred if the seller purchases the contract or effects a substitution for it, as provided in 'The Contracts -- Representations and Warranties Made by CIT Financial USA' and ' -- Substitution of Contracts' above;

        events of bankruptcy, insolvency, receivership or liquidation of the owner trust or the depositor; or

        the owner trust becomes an investment company.

    If an event of default should occur and be continuing with respect to the notes of a series, the required holders may, except as to a bankruptcy or insolvency event of default, deem the event not to have occurred.

    If the indenture trustee declares the notes of a series due and payable following an event of default, the applicable indenture trustee may:

        institute proceedings to collect amounts due or foreclose on the indenture collateral,

        exercise remedies as a secured party, or

        sell the indenture collateral, or elect to have the owner trust maintain possession of the pledged revenues.

    The indenture trustee, however, may not sell the indenture collateral following an event of default, except an event arising from the owner trust's failure to pay interest or principal, unless:

        the holders of all the outstanding notes consent to the sale;

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        the proceeds of the sale distributable to holders of the notes are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

        the indenture trustee determines, in complete reliance on investment banking or accounting firm certifications, that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the required holders.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of liquidation of the pledged revenues will be in the order of priority described in the prospectus supplement for your class of notes.

    If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. A majority of the noteholders will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Additionally, a majority of the noteholders may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

    No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

        the holder previously has given to the indenture trustee written notice of a continuing event of default;

        the holders of not less than 25% in principal amount of the outstanding notes make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

        the holder or holders offer the indenture trustee reasonable indemnity;

        the indenture trustee has for 60 days failed to institute the proceeding; and

        no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

    In addition, the indenture trustee and you, by accepting the notes, will covenant that they will not at any time institute against the seller, the depositor or the owner trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    Neither the indenture trustee nor the owner trustee in its individual capacity, nor the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be

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personally liable for the payment of the notes or for any agreement or covenant of the owner trust contained in the indenture.

OWNER TRUST COVENANTS

    Each indenture will provide that the related owner trust may not consolidate with or merge into any other entity, unless:

        the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

        the entity expressly assumes the owner trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;

        no event of default shall have occurred and be continuing immediately after the merger or consolidation;

        the rating agencies advise the owner trustee that the rating of the notes then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

        the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the owner trust or to any noteholder or equity certificate holder; and

        the owner trust or the person, if other than the owner trust, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the owner trust immediately prior to giving effect to the consolidation or merger.

    Each owner trust will not, among other things:

        except as expressly permitted by the related indenture or trust agreement, transfer any of the assets of the owner trust;

        claim any credit on or make any deduction from, the principal and interest payable in respect of the related notes, other than amounts withheld under the bankruptcy code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the owner trust;

        dissolve or liquidate in whole or in part;

        permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

        except as expressly permitted in the indenture, the pooling and servicing agreement or the trust agreement, permit any lien or claim to burden any assets of the owner trust.

    No owner trust may engage in any activity other than as specified above under 'The Owner Trusts.' Each owner trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and

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the related indenture or otherwise in accordance with the related indenture, trust agreement and pooling and servicing agreement.

ANNUAL COMPLIANCE STATEMENT

    Each owner trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

    Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

        its eligibility and qualification to continue as indenture trustee under the related indenture,

        any amounts advanced by it under the indenture,

        the amount, interest rate and maturity date of certain indebtedness owing by the owner trust to the indenture trustee in its individual capacity,

        the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

    The discharge of an indenture will occur with respect to the collateral securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

THE INDENTURE TRUSTEE

    The indenture trustee for any series will be specified in your prospectus supplement. An indenture trustee may resign at any time, and must resign if it ceases to be eligible to serve as an indenture trustee, in which event the depositor will be obligated to appoint a successor trustee. The owner trust may also remove an indenture trustee if the indenture trustee ceases to be eligible to continue to serve under the indenture,

        if the indenture trustee becomes subject to bankruptcy proceedings, or if the indenture trustee becomes incapable of acting as the indenture trustee.

In these circumstances, the owner trust will be obligated to appoint a successor trustee. Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

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               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

    The following summarizes the material terms of each pooling and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part. In addition, a copy of the pooling and servicing agreement relating to a series of notes will be filed with the Commission following the sale of those notes. This summary describes terms expected to be common to each pooling and servicing agreement, but the depositor does not intend this summary to be complete. This summary is subject to the provisions of the pooling and servicing agreement relating to a particular series and the description set forth in your prospectus supplement. You should read the form of the pooling and servicing agreement filed as noted above.

TRANSFER OF CONTRACTS AND EQUIPMENT

    CIT Financial USA, a subsidiary of CIT, will be the seller of contracts to the depositor for deposit into the owner trust. The seller may originate contracts and acquire contracts originated by other subsidiaries of CIT. Prior to the offering of a series of notes, a seller may have sold contracts to the depositor for deposit into a trust used in connection with temporary financing arrangements. The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes. On or before the applicable closing date, the seller will transfer to the depositor under one or more purchase agreements all of its interest in the following:

        the contracts and the related equipment;

        the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer, but excluding any scheduled payments due on or after, but received prior to, the transfer date;

        all rights under insurance policies maintained on the equipment under the contracts;

        all documents contained in the files; and

        all proceeds derived from any of the above.

    Under the pooling and servicing agreement, on the applicable closing date, the depositor will transfer to the owner trust:

        all of its rights in the contracts and rights in the equipment and other rights listed above, except that in the case of leased equipment, the depositor will retain ownership of the equipment, any rights to payments made or attributable to the leased equipment upon expiration of the related lease contract, of contract prepayments and liquidation proceeds allocable to the depositor under the pooling and servicing agreement and of any portion of the purchase amount attributable to the book value of the leased equipment, other than any guaranteed residual investment;

        all funds on deposit from time to time in the trust accounts; and

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        all its rights under the purchase and sale agreement.

    Each pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the owner trust's agent, of the contracts and all related documents. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the servicer's possession. Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting:

        the transfer of the contracts and the equipment by the originators, other than the seller, to the seller,

        the transfer of the contracts and the equipment by the seller to the depositor and, as applicable by any temporary financing trust to the depositor,

        the transfer by the depositor to the owner trust, and

        the pledge by the owner trust to the indenture trustee,

    The originators' accounting records and computer systems will also reflect these assignments and this pledge.

    To the extent provided in the related prospectus supplement, an owner trust may purchase additional contracts during a specified period after the closing date which may include a funding period, which can be up to three months (a 'Funding Period'), or other period as specified in the related prospectus supplement.

COLLECTIONS ON CONTRACTS

    The applicable indenture trustee will maintain a collection account into which the servicer will deposit the following amounts no later than the second business day after their processing:

        all scheduled payments made under the contracts;

        all prepayments, excluding any portion which your prospectus supplement states is allocable to the depositor;

        amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;

        all payments made by the seller under the pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under 'The Contracts -- Representations and Warranties Made by CIT Financial USA,' excluding, in the case of a lease contract, any portion which your prospectus supplement states is allocable to the depositor; and

        the amount paid by the depositor to purchase the contracts, as described under 'Description of the Notes and Indenture.'

    The pooling and servicing agreement will permit the servicer to make the deposits described above into the collection account once each month on the deposit date following the collection period for that month so long as

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        the servicer or the direct or indirect parent of the servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and a short-term debt rating of at least P-1 by Moody's; or

        the servicer obtains a letter of credit, surety bond or insurance policy which satisfies the requirements in the pooling and servicing agreement, under which demands for payment may be made to secure timely remittance of monthly collections to the collection account and the trustees are provided with a letter from each rating agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of the notes.

As of the date of this prospectus supplement, CIT Financial USA, as servicer, will be permitted to remit collections to the collection account on a monthly basis pursuant to the first alternative listed above. In the event that the servicer is permitted to make remittances of collections to the collection account on a monthly basis pursuant to the second alternative listed above, the pooling and servicing agreement will be modified, to the extent necessary, without the consent of any noteholders. Pending each monthly deposit into the collection account, collections on the contracts may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. See 'Risk Factors -- Commingling of Collections Could Result in Reduced Payments to You' in this prospectus.

    So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the required remittances to the collection account net of its servicing fees.

    The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.

    The servicer will pay to the depositor all proceeds from the disposition of equipment subject to a true lease, to the extent allocable to the depositor.

SERVICING

    Your prospectus supplement will identify the servicer for your trust. The servicer will be obligated under each pooling and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law. In performing these duties, it shall comply in all material respects with its credit and collection policies and procedures described under 'The Originators -- Underwriting and Servicing,' as modified from time to time. The servicer may delegate servicing responsibilities to subservicers which are third parties or affiliates, provided that the servicer will remain obligated to the related owner trust and the depositor for the proper performance of the servicing responsibilities.

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    The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the equipment's fair market value. The servicer may choose to dispose of equipment through a new lease or in some other manner which provides for payment for the equipment over time. In these cases, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of the equipment, less liquidation expenses, and the servicer will be entitled to all subsequent payments in respect of the equipment. Any amounts the servicer pays will constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under 'Description of the Notes and Indenture -- Liquidation and Insurance Proceeds.'

    The servicer is responsible for:

        reviewing and certifying that the contract files are complete;

        monitoring and tracking any property and sales taxes to be paid by obligors;

        billing, collecting, and recording payments from obligors;

        communicating with and providing billing records to obligors;

        deposit of funds into the collection account;

        receiving payments as the owner trust's agent on the insurance policies maintained by the obligors and communicating with insurers;

        issuance of reports to the indenture trustee specified in the indenture and in the pooling and servicing agreement;

        repossession and remarketing of equipment following obligor defaults;
        and

        paying the fees and ordinary expenses of the indenture trustee and the owner trustee.

    The servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related equipment. The servicer is entitled to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to the expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. The servicer is permitted to grant payment extensions on a contract not exceeding an aggregate of six months in accordance with its credit and collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the owner trust under the contract. The servicer is permitted to agree to modifications or amendments to a contract in accordance with its credit and collection policies and procedures.

  PREPAYMENTS

    The servicer may allow a prepayment of any lease contract, but only if the amount paid or, in the case of a partial prepayment, the sum of its prepayment

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and the remaining contract principal balance, is at least equal to the required payoff amount of the contract.

  EVIDENCE AS TO COMPLIANCE

    Annually, the servicer must deliver to the indenture trustee a report from a nationally recognized accounting firm stating that the accounting firm has audited the financial statements of the servicer or its parent and issued an opinion on those financial statements and that the accounting firm has examined and provided a report as to statements of the servicer concerning the servicer's controls over the servicing of:

        equipment contracts,

        installment sales contracts,

        promissory notes, and

        loan and security agreements.

  MATTERS REGARDING THE SERVICER

    The servicer may not resign from its obligations under a pooling and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Removal of the servicer is permissible only upon the occurrence of an event of termination as discussed below.

    The servicer must maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.

  SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Compensation to the servicer will include a monthly fee equal:

        to the product of one-twelfth of a percentage per annum specified in your prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period or, in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the cut-off date, plus any

        late fees,

        late payment interest,

        documentation fees,

        insurance administration charges, other administrative fees and any extension fees collected with respect to the contracts during the prior

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        collection period and investment earnings on collections prior to deposit thereof in the collection account.

The servicer will pay all expenses incurred by it in connection with its activities under the pooling and servicing agreement and the annual fees and expenses of the owner trustee as indenture trustee in connection with the notes. The servicer is authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

  EVENTS OF TERMINATION

    An event of termination under a pooling and servicing agreement will occur if:

        the servicer fails to make any required payment or deposit and the failure continues for five business days after notice from the indenture trustee or discovery by the servicer;

        the servicer fails to observe in any material respect any agreements of the servicer set forth in the pooling and servicing agreement and the failure (1) materially and adversely affects the rights of the owner trust, the equity certificate holder or you, and (2) continues unremedied for 30 days after written notice to the servicer;

        events of bankruptcy or insolvency occur with respect to the servicer;
        or

        any representation, warranty or statement of the servicer made under the pooling and servicing agreement is incorrect in any material respect, and (1) has a material adverse effect on the owner trust or holders of the notes, and (2) continues uncured for 30 days after the acquiring of written notice.

  RIGHTS UPON EVENT OF TERMINATION

    If an event of termination remains unremedied, the indenture trustee may, and at the written direction of the required majority of the noteholders, which shall be the same as that required for amendment of the pooling and servicing agreement, see 'Amendment' below, shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. A successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement. The successor servicer will be entitled to similar compensation arrangements, except that any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its obligations. A majority of the noteholders may waive any default by the servicer under the pooling and servicing agreement and its consequences.

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  INDEMNIFICATION

    The pooling and servicing agreement provides that the servicer will indemnify the depositor,

        the owner trust,

        the owner trustee,

        the indenture trustee,

        the holder of the equity certificate and

        the noteholders

from and against any loss or injury sustained from third party claims and resulting from acts or omissions of the servicer with respect to trust assets or any duty or obligations of the servicer under the agreement, except where the claims result from willful misconduct, gross negligence or bad faith of the indemnified person.

  AMENDMENT

    The parties may amend any pooling and servicing agreement:

        to cure any ambiguity,

        to correct or supplement any provision therein that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement but only if the amendment will not adversely affect in any material respect the interests of the noteholders.

    Any pooling and servicing agreement may also be amended in any respect by the parties with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, except that no amendment that reduces the amount or changes the timing of any contract collections on any contracts or payments required to be distributed on any note,

        that changes the interest rate on any note, that adversely affects the priority of payment of principal or interest to noteholders or that reduces the noteholder percentage required to consent to these amendments or any waiver under the pooling and servicing agreement,

may be effective without the consent of the holder of each note. Also, an amendment under the foregoing sentence will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general and brief discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. The discussion that follows constitutes the opinion of Schulte Roth & Zabel LLP, special tax counsel to the trust depositor, and is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service rulings on comparable transactions or instruments to those described in this prospectus. As a result, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this description of Material Federal Income Tax Consequences, and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements set forth below.

    The following does not attempt to explain fully every relevant technical aspect of the applicable tax provisions. Additionally, this summary does not include some of the complex technical rules which would not be applicable to most investors but may apply to some specific types of investors, such as dealers in securities. Also, the descriptions of the relevant tax rules are intended to explain the general application of the rules. BECAUSE THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS INTENDED TO BE GENERAL IN NATURE, THE DEPOSITOR SUGGESTS THAT YOU CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

    This summary of material federal income tax matters is divided into two parts. The first part describes the classification of the notes as debt and the treatment of the trust as a pass-through entity rather than as a corporation or other entity subject to tax at the entity level. The second part describes the taxation of an investor in the notes. Under the caption 'General Tax Treatment of Noteholders' is a description of the tax consequences for what is expected to be the typical investment situation. The description of 'General Tax Treatment of Noteholders' provides a summary of federal income tax consequences for investors who are citizens or residents of the United States who purchase U.S. dollar denominated notes for investment at a purchase price equal to the principal amount of the notes plus accrued interest, if any. There are a variety of technical tax rules which can be expected to apply only to particular types of investors or in particular special circumstances. Those rules and the investors and circumstances to which they apply are separately described under the caption 'Special Tax Rules.' THE DEPOSITOR SUGGESTS THAT YOU CONSULT A TAX ADVISOR TO DETERMINE WHETHER ANY OF THE SPECIAL TAX RULES ARE APPLICABLE.

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CLASSIFICATION OF THE NOTES AND THE TRUST

    Under existing federal income tax law each trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be treated as indebtedness. In rendering these opinions Schulte Roth & Zabel LLP has assumed that the terms of the various documents relating to the issuance of the notes will be complied with by all of the parties to the transaction. Those terms include a requirement, which each investor agrees to by virtue of acquiring ownership of any beneficial interest in a note, that the trust and the investors in the notes treat the notes as indebtedness for federal income tax purposes. The opinion of Schulte Roth & Zabel LLP does not foreclose the possibility of a contrary determination by the Internal Revenue Service or by a court or of a contrary position by the Internal Revenue Service or Treasury Department in regulations or rulings issued in the future.

    Although it is the opinion of Schulte Roth & Zabel LLP that the trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that this characterization of the trust or the notes will prevail. If, contrary to the opinion of Schulte Roth & Zabel LLP, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. As a result, the trust might be classified as a publicly traded partnership taxable as a corporation. If the trust were classified as a publicly traded partnership taxable as a corporation, the trust would be subject to United States federal income tax on its net income. An imposition of a corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the notes. Alternatively, if the trust were classified as a partnership, other than a publicly traded partnership taxable as a corporation, the trust itself would not be subject to United States federal income tax. Instead, holders of notes that were determined to be equity interests in the partnership would be required to take into account their allocable share of the trust's income and deductions. This treatment may have adverse federal income tax consequences for some noteholders. For example:

       (1) income to some tax-exempt entities, including pension funds, may constitute 'unrelated business taxable income,'

       (2) income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements,

       (3) individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and

       (4) income from the trust's assets would be taxable to noteholders without regard to whether cash distributions are actually made by the trust or any particular noteholder's method of tax accounting.

    The discussion that follows assumes that the notes will be treated as indebtedness for federal income tax purposes.

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GENERAL TAX TREATMENT OF NOTEHOLDERS

    Payments of Interest. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes, provided that the interest on the notes would be considered 'qualified stated interest.' In general, Treasury regulations addressing the accrual of original issue discount (which would include any interest not considered qualified stated interest) provide that interest is qualified stated interest only if it is unconditionally payable at least annually and there are reasonable legal remedies to compel timely payment. Some or all of the interest on certain classes of notes (e.g., subordinate notes) may be deferred without creating any remedy to compel timely payment by the noteholder. However, the definition of qualified stated interest provided in the Treasury regulations relating to the accrual of original issue discount does not technically apply to the notes because the definition (as well as certain other parts of the Treasury regulations addressing the accrual of original issue discount) do not apply to debt instruments such as the notes that are subject to prepayment based on the prepayments of the underlying debt instruments, and, except as otherwise disclosed in the applicable prospectus supplement, the issuer generally intends to take the position that interest on the notes will be treated as qualified stated interest.

    Sale or Other Disposition of a Note. An investor who disposes of a note, whether by sale, exchange for other property, or payment by the trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest, and the investor's adjusted tax basis in the note. In general, an investor's adjusted tax basis in a note will be equal to the initial purchase price. Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss. For non-corporate investors, capital gain with respect to a note held for more than one year will be taxed at the rate applicable to long-term capital gain, and capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income. Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limits on the amount of these capital losses which can be deducted.

    Information Reporting and Backup Withholding. The trust or an agent acting on its behalf will be required to report annually to the Internal Revenue Service, and to each non-corporate noteholder, the amount of interest paid on the notes for each calendar year. Each non-corporate noteholder, other than noteholders who are not subject to the reporting requirements, will be required to provide, under penalties of perjury, a certificate containing the noteholder's:

        name,

        address,

        correct federal taxpayer identification number, and

        a statement that the noteholder is not subject to backup withholding.

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Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold or cause to be withheld a percentage of the interest otherwise payable to the noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the noteholder's federal income tax liability.

SPECIAL TAX RULES

    Special Types of Investors. The reference to United States citizens or residents in the description of 'General Tax Treatment of Noteholders' set forth above applies not only to individuals but also to any investor who is:

       (1) an entity taxable as a corporation or treated as a partnership for United States federal income tax purposes, which is created or organized in or under the laws of the United States, any state therein or the District of Columbia,

       (2) an estate the income of which is subject to United States federal income taxation regardless of its source, or

       (3) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or an eligible trust that has elected to be treated as a United States person.

    Any investor which is not a United States citizen or resident should review the summary below for investment in notes by foreign persons. Also, neither the description of 'General Tax Treatment of Noteholders' above nor this discussion of 'Special Tax Rules' describes tax consequences to special classes of investors, including investors who are:

        dealers in securities or currencies,

        persons holding notes as a part of a hedging transaction,

        certain financial institutions, or

        insurance companies.

Those particular types of investors are subject to specific federal income tax treatment which is not generally applicable to other investors. This summary of 'Material Federal Income Tax Consequences' does not describe tax consequences for those types of investors.

    Purchase at a Discount. An investor who purchases a note as part of the initial offering by the trust for an issue price that is less than its 'stated redemption price at maturity' will generally be considered to have purchased the note at an original issue discount for United States federal income tax purposes. In general, the stated redemption price at maturity for a note is equal to the principal amount. If a note is acquired with original issue discount the investor will be required to include in income each year, taxable as ordinary income in the same manner as cash interest payments, a portion of the original issue discount. For cash basis investors, such as individuals, the requirement that original issue

                                       80
discount be accrued as income each year means the investor recognizes taxable income even though the investor does not receive cash corresponding to that income. The amount of original issue discount accrued as income each year is based upon a formula which looks at the constant yield on the notes and the term to maturity so as to annually allocate a proportionate share of original issue discount. The accrual of original issue discount requires the use of a reasonable prepayment assumption, with appropriate adjustments to accruals to the extent actual events diverge from the assumption.

    In determining whether a note has original issue discount, the issue price of the note may not necessarily equal the investor's purchase price, although they generally should be the same. The issue price of a note will equal the initial offering price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers, at which price a substantial amount of the notes is sold.

    If an investor acquires a note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the note, the difference is referred to for tax purposes as market discount. Similarly to original issue discount, an investor must accrue a portion of the market discount each year. The amount of market discount which accrues annually will be calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using the constant yield method, i.e., the original issue discount method and using the same prepayment assumption that would be used to accrue original issue discount. Unlike original issue discount, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income, rather than long-term capital gain.

    If an investor would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of, the investor can file an election to do so. This election would apply to all of the investor's debt investments acquired in or after the taxable year in which the notes are acquired and not just to the notes.

    Limitations imposed by the federal tax law which are intended to match deductions with the taxation of income may defer deductions for interest paid by an investor on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.

    Whenever an investor accrues and includes in income an amount of original issue discount or market discount, the investor's adjusted basis in the corresponding note is increased by that same amount. As a result, the investor

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would recognize a lower capital gain or greater capital loss on the sale or other disposition of the note.

    In certain situations, the amount of original issue discount or market discount would be treated as de minimis, in which case the investor can disregard the original issue discount or market discount rules.

    Purchase at a Premium. If an investor purchases a note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the note and using the same prepayment assumption that would be used to accrue original issue discount. The deduction is available only to offset interest income on the corresponding note; it cannot be used as a deduction to the extent it exceeds taxable note interest. The adjusted tax basis which an investor has in a note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the investor would recognize a larger taxable capital gain, or a smaller capital loss, on the sale or other disposition of the note. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the notes.

    If an investor purchases in a secondary market transaction a note which was originally issued with original issue discount for an amount which is less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price, i.e., the original issue price plus any accrued original issue discount as those terms are described above, the excess is referred to for tax purposes as 'acquisition premium.' The investor would be permitted to reduce the daily portions of original issue discount the investor would otherwise include in income by an amount corresponding to the ratio of (1) the excess of the investor's purchase price for the note over the adjusted issue price of the note as of the purchase date to (2) the excess of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

    Election to Treat All Interest as Original Issue Discount. An investor may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading 'Purchase at a Discount' with modifications described below. For purposes of this election, interest includes:

        qualified stated interest,

        original issue discount,

        de minimis original issue discount,

        market discount,

        de minimis market discount, and

        unstated interest,

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as adjusted by any amortizable bond premium or acquisition premium.

    In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing investor's adjusted basis in the note immediately after its acquisition. The issue date of the note will be the date of its acquisition by the electing investor, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the Internal Revenue Service. Investors should consult with their own tax advisors as to the effect in their circumstances of making this election.

    Short-Term Obligations. One or more classes of notes of a series may be subject to certain additional rules applicable to 'short-term obligations' if they are treated as having a maturity date of not more than one year from the date of issuance. For this purpose, such maturity date generally would be the last possible date that the obligation could be outstanding by its terms, without regard to 'remote or incidental' contingencies (including defaults). In general, an individual or other cash method holder of a short-term obligation is not required to accrue OID for federal income tax purposes unless it elects to do so. Noteholders who report income for federal income tax purposes on the accrual method of accounting and certain other holders are required to include OID on short-term obligations on a straight-line basis, unless an election is made to accrue the OID according to a constant yield basis. In the case of a holder who is not required and does not elect to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term obligation will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant interest method based on daily compounding) through the date of sale, exchange or retirement. In addition, non-electing holders who are not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term obligations in an amount not exceeding the deferred interest income, until such deferred interest income is realized. For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term obligation, including stated interest, are included in the short-term obligation's stated redemption price at maturity.

    Foreign Investors. Special tax rules apply to the purchase of notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not

       (1)  a citizen or resident of the United States,

       (2) an entity taxable as a corporation or treated as a partnership for United States federal income tax purposes, which is created or organized in or under the laws of the United States, any state therein or the District of Columbia,

       (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

       (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the

                                       83
    trust or an eligible trust that has elected to be treated as a United States person.

    Interest paid or accrued to a foreign investor that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered 'portfolio interest' and generally will not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the trust or a controlled foreign corporation related to the trust through stock ownership. Additionally, the foreign investor must provide or have a financial institution provide on its behalf to the trust or paying agent an appropriate statement (generally on Form W-8BEN), that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign investor must provide a new Form W-8BEN within 30 days. The Form W-8BEN is generally otherwise effective until the beginning of the fourth year after it is signed or re-executed. A foreign entity treated as a partnership for United States federal income tax purposes would provide a Form W-8IMY for itself and a Form W-8BEN (or other appropriate certification) from each of its foreign partners. If the foreign investor fails to satisfy these requirements so that interest on the investor's notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form W-8BEN containing the appropriate information (which will include the foreign investor's U.S. taxpayer identification number if the notes are not actively traded) for claiming the treaty benefits. This form is effective until a change in circumstances makes any information on the form incorrect, provided that at least one payment is reported to the investor annually on IRS Form 1042-S.

    The realization of any capital gain on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that

       (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor and

       (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year.

    If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

    If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. At the same time, the noteholder may be exempt from withholding tax if a Form W-8ECI is furnished to the paying agent. Form W-8ECI generally is effective until the

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beginning of the fourth year after the form is signed (including re-executed), but the form must be updated and re-executed within 30 days of a change in circumstances that has made any information in the form incorrect. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its 'effectively connected earnings and profits' for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

    If a foreign investor fails to provide necessary documentation to the trust or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a backup withholding tax may be applied to note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

STATE AND LOCAL TAX CONSEQUENCES

    Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of purchasing, holding or disposing of the notes and no opinions of counsel have been obtained regarding state tax matters. ACCORDINGLY, THE DEPOSITOR RECOMMENDS THAT YOU CONSULT YOUR OWN TAX ADVISORS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes specific requirements on employee benefit plans subject to ERISA and prohibits some transactions between ERISA-regulated plans and persons who are 'parties in interest,' as defined under ERISA, with respect to assets of these plans. Section 4975 of the Internal Revenue Code prohibits a similar set of transactions between specified plans or individual retirement accounts and persons who are 'disqualified persons,' as defined in the Internal Revenue Code, with respect to Internal Revenue Code-regulated plans. Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code and assets of the plans may be invested in the notes, subject to the provisions of other applicable federal, state, local or other laws or regulations including
Section 503 of the Internal Revenue Code.

    Investments by ERISA-regulated plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments comply with the terms of the documents governing the ERISA-regulated plan. Before investing in the notes, an ERISA-regulated plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA plan.

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PROHIBITED TRANSACTIONS

    In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest and disqualified persons from engaging in some transactions involving the plans or plan assets of the plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code of 1986, as amended and Sections 502(i) and 502(1) of ERISA provide for the imposition of excise taxes and civil penalties on persons that engage or participate in prohibited transactions. The originators,

        depositor,

        underwriters,

        servicer,

        indenture trustee or

        owner trustee,

or their affiliates may be considered or may become parties in interest or disqualified persons with respect to a plan. If so, the acquisition or holding of the notes by, on behalf of or with plan assets of the plan may be considered to give rise to a prohibited transaction within the meaning of ERISA and/or
Section 4975 of the Internal Revenue Code, unless an administrative exemption described below or some other exemption is available.

    Unless otherwise permitted under ERISA or covered by an exemption issued by the U.S. Department of Labor, the notes may not be purchased with the assets of a plan if the originators, depositor, the underwriters, the servicer, the indenture trustee, or the owner trustee or any of their affiliates either;

       (a) has discretionary authority or control with respect to the investment or management of the assets; or

       (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets under an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular needs of the plan; or

       (c) is an employer of employees covered under the plan unless the investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

    In addition to the foregoing, transactions involving the owner trust could constitute prohibited transactions under ERISA and the Internal Revenue Code for a plan that purchases the notes if the underlying assets held in the owner trust are deemed to be plan assets. Section 2510.3-101 of the U.S. Department of Labor's Regulations ('the Plan Asset Regulations') defines the term 'plan assets' for purposes of applying the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. Briefly, under the Plan Asset Regulations, in most cases, when a plan acquires an 'equity interest' in another entity, the underlying assets of that entity may be considered to be plan assets unless certain exceptions apply. The Plan Asset

                                       86

Regulations provide that the term 'equity interest' means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no 'substantial equity features.' Notwithstanding the foregoing, unless otherwise indicated in the prospectus supplement, the notes are considered debt with no substantial equity features and thus should not constitute plan assets. Without regard to whether the assets of the owner trust are considered to be plan assets, the acquisition or holding of the notes on behalf of a plan could be considered to give rise to a prohibited transaction if the owner trust or any of its affiliates is or becomes party to interest with respect to such plan.

    Depending on the relevant facts and circumstances, some prohibited transaction exemptions may apply to the purchase or holding of the notes and/or the above-described transactions -- for example,

        Prohibited Transaction Class Exemption ('PTCE') 96-23, which exempts transactions effected on behalf of a plan by an in-house asset manager;

        PTCE 95-60, which exempts transactions between insurance company general accounts and parties in interest;

        PTCE 91-38, which exempts transactions between bank collective investment funds and parties in interest;

        PTCE 90-1, which exempts transactions between insurance company pooled separate accounts and parties in interest;

        PTCE 84-14, which exempts transactions effected on behalf of a plan by a qualified professional asset manager; or

        PTCE 2002-41, which exempts transactions related to the acquisition of securities on behalf of a plan in investment pools holding certain types of assets.

There can be no assurance that any of these exemptions will apply with respect to any plan's investment in the notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

    Due to the complexity of these rules and the penalties imposed, any fiduciary or other plan investor who proposes to invest assets of a plan in the notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Internal Revenue Code of doing so.

                              RATINGS OF THE NOTES

    The owner trust will not sell notes of a series unless one or more nationally recognized rating agencies rate the notes of that series in a rating category that signifies investment grade. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.

                                       87

    The rating of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

                                USE OF PROCEEDS

    The proceeds from the sale of the notes of each series, after funding any pre-funding account or capitalized interest account and a portion of the cash collateral account or other form of credit enhancement for the series, and after paying the expenses of the depositor, will be used by the depositor to pay the purchase price due to CIT Financial USA and any of its other affiliated sellers, under the purchase and sale agreement or the trust through which the depositor has arranged a warehouse receivables securitization facility relating to the financing of contracts sold by the depositor to the owner trust. That trust will use proceeds it receives to make payments on that facility.

                              PLAN OF DISTRIBUTION

    The owner trust may sell notes to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell notes directly to other purchasers or through agents. The depositor intends to offer the notes through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of these methods.

    The originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make.

    Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

                                 LEGAL MATTERS

    Schulte Roth & Zabel LLP, New York, New York, will provide a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the depositor, the seller, the originators, the servicer and the administrator. Other legal matters for underwriters will be passed upon by counsel to underwriters. If an owner trust is formed pursuant to the laws of the State of Delaware, certain legal matters will be passed upon for the owner trust by its special Delaware counsel named in the related prospectus supplement.

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                      WHERE YOU CAN FIND MORE INFORMATION

    Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy the reports, proxy statements and other information at the following regional office of the Securities and Exchange Commission:

                          Chicago Regional Office
                          Citicorp Center
                          500 West Madison Street, Suite 1400
                          Chicago, IL 60661

    Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

    The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it. This means that offerors can disclose important information to you by referring you to those documents. The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the Securities and Exchange Commission will automatically update and supersede this information.

    All documents filed by the servicer, on behalf of a respective owner trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus.

    If you are a beneficial owner of the notes to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address requests to:
The CIT Group, Inc., at 1 CIT Drive, Livingston, New Jersey 07039, Telephone No. (973) 740-5000.

                                       89

                                 INDEX OF TERMS

TERM                                                          PAGE
----                                                          ----
CIT.........................................................  5, 25
CIT Financial USA...........................................      5
Commission..................................................     26
contract pool principal balance.............................      7
contract principal balance..................................      7
DTC.........................................................     60
EF..........................................................     27
ERISA.......................................................     85
Funding Period..............................................  8, 71
Newcourt....................................................     26
Plan Asset Regulations......................................     86
PTCE........................................................     87
VTF.........................................................     26

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                       CIT EQUIPMENT COLLATERAL 2003-EF1
                            RECEIVABLE-BACKED NOTES

                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR

                    THE CIT GROUP/EQUIPMENT FINANCING, INC.
                                    SERVICER

         THE DEPOSITOR AND SERVICER ARE SUBSIDIARIES OF CIT GROUP INC.

                                   [CIT LOGO]

                       Underwriters of the Class A Notes

                              WACHOVIA SECURITIES
                                    JPMORGAN
                         BANC OF AMERICA SECURITIES LLC
                                BARCLAYS CAPITAL
                            DEUTSCHE BANK SECURITIES

            Underwriters of the Class B Notes and the Class C Notes

                              WACHOVIA SECURITIES
                                    JPMORGAN

    You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the notes in any state where it is not permitted.

    Until December 16, 2003, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. Dealers acting as underwriters also have an obligation to deliver a prospectus supplement and prospectus with respect to their unsold allotments or subscriptions.